STOCK AND ASSET PURCHASE AGREEMENT

                                BY AND BETWEEN

                             CYGNE DESIGNS, INC.,

                        CYGNE GROUP (F.E.) LIMITED,

                        ANNTAYLOR STORES CORPORATION

                                   AND

                             ANNTAYLOR, INC.

                           DATED AS OF JUNE 7, 1996


                              TABLE OF CONTENTS

                                                               PAGE

          I.  TRANSFER OF ASSETS AND LIABILITIES  . . . . . . .   2
                    1.1  Assets to be Sold  . . . . . . . . . .   2
                    1.2  Consideration  . . . . . . . . . . . .   8
                    1.3  Closing  . . . . . . . . . . . . . . .  10
                    1.4  Deliveries by Seller . . . . . . . . .  10
                    1.5  Deliveries by Buyer  . . . . . . . . .  12
                    1.6  Post-Closing Adjustments . . . . . . .  14
                    1.7  Allocation of Purchase Price . . . . .  19
                    1.8  Assumed Liabilities  . . . . . . . . .  20

          II.  RELATED MATTERS  . . . . . . . . . . . . . . . .  20
                    2.1  Ancillary Agreements . . . . . . . . .  20
                    2.2  Receivables Settlement . . . . . . . .  22
                    2.3  Finished Goods . . . . . . . . . . . .  22
                    2.4  Joint Venture Agreement  . . . . . . .  23
                    2.5  Leases . . . . . . . . . . . . . . . .  23
                    2.6  Meyer Employment Agreement . . . . . .  23
                    2.7  Mail Received After Closing  . . . . .  24
                    2.8  Employees, Benefit Plans . . . . . . .  24

          III.  REPRESENTATIONS AND WARRANTIES OF SELLER  . . .  30
                    3.1  Organization of Seller and CAT;
                         Authority  . . . . . . . . . . . . . .  30
                    3.2  No Violation; Consents and Approvals .  32
                    3.3  Seller Financial Statements  . . . . .  36
                    3.4  CAT Financial Statements.  . . . . . .  37
                    3.5  Combined Entity Financial Statements .  39
                    3.6  Absence of Seller Undisclosed
                         Liabilities  . . . . . . . . . . . . .  42
                    3.7  Absence of CAT Undisclosed Liabilities  42
                    3.8  Absence of Division Undisclosed
                         Liabilities  . . . . . . . . . . . . .  42
                    3.9  Absence of Certain Changes or Events .  43
                    3.10  Title to CAT Shares . . . . . . . . .  43
                    3.11  Title to Assets; Leased Property  . .  45
                    3.12  Litigation/Claims . . . . . . . . . .  50
                    3.13  Employee Benefit Plans  . . . . . . .  51
                    3.14  Certain Contracts and Arrangements  .  52
                    3.15  Compliance with Laws; Licenses  . . .  55
                    3.16  Insurance . . . . . . . . . . . . . .  56
                    3.17  Labor Matters . . . . . . . . . . . .  57
                    3.18  Assets of the Division Business . . .  59
                    3.19  Disclosure  . . . . . . . . . . . . .  59
                    3.20  Environmental Matters . . . . . . . .  60
                    3.21  Opinion of Financial Advisor  . . . .  62
                    3.22  Brokers . . . . . . . . . . . . . . .  62
                    3.23  Intellectual Property . . . . . . . .  63
                    3.24  Absence of Violations of Quotas and
                          Visas . . . . . . . . . . . . . . . .  63
                    3.25  No Tariffs or Duties  . . . . . . . .  63
                    3.26  Compliance with U.S. Customs and
                          Trade Laws  . . . . . . . . . . . . .  64
                    3.27  SEC Documents . . . . . . . . . . . .  64
                    3.28  Compliance with Laws by CAT; Licenses  65
                    3.29  CAT Taxes . . . . . . . . . . . . . .  66
                    3.30  Acquisition of the ATSC Common
                          Stock for Investment; Securities Act   68
                    3.31  Suppliers . . . . . . . . . . . . . .  69
                    3.32  Disclaimer of Other Representations
                          and Warranties  . . . . . . . . . . .  69

          IV.  REPRESENTATIONS AND WARRANTIES OF ATSC AND BUYER  70
                    4.1  Organization of ATSC and Buyer;
                         Authority  . . . . . . . . . . . . . .  70
                    4.2  No Violation; Consents and Approvals .  72
                    4.3  Litigation/Claims  . . . . . . . . . .  75
                    4.4  SEC Documents and Other Reports  . . .  76
                    4.5  Capital Stock  . . . . . . . . . . . .  77
                    4.6  Absence of Certain Changes or Events .  78
                    4.7  Information Supplied . . . . . . . . .  78
                    4.8  Brokers  . . . . . . . . . . . . . . .  78
                    4.9  Disclaimer of Other Representations
                         and Warranties . . . . . . . . . . . .  79

          V.  COVENANTS OF THE PARTIES  . . . . . . . . . . . .  79
                    5.1  Conduct of the Division Business . . .  79
                    5.2  Access to Information; Confidentiality  83
                    5.3  Financial Statements . . . . . . . . .  84
                    5.4  Reasonable Best Efforts  . . . . . . .  87
                    5.5  Consents . . . . . . . . . . . . . . .  87
                    5.6  Antitrust Notification . . . . . . . .  88
                    5.7  Public Announcements . . . . . . . . .  88
                    5.8  Access to Books and Records Following
                         the Closing  . . . . . . . . . . . . .  89
                    5.9  Other Transactions . . . . . . . . . .  89
                    5.10  Discharge of Liens  . . . . . . . . .  90
                    5.11  Resignations  . . . . . . . . . . . .  90
                    5.12  Insurance . . . . . . . . . . . . . .  90
                    5.13  Supplementary Disclosure  . . . . . .  91
                    5.14  Brazil Sourcing . . . . . . . . . . .  91
                    5.15  Letters of Credit . . . . . . . . . .  92
                    5.16  Amendment . . . . . . . . . . . . . .  92
                    5.17  Proxy Statement; Stockholder Approval  93
                    5.18  Occupancy . . . . . . . . . . . . . .  95
                    5.19  Transfer Taxes  . . . . . . . . . . .  96
                    5.20  Conduct of ATSC Business  . . . . . .  96

          VI.  CONDITIONS TO OBLIGATIONS OF BOTH PARTIES  . . .  97
                    6.1  Conditions . . . . . . . . . . . . . .  97

          VII.  CONDITIONS TO OBLIGATIONS OF SELLER . . . . . .  98
                    7.1  Conditions . . . . . . . . . . . . . .  98

          VIII.  CONDITIONS TO OBLIGATIONS OF BUYER . . . . . . 100
                    8.1  Conditions . . . . . . . . . . . . . . 100

          IX.  TERMINATION, AMENDMENT AND WAIVER  . . . . . . . 102
                    9.1  Termination  . . . . . . . . . . . . . 102
                    9.2  Procedure and Effect of Termination  . 103
                    9.3  Other Remedies . . . . . . . . . . . . 104

          X.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION  . . 104
                    10.1  Survival of Representations . . . . . 104
                    10.2  Seller's Agreement to Indemnify . . . 104
                    10.3  Seller's Limitation of Liability  . . 106
                    10.4  Buyer's Agreement to Indemnify  . . . 108
                    10.5  Buyer's Limitation of Liability . . . 109
                    10.6  Conditions of Indemnification . . . . 110
                    10.7  Exclusive Remedies  . . . . . . . . . 112
                    10.8  Transfer Pricing  . . . . . . . . . . 113
                    10.9  Claims Against CAT Directors and
                          Officers  . . . . . . . . . . . . . . 113

          XI.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . 113
                    11.1  Fees and Expenses . . . . . . . . . . 113
                    11.2  Further Assurances  . . . . . . . . . 114
                    11.3  Notices . . . . . . . . . . . . . . . 114
                    11.4  Entire Agreement  . . . . . . . . . . 116
                    11.5  Severability  . . . . . . . . . . . . 116
                    11.6  Binding Effect; Assignment  . . . . . 116
                    11.7  Amendment, Modification and Waiver  . 117
                    11.8  Third-Party Beneficiaries . . . . . . 117
                    11.9  Counterparts  . . . . . . . . . . . . 118
                    11.10  Bulk Sales . . . . . . . . . . . . . 118
                    11.11  Interpretation . . . . . . . . . . . 118
                    11.12  Governing Law  . . . . . . . . . . . 119

                              Annexes and Exhibits

          Annex I . . . . . . . . . . . . . .  Division Fabric and Trim

          Annex II  . . . . . . . . . . . . . . . .   Assumed Contracts

          Annex III . . . . . . . . . . . . . . . . .  Net Fixed Assets

          Annex IV  . . . . . . . . . . . . . . . . . .  Lease Deposits

          Exhibit A   . . . . . . . . . . . . . . . . . .  Bill of Sale

          Exhibit B . . . . . . .   Assignment and Assumption Agreement

          Exhibit C . . . . . . . . . . . . . . . . . . .   Undertaking

          Exhibit D . . . . . . . . . . . . . . . .  Advance Instrument

          Exhibit E . . . . . . . . . . . . . . . . .  Pledge Agreement

          Exhibit F . . . . . . . . .  NY Transition Services Agreement

          Exhibit G . . . . . . .   Miami Transition Services Agreement

          Exhibit H . . . . . . . . . . .   Manuel Consulting Agreement

          Exhibit I . . . . . . . . . . .   Benson Consulting Agreement

          Exhibit J . . . . . . . . . . . . . .  Stockholders Agreement

          Exhibit K . . . . . . . . . . . . . . . . . .  Florence Lease

          Exhibit L . . . . . . . . .  Legal Opinion of Buyer's Counsel

          Exhibit M . . . . . . . .   Legal Opinion of Seller's Counsel

                                    GLOSSARY
                                                                   PAGE

          Agreement . . . . . . . . . . . . . . . . . . . . . . .     1
          Seller  . . . . . . . . . . . . . . . . . . . . . . . .     1
          CGFE  . . . . . . . . . . . . . . . . . . . . . . . . .     1
          ATSC  . . . . . . . . . . . . . . . . . . . . . . . . .     1
          Buyer . . . . . . . . . . . . . . . . . . . . . . . . .     1
          Joint Venture Agreement . . . . . . . . . . . . . . . .     1
          CAT-US  . . . . . . . . . . . . . . . . . . . . . . . .     1
          CAT-Far East  . . . . . . . . . . . . . . . . . . . . .     1
          CAT . . . . . . . . . . . . . . . . . . . . . . . . . .     1
          Division  . . . . . . . . . . . . . . . . . . . . . . .     1
          Division Business . . . . . . . . . . . . . . . . . . .     1
          CAT US Shares . . . . . . . . . . . . . . . . . . . . .     2
          CAT Far East Shares . . . . . . . . . . . . . . . . . .     2
          CAT Shares  . . . . . . . . . . . . . . . . . . . . . .     2
          Closing . . . . . . . . . . . . . . . . . . . . . . . .     2
          Liens . . . . . . . . . . . . . . . . . . . . . . . . .     3
          Inventory . . . . . . . . . . . . . . . . . . . . . . .     3
          Division Fabric and Trim  . . . . . . . . . . . . . . .     3
          Capital Leases  . . . . . . . . . . . . . . . . . . . .     3
          Contracts . . . . . . . . . . . . . . . . . . . . . . .     3
          NY Facility . . . . . . . . . . . . . . . . . . . . . .     4
          NY Lease  . . . . . . . . . . . . . . . . . . . . . . .     4
          FWM Lease . . . . . . . . . . . . . . . . . . . . . . .     4
          CAT Sublease  . . . . . . . . . . . . . . . . . . . . .     4
          Net Fixed Assets  . . . . . . . . . . . . . . . . . . .     4
          Intellectual Property . . . . . . . . . . . . . . . . .     6
          Books and Records . . . . . . . . . . . . . . . . . . .     6
          Assets  . . . . . . . . . . . . . . . . . . . . . . . .     6
          Bill of Sale  . . . . . . . . . . . . . . . . . . . . .     7
          Subleases . . . . . . . . . . . . . . . . . . . . . . .     7
          Assignment and Assumption Agreements  . . . . . . . . .     7
          Other Instruments . . . . . . . . . . . . . . . . . . .     7
          ATSC Common Stock . . . . . . . . . . . . . . . . . . .     8
          Stock Consideration . . . . . . . . . . . . . . . . . .     9
          Average Trading Price . . . . . . . . . . . . . . . . .     9
          Inventory Consideration . . . . . . . . . . . . . . . .     9
          Fixed Asset Consideration . . . . . . . . . . . . . . .     9
          Purchase Price  . . . . . . . . . . . . . . . . . . . .     9
          Undertaking . . . . . . . . . . . . . . . . . . . . . .     9
          Accounts Payable  . . . . . . . . . . . . . . . . . . .    10
          Advance Instrument  . . . . . . . . . . . . . . . . . .    10
          Advances  . . . . . . . . . . . . . . . . . . . . . . .    10
          Liabilities . . . . . . . . . . . . . . . . . . . . . .    10
          Closing Date  . . . . . . . . . . . . . . . . . . . . .    10
          Bank Account  . . . . . . . . . . . . . . . . . . . . .    13
          GAAP  . . . . . . . . . . . . . . . . . . . . . . . . .    14
          Estimated Amount  . . . . . . . . . . . . . . . . . . .    14
          Net Fixed Asset Value . . . . . . . . . . . . . . . . .    14
          Initial Payment Amount  . . . . . . . . . . . . . . . .    14
          Pledged Amount  . . . . . . . . . . . . . . . . . . . .    15
          Seller Statement  . . . . . . . . . . . . . . . . . . .    15
          Statement of Objection  . . . . . . . . . . . . . . . .    15
          Closing Date Statement  . . . . . . . . . . . . . . . .    15
          Reviewing Accountants . . . . . . . . . . . . . . . . .    16
          Accountant Statement  . . . . . . . . . . . . . . . . .    16
          Adjusted Net Book Value . . . . . . . . . . . . . . . .    17
          Pledge Agreement  . . . . . . . . . . . . . . . . . . .    18
          Code  . . . . . . . . . . . . . . . . . . . . . . . . .    19
          IRS . . . . . . . . . . . . . . . . . . . . . . . . . .    20
          Stockholders Agreement  . . . . . . . . . . . . . . . .    21
          Florence Facility . . . . . . . . . . . . . . . . . . .    21
          Florence Lease  . . . . . . . . . . . . . . . . . . . .    21
          Ancillary Agreements  . . . . . . . . . . . . . . . . .    21
          Accounts Receivable Estimate  . . . . . . . . . . . . .    22
          Receivables Payment Amount  . . . . . . . . . . . . . .    22
          Employment Agreements . . . . . . . . . . . . . . . . .    24
          Affected Employees  . . . . . . . . . . . . . . . . . .    24
          CAT Employees . . . . . . . . . . . . . . . . . . . . .    24
          Hired Employees . . . . . . . . . . . . . . . . . . . .    25
          Continued Employees . . . . . . . . . . . . . . . . . .    25
          Prior Welfare Plans . . . . . . . . . . . . . . . . . .    26
          Replacement Welfare Plans . . . . . . . . . . . . . . .    26
          COBRA . . . . . . . . . . . . . . . . . . . . . . . . .    26
          Material Adverse Effect . . . . . . . . . . . . . . . .    31
          Seller Disclosure Schedule  . . . . . . . . . . . . . .    31
          Seller Related Instruments  . . . . . . . . . . . . . .    31
          Governmental Entities . . . . . . . . . . . . . . . . .    34
          HSR Act . . . . . . . . . . . . . . . . . . . . . . . .    34
          Exchange Act  . . . . . . . . . . . . . . . . . . . . .    34
          1996 Balance Sheet  . . . . . . . . . . . . . . . . . .    36
          Audited Financial Statements  . . . . . . . . . . . . .    36
          Financial Statements  . . . . . . . . . . . . . . . . .    36
          CAT 1996 Balance Sheet  . . . . . . . . . . . . . . . .    37
          CAT Audited Financial Statements  . . . . . . . . . . .    38
          CAT Financial Statements  . . . . . . . . . . . . . . .    38
          Combined Entity . . . . . . . . . . . . . . . . . . . .    39
          Combined Entity 1996 Balance Sheet  . . . . . . . . . .    39
          Combined Entity Audited Financial Statements  . . . . .    39
          Combined Entity Unaudited Financial Statements  . . . .    40
          Combined Entity Financial Statements  . . . . . . . . .    40
          Permitted Liens . . . . . . . . . . . . . . . . . . . .    46
          Miami Lease . . . . . . . . . . . . . . . . . . . . . .    47
          Leases  . . . . . . . . . . . . . . . . . . . . . . . .    47
          Miami Facility  . . . . . . . . . . . . . . . . . . . .    47
          Leased Properties . . . . . . . . . . . . . . . . . . .    47
          Plans . . . . . . . . . . . . . . . . . . . . . . . . .    51
          ERISA Affiliate . . . . . . . . . . . . . . . . . . . .    51
          ERISA . . . . . . . . . . . . . . . . . . . . . . . . .    51
          Division Contracts  . . . . . . . . . . . . . . . . . .    53
          Permits . . . . . . . . . . . . . . . . . . . . . . . .    56
          Environmental Laws  . . . . . . . . . . . . . . . . . .    60
          Environmental Claim . . . . . . . . . . . . . . . . . .    60
          Hazardous Materials . . . . . . . . . . . . . . . . . .    61
          PCBs  . . . . . . . . . . . . . . . . . . . . . . . . .    62
          SEC . . . . . . . . . . . . . . . . . . . . . . . . . .    64
          Seller SEC Documents  . . . . . . . . . . . . . . . . .    64
          Securities Act  . . . . . . . . . . . . . . . . . . . .    64
          Tax . . . . . . . . . . . . . . . . . . . . . . . . . .    67
          Taxes . . . . . . . . . . . . . . . . . . . . . . . . .    67
          Tax Return  . . . . . . . . . . . . . . . . . . . . . .    68
          Buyer Related Instruments . . . . . . . . . . . . . . .    71
          Buyer Disclosure Schedule . . . . . . . . . . . . . . .    75
          ATSC SEC Documents  . . . . . . . . . . . . . . . . . .    76
          Confidentiality Agreements  . . . . . . . . . . . . . .    84
          Combined Entity 1994 Audited Financial Statements . . .    85
          Subsequent Monthly Financial Statements . . . . . . . .    85
          CAT Subsequent Monthly Financial Statements . . . . . .    85
          Combined Entity Subsequent Monthly Financial
               Statements . . . . . . . . . . . . . . . . . . . .    85
          Subsequent Quarterly Financial Statements . . . . . . .    85
          CAT Subsequent Quarterly Financial Statements . . . . .    85
          Combined Entity Subsequent Quarterly Financial
               Statements . . . . . . . . . . . . . . . . . . . .    85
          Subsequent Financial Statements . . . . . . . . . . . .    85
          CAT Subsequent Financial Statements . . . . . . . . . .    86
          Combined Entity Subsequent Financial Statements . . . .    86
          Exclusivity Period  . . . . . . . . . . . . . . . . . .    89
          Existing Gordon Agreement . . . . . . . . . . . . . . .    92
          Commission  . . . . . . . . . . . . . . . . . . . . . .    93
          Preliminary Proxy Materials . . . . . . . . . . . . . .    93
          Annual Meeting  . . . . . . . . . . . . . . . . . . . .    93
          Proposal  . . . . . . . . . . . . . . . . . . . . . . .    93
          Proxy Statement . . . . . . . . . . . . . . . . . . . .    94
          Transfer Taxes  . . . . . . . . . . . . . . . . . . . .    96
          Buyer Group . . . . . . . . . . . . . . . . . . . . . .   104
          Damages . . . . . . . . . . . . . . . . . . . . . . . .   105
          Seller Claims . . . . . . . . . . . . . . . . . . . . .   106
          Buyer's Deductible  . . . . . . . . . . . . . . . . . .   107
          Seller Group  . . . . . . . . . . . . . . . . . . . . .   108
          Buyer Claims  . . . . . . . . . . . . . . . . . . . . .   109
          Claims  . . . . . . . . . . . . . . . . . . . . . . . .   109
          Seller's Deductible . . . . . . . . . . . . . . . . . .   110
          Failure of Condition  . . . . . . . . . . . . . . . . .   112
          Waiving Party . . . . . . . . . . . . . . . . . . . . .   112
          person  . . . . . . . . . . . . . . . . . . . . . . . .   118
          affiliate . . . . . . . . . . . . . . . . . . . . . . .   119


                       STOCK AND ASSET PURCHASE AGREEMENT

                    STOCK AND ASSET PURCHASE AGREEMENT, dated as of June 7, 1996 (the "Agreement"), by and between CYGNE DE-SIGNS, INC., a Delaware corporation ("Seller"), CYGNE GROUP (F.E.) LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Seller ("CGFE"), ANNTAYLOR STORES CORPORATION, a Delaware corporation ("ATSC"), and ANNTAYLOR, INC., a Delaware corporation and a wholly owned subsidiary of ATSC ("Buyer").

                               W I T N E S S E T H

                    WHEREAS, pursuant to that certain Agreement, dated July 13, 1993 (the "Joint Venture Agreement"), by and among Seller, CGFE, CAT US, Inc., a Delaware corporation ("CAT-US"), C.A.T. (Far East) Limited, a Hong Kong corporation ("CAT-Far East" and, together with CAT-US, "CAT"), and Buyer, Seller and Buyer own 60% and 40%, respectively, of the outstanding capital stock of CAT, which serves as a fully dedicated direct sourcing capability for Buyer;

                    WHEREAS, Seller, through its AnnTaylor Woven
          Division (the "Division"), serves as a private label design-er, merchandiser and manufacturer of women's apparel for Ann Taylor (the "Division Business");

                    WHEREAS, Seller desires to sell to Buyer and Buyer desires to acquire from Seller (i) all of the shares of common stock, par value $.01 per share, of CAT-US owned by Seller (the "CAT US Shares"); and (ii) certain of the assets of the Division as more fully described herein; and

                    WHEREAS, CGFE desires to sell to Buyer and Buyer desires to acquire from CGFE all the shares of common stock, par value $1 HK per share, of CAT-Far East owned by CGFE (the "CAT Far East Shares" and, together with the CAT US Shares, the "CAT Shares").

                    NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agree-ments and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:

          I.  TRANSFER OF ASSETS AND LIABILITIES.

                    1.1  Assets to be Sold.

                         (a) Upon the terms and subject to the condi-tions of this Agreement, at the closing provided for in
          Section 1.3 hereof (the "Closing"), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, the follow-ing:

                              (i)  all right, title and interest in
          and to the CAT US Shares, free and clear of all liens, encumbrances, security interests, mortgages, pledges, claims, options or restrictions of any kind, other than restrictions on transfer imposed under federal and state securities laws (collectively, "Liens");

                             (ii)  the following items of inventory
          (the "Inventory"): (x) fabric and trim owned by Seller for use by the Division in the production of merchandise for Buyer ("Division Fabric and Trim") as of February 3, 1996 and identified on Annex I hereto to the extent not used as of the Closing Date in the production of merchandise for Buyer; (y) Division Fabric and Trim purchased since February 3, 1996 pursuant to written commitments or purchase orders issued by Buyer to the extent not used as of the Closing Date in the production of merchandise for Buyer and (z) work-in-progress owned by Seller for use by the Division in the production of merchandise for Buyer pursuant to purchase orders issued by Buyer;

                            (iii)  the capital leases and other agree-
          ments relating to equipment located on the fifth, sixth and nineteenth floors of Seller's facility located at 1372 Broadway, New York City, New York (the "NY Facility") and at the Florence Facility (as hereinafter defined), to the extent they relate to the Division Business and are listed on and marked with an asterisk on Annex II hereto (collec-tively, the "Capital Leases") and other contracts, personal property leases and other commitments to which Seller is a party to the extent they relate to the Division Business and are listed on Annex II hereto (collectively with the Capital Leases, the "Contracts");

                             (iv)  Seller's or its affiliate's rights
          as tenant in accordance with Section 1.1(b) hereof (A) with respect to the sixth floor of the NY Facility under the Agreement of Lease, dated August 7, 1991, between Seller, as tenant, and Nineteen New York Properties Limited Partner-ship, as landlord, as amended (as it relates to the sixth floor only, the "NY Lease"), and (B) with respect to the fifth and nineteenth floors of the NY Facility under the Agreement of Lease, dated June 24, 1994, between Fenn, Wright and Manson, Incorporated, as tenant, and Nineteen New York Properties Limited Partnership, as landlord (as it relates to the fifth and nineteenth floors only, the "FWM Lease"), as amended by that certain sublease, dated February 28, 1995, between Fenn, Wright and Manson Incorporated, as sublessor, and CAT US, Inc., as sublessee (the "CAT Sub-lease");

                              (v)  all leasehold improvements, furni-
          ture, fixtures and equipment that meet all of the following conditions: (x) are owned by Seller or subject to a Capital Lease, (y) relate to and are used exclusively or primarily in the Division Business and (z) are located on the fifth, sixth or nineteenth floor of the NY Facility or at the Florence Facility on the Closing Date (the "Net Fixed As-sets"), including those listed on Annex III hereto;

                             (vi)  all licenses, permits, registra-
          tions, renewals thereof and applications therefor, varianc-es, exemptions, orders, approvals and authorizations issued by any governmental, regulatory or administrative agency or authority (domestic or foreign), held by Seller or any affiliate of Seller of or relating to the Division Business, including all quota allocations for the export of goods to the United States and elsewhere, necessary or desirable for the lawful conduct of the Division Business, to the extent transferable under applicable law;

                            (vii)  all purchase orders, bills of
          lading, trust receipts, warehouse receipts and other docu-ments of title of whatever kind and description relating to the Inventory;

                           (viii)  all rights under insurance policies
          covering Inventory in transit and all rights and claims under insurance policies for damage to any Assets to the extent not repaired or replaced prior to the Closing;

                             (ix)  all goodwill, intellectual property
          rights, patents, trademarks, service marks, copyrights (including all copyrights in computer software and databas-es), licenses and applications therefor (if any), know-how, processes, methods, techniques, formulae, designs, drawings, patterns, trade secrets, proprietary information, sketches, technical information, computer software, databases and other proprietary or confidential information of or relating to the Division Business and all rights in any licenses to or from any third party of or for the foregoing (collective-ly, the "Intellectual Property"), it being understood, however, that the rights to the Intellectual Property shall be non-exclusive unless such Intellectual Property relates solely to the Division Business and Seller's rights therein are exclusive;

                              (x)  all intangible assets of or relat-
          ing to the Division Business, including claims against third parties; and

                             (xi)  all books and records (including
          all computerized records and storage media and associated software) of CAT, and those relating solely to the Division Business and, to the extent practicable, those portions of Seller's other books and records that relate to the Division Business (collectively, "Books and Records"), including, without limitation, (a) all Books and Records relating to the employees of, and the purchase of materials, supplies and services for, the Division Business or CAT, but not including the tax returns, general ledger or corporate minute books and capital stock books of Seller, and (b) the tax returns, general ledger and corporate minute books and capital stock books of CAT-US and CAT-Far East (together with the items listed in clauses (ii)-(x) above, the "As-sets").

                         (b)  Such sale, conveyance, assignment,
          transfer and delivery shall be effected by delivery by Seller to Buyer or its designees of (i) stock certificates representing the CAT US Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are necessary to transfer title to the CAT US Shares to Buyer, (ii) a duly executed bill of sale in substantially the form of Exhibit A hereto (the "Bill of Sale"), (iii) a mutually satisfactory sublease agreement with respect to each of the NY Lease and the FWM Lease (the "Subleases") or, alternatively, newly negotiated leases between Buyer and the landlord of the NY Facility relating to the premises subject to the NY Lease and the FWM Lease, respectively, (iv) duly executed assignment and assumption agreements in substan-tially the form of Exhibit B hereto (the "Assignment and Assumption Agreements") with respect to each of the Con-tracts, and (v) such other good and sufficient instruments of conveyance and transfer (collectively, the "Other Instru-ments") as shall be reasonably necessary to vest in Buyer good and valid title to the CAT US Shares and the Assets, free and clear of all Liens, other than the Permitted Liens (as hereinafter defined).

                         (c) Upon the terms and subject to the condi-tions of this Agreement, at the Closing, CGFE shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from CGFE, all right, title and interest in and to the CAT Far East Shares, free and clear of all Liens. Such sale, conveyance, assignment, transfer and delivery shall be effected by delivery by CGFE to Buyer or its designees of stock certificates representing the CAT Far East Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropriate trans-fer stamps, if any, affixed, and any other documents that are necessary to transfer title to the CAT Far East Shares to Buyer.

                    1.2  Consideration.

                         (a) Upon the terms and subject to the condi-tions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the CAT Shares and the Assets, Buyer shall, in accordance with the terms of this Agreement, deliver or cause to be deliv-ered to Seller, on its own behalf and on behalf of CGFE, as their respective interests may appear, in full payment for the aforesaid sale, conveyance, assignment, transfer and delivery of the CAT Shares and the Assets:

                              (i)  the number of validly issued, fully
          paid and nonassessable shares of common stock, par value $.0068 per share, of ATSC ("ATSC Common Stock"), rounded to the nearest whole share, equal to the quotient obtained by dividing (a) $36.0 million by (b) the Average Trading Price of the ATSC Common Stock (the "Stock Consideration"); pro-vided, however, that the number of shares of ATSC Common Stock to be issued shall in no event exceed 2.5 million shares. As used in this Agreement, the "Average Trading Price" shall mean the average of the high and low sale prices of the ATSC Common Stock on the New York Stock Ex-change Composite Tape (or as reported on any other exchange on which the ATSC Common Stock is then listed) on each of the 10 consecutive trading days ending on the trading day immediately prior to the Closing Date;

                             (ii)  a dollar amount in cash equal to
          the Adjusted Net Book Value (as hereinafter defined) of the Inventory determined in accordance with Section 1.6 hereof (the "Inventory Consideration");

                            (iii)  a dollar amount in cash equal to
          the lesser of (x) the Net Fixed Asset Value (as hereinafter defined) and (y) $2,646,000 (the "Fixed Asset Consideration" and, together with the Inventory Consideration and the Stock Consideration, the "Purchase Price");

                             (iv)  the Subleases, if applicable;

                              (v)  the Assignment and Assumption
          Agreements;

                             (vi)  an undertaking substantially in the
          form of Exhibit C hereto (the "Undertaking") evidencing the assumption by Buyer of accounts payable associated with the Inventory (the "Accounts Payable"); and

                            (vii)  an instrument, substantially in the
          form of Exhibit D hereto (the "Advance Instrument"), evi-dencing the forgiveness by Buyer of $7,985,000 of outstand-ing advances (the "Advances" and, collectively with the Capital Leases and the Accounts Payable, the "Liabilities") made to Seller by Buyer.

                    1.3 Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 a.m., Eastern time, on the first business day following the Annual Meeting (as hereinafter defined) or, if the conditions to Closing set forth in Articles VI, VII and VIII hereof shall not have been satisfied or waived by such date, as soon as practica-ble after such conditions shall have been satisfied or waived, or such other place, date and time as shall be agreed upon in writing by the parties hereto. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

                    1.4 Deliveries by Seller. At the Closing, Seller and CGFE, as applicable, shall deliver or cause to be deliv-ered to Buyer (unless delivered previously) the following:

                         (a)  the stock certificates representing the
          CAT Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are reasonably necessary to transfer title to the CAT Shares to Buyer;

                         (b)  the Bill of Sale;

                         (c)  the Subleases, if applicable;

                         (d)  the Assignment and Assumption Agreements;

                         (e)  the Pledge Agreement (as hereinafter defined);

                         (f) the resignations of certain officers and directors of CAT referred to in Section 5.11 hereof;

                         (g)  the compliance certificate referred to
          in Subsection 8.1(c) hereof;

                         (h)  the opinion of counsel to Seller re-
          ferred to in Subsection 8.1(d) hereof;

                         (i)  duly executed counterparts of any con-
          sent or approval referred to in Subsection 8.1(g) hereof;

                         (j) the Ancillary Agreements (as hereinafter defined); and

                         (k)  all other documents, certificates,
          instruments or writings required to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

                    1.5 Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller (unless delivered previously) the following:

                         (a)  a stock certificate or stock certifi-
          cates representing the shares of ATSC Common Stock to be delivered to Seller in payment of the Stock Consideration, free and clear of all Liens other than as set forth in, and bearing the legend set forth in, the Stockholder's Agreement (as hereinafter defined);

                         (b)  a wire transfer of Federal or other
          immediately available funds in an amount equal to the Ini-tial Payment Amount (as hereinafter defined);

                         (c)  a wire transfer of Federal or other
          immediately available funds in amount equal to the Fixed Asset Consideration;

                         (d)  a wire transfer of Federal or other
          immediately available funds in an amount equal to the Re-ceivables Payment Amount (as hereinafter defined);

                         (e)  a wire transfer of Federal or other
          immediately available funds in an amount equal to the depos-its under the Leases (as hereinafter defined) listed on Annex IV hereto;

                         (f)  a wire transfer of Federal or other
          immediately available funds in an amount equal to the Pledged Amount (as hereinafter defined) to a bank account in the name of Buyer (the "Bank Account");

                         (g)  the Pledge Agreement;

                         (h)  the Subleases, if applicable;

                         (i)  the Assignment and Assumption Agreements;

                         (j)  the Undertaking;

                         (k)  the Advance Instrument;

                         (l) the officer's certificate referred to in Subsection 7.1(c) hereof;

                         (m) the opinion of counsel to Buyer referred to in Subsection 7.1(d) hereof;

                         (n)  the Ancillary Agreements;

                         (o)  evidence that Buyer has substituted
          letters of credit or provided an alternative form of finan-cial support for the letters of credit listed on the sched-ule delivered pursuant to Section 5.15 hereof; and

                         (p)  all other documents, certificates,
          instruments or writings reasonably required to be delivered by Buyer at or prior to the Closing pursuant to this Agree-ment or otherwise required in connection herewith.

                    The wire transfers pursuant to subparagraphs (b)
          (c) (d) and (e) above shall be made by a single wire trans-fer to an account designated in writing at least two (2) business days prior to the Closing Date by Seller.

                    1.6  Post-Closing Adjustments.

                         (a) At least five (5) business days prior to the Closing Date, Seller shall prepare and deliver to Buyer
          (i) a good faith estimate, prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied in a manner consistent with the prepara-tion of the financial statements referred to in Section 3.5 hereof, except as otherwise expressly provided below, and accompanied by a certificate of the chief financial officer of Seller to that effect, of the aggregate amount of the Adjusted Net Book Value of the Inventory determined in accordance with clause (f) below (the "Estimated Amount") as of the Closing Date, (ii) a statement, prepared in good faith in a manner consistent with the preparation of the Company's books and records during the periods reflected in the financial statements referred to in Section 3.5 hereof and accompanied by a certificate of the chief financial officer of Seller to that effect, of the aggregate amount of the net book value of the Net Fixed Assets as of the Closing Date (the "Net Fixed Asset Value"), and (iii) a schedule of all open purchase orders of Seller relating to the Division.

                         (b)  At Closing, Buyer shall (i) deliver to
          Seller an amount equal to 80% of the Estimated Amount (the "Initial Payment Amount") and (ii) cause the Bank Account to be credited with an amount equal to 20% of the Estimated Amount (the "Pledged Amount").

                         (c)  Beginning two (2) days prior to the
          Closing Date, Seller and Buyer shall jointly conduct, or shall cause to be jointly conducted by their respective independent public accountants, a physical count of all Inventory as of the Closing Date. The physical count of the Inventory shall be conducted in accordance with procedures to be mutually agreed upon by the parties' respective inde-pendent public accountants. As promptly as practicable thereafter, but in no event more than thirty (30) days following the Closing Date, Seller shall prepare or cause to be prepared and shall deliver to Buyer a reasonably detailed statement setting forth the Adjusted Net Book Value of the Inventory, determined in accordance with clause (f) below (the "Seller Statement"). Unless within thirty (30) days after its receipt of the Seller Statement Buyer shall deliv-er to Seller a reasonably detailed statement describing its objections to the Seller Statement (a "Statement of Objec-tion"), the amount of the Adjusted Net Book Value of the Inventory determined in accordance with this clause (c) shall be final and binding on the parties hereto and the Seller Statement shall be the final statement hereunder (the "Closing Date Statement"). Buyer may include in its State-ment of Objection one or more objections to items included by Seller in the Inventory that, in Buyer's good faith determination, were not properly included as Inventory pursuant to Section 1.1(a)(ii) hereof;

                         (d)  If Buyer shall deliver to Seller a
          timely Statement of Objection, Buyer and Seller and their respective independent accountants shall negotiate in good faith and use reasonable best efforts to resolve any dis-putes. If a resolution is reached, such resolution shall be final and binding on the parties and Buyer and Seller shall set forth the Adjusted Net Book Value of the Inventory on a mutually acceptable statement and such statement shall be the Closing Date Statement. If a final resolution is not reached within fifteen (15) days after Buyer has submitted its Statement of Objection, any remaining disputes shall be resolved by a third firm of independent accountants (the "Reviewing Accountants") selected jointly by the parties' independent accounting firms. The Reviewing Accountants shall be instructed to resolve any matters in dispute as promptly as practicable, but in no event more than thirty
          (30) days, and set forth their resolution in a statement setting forth the Net Book Value of the Inventory (the "Accountant Statement"). In such event, the determination of the Reviewing Accountants shall be final and binding on the parties hereto and the Accountant Statement shall be the Closing Date Statement.

                         (e) Seller and Buyer each shall pay one-half of the fees and expenses of the Reviewing Accountants. Seller and the Buyer shall cooperate with each other and the Reviewing Accountants in connection with the matters contem-plated by this Section 1.6, including Seller's preparation of and Buyer's review of the Closing Date Statement, includ-ing by furnishing such information and access to books, records (including accountants' work papers), personnel and properties as may be reasonably requested.

                         (f)  The "Adjusted Net Book Value" shall be
          equal to the tangible net book value of the Inventory, less the amount of the Liabilities, as set forth on the Closing Date Statement. The Closing Date Statement shall be pre-pared in accordance with GAAP applied in a manner consistent with the financial statements referred to in Section 3.5 hereof, except as otherwise expressly set forth in this
          Section 1.6, and except that Inventory shall be valued at cost, not the lower of cost or market. For purposes of this
          Section 1.6, the Inventory, regardless of condition, shall be valued as follows: (i) raw materials shall be valued at cost, including, without limitation, to the extent actually incurred: FOB or CF purchase price, as the case may be; inspection costs; re-dyeing and/or refinishing charges; duty; freight and brokerage charges; fabric commission; insurance; and storage charges; provided, however, that such valuation applies only to raw materials available to Buyer (i.e., excludes shrinkage); and (ii) work-in-progress shall include (A) raw material costs as determined above; and (B) making charges to the extent such charges have been paid by Seller. Notwithstanding the foregoing, finished goods rejected or canceled by Buyer prior to the Closing Date shall not be included in the Assets and such finished goods shall remain in Seller's possession.

                         (g)  At the Closing, Buyer shall pledge the
          Bank Account to Seller as security for its interest under this Section 1.6 pursuant to a Pledge Agreement in substan-tially the form of Exhibit E hereto (the "Pledge Agree-ment"). Upon delivery of the Closing Date Statement, Seller hereby releases its right and security interest in the Bank Account (but not in the proceeds thereof, to the extent such proceeds are due to Seller pursuant to this Section 1.6) automatically and without any further action required on the part of Seller.

                         (h) If the Adjusted Net Book Value set forth in the Closing Date Statement exceeds the Initial Payment Amount, Buyer shall distribute to Seller in cash out of the Pledged Amount the amount of such excess. Buyer shall retain the remainder, if any, of the Pledged Amount. Buyer shall distribute interest earned on the Pledged Amount in the Bank Account to Seller, or shall retain such interest, in proportion to the amount of the Pledged Amount distribut-ed or retained, as the case may be, by each.

                         (i) If the Adjusted Net Book Value set forth in the Closing Date Statement is less than the Initial Payment Amount, Seller shall pay the difference to Buyer in immediately available funds, plus interest on such amount from the Closing Date to the date of payment at the rate of 8% per annum. In such event, Buyer shall retain the Pledged Amount and all interest earned thereon.

                         (j) If the Adjusted Net Book Value set forth in the Closing Date Statement exceeds the Estimated Amount, then, in addition to distribution of the Pledged Amount pursuant to clause (h) above, Buyer shall pay the difference to Seller in immediately available funds, plus interest on such amount from the Closing Date to the date of payment at the rate of 8% per annum.

                    1.7 Allocation of Purchase Price. Prior to the Closing, the parties shall agree to the appropriate alloca-tion of the Purchase Price and the Liabilities among the CAT Shares and Assets, which allocation shall comply with Sec-tion 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties hereby agree that such allocation shall be conclusive and binding on each of them for purposes of federal and, where applicable, state and local tax re-turns and that they will not voluntarily take any position inconsistent therewith. The parties hereby agree to prepare and timely file all applicable Internal Revenue Service ("IRS") and other governmental authority forms, to cooperate with each other in the preparation of such forms, and to furnish each other with a copy of such forms prepared in draft, within a reasonable period prior to the filing due date thereof.

                    1.8 Assumed Liabilities. Except for liabilities and obligations expressly assumed in this Agreement, Buyer has not agreed to pay, shall not be required to assume and shall have no liability or obligation with respect to, and Seller shall indemnify and hold Buyer harmless from and against, any liability or obligation, direct or indirect, absolute or contingent, of Seller, the Division or any of their affiliates.

          II.  RELATED MATTERS.

                    2.1  Ancillary Agreements.

                         (a)  At the Closing, Seller and Buyer shall
          enter into (i) a mutually satisfactory transition services agreement relating to the CAD-CAM work stations located at the NY Facility with substantially the terms set forth on Exhibit F hereto and (ii) a mutually acceptable transition services agreement relating to the Miami Facility (as here-inafter defined) with substantially the terms set forth on Exhibit G hereto.

                         (b)  At the Closing, Seller and Buyer shall
          enter into a consulting agreement in substantially the form of Exhibit H hereto, relating to the services of Mr. Bernard
          M. Manuel.

                         (c)  At the Closing, Seller and Buyer shall
          enter into a consulting agreement in substantially the form of Exhibit I hereto, relating to the services of Mr. Irving Benson.

                         (d)  At the Closing, Seller and Buyer shall
          enter into a stockholders agreement (the "Stockholders Agreement") relating to the shares of ATSC Common Stock issued to Seller pursuant to Subsection 1.2(a)(i) hereof in substantially the form of Exhibit J hereto.

                         (e)  At the Closing, Seller or an affiliate
          of Seller and Buyer shall enter into a mutually satisfactory lease whereby Buyer shall lease certain real property in Florence, Italy (the "Florence Facility") from Seller or such affiliate with substantially the terms set forth on Exhibit K hereto (the "Florence Lease" and, collectively with the agreements listed in paragraphs (a)-(d) above, the "Ancillary Agreements").

                    2.2 Receivables Settlement. At least five (5) business days prior to the Closing Date, Seller shall deliv-er to Buyer a detailed schedule setting forth Seller's good faith estimate (the "Accounts Receivable Estimate"), accom-panied by a certificate of the chief financial officer of Seller to that effect, of the dollar amount of the accounts receivable of Seller from Buyer and CAT for finished goods that have been received, quality checked and accepted. At the Closing, Buyer shall deliver to Seller (a) a detailed statement describing its disputes, if any, to the Accounts Receivable Estimate, and (b) a wire transfer of immediately available funds in an amount equal to the Accounts Receiv-able Estimate not so disputed (the "Receivables Payment Amount"). Buyer and Seller agree to negotiate in good faith to resolve any dispute of the Accounts Receivable Estimate. If any such dispute is not resolved by the parties and their respective independent accountants within ten (10) business days after the Closing, such dispute shall be resolved by the Reviewing Accountants as promptly as practicable, and such resolution shall be final and binding on the parties. The expenses of the Reviewing Accountants shall be paid one half by each of Seller and Buyer.

                    2.3 Finished Goods. All finished goods other than those referred to in Section 2.2 hereof shall be shipped and paid for in the ordinary course of business in accordance with the relevant purchase orders; provided, however, that Seller shall pay all costs incurred or to be incurred in delivering finished goods to Buyer.

                    2.4 Joint Venture Agreement. The execution and delivery of this Agreement by each of Seller, CGFE, ATSC and Buyer shall not be construed to defeat, impair or limit in any way the rights, obligations, claims or remedies of Seller, CGFE or Buyer under the Joint Venture Agreement, including, without limitation, under Section 5 thereof.
          Upon consummation of the Closing, the Joint Venture Agree-ment shall terminate automatically and be of no further force or effect.

                    2.5 Leases. In the event Buyer enters into the Subleases at the time of Closing, (i) at Seller's election at any time within two (2) years after the Closing Date, Buyer shall assume those obligations of Seller under the NY Lease or the FWM Lease, as the case may be, that relate to the subleased premises, and (ii) the Subleases shall contain the consents of the respective landlords to the assignment described in clause (i) above.

                    2.6 Meyer Employment Agreement. Buyer shall (i) pay to Mr. Dwight Meyer any amount payable to him as a result of the consummation of transactions contemplated by this Agreement under his existing employment agreement with CAT-US and (ii) use reasonable best efforts to cause Mr. Meyer to execute and deliver a full release of all of Seller's, Buyer's and CAT's obligations to Mr. Meyer in respect of his employment by CAT prior to the Closing Date.

                    2.7 Mail Received After Closing. On and after the Closing, Buyer may receive and open all mail addressed to former employees of Seller who are Continuing Employees and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Division, the Division Business, CAT, the Assets or any of the Liabilities. Buyer agrees to deliver, or to cause to be delivered, promptly to Seller all other mail received.

                    2.8  Employees, Benefit Plans.

                         (a)  Hiring of Employees.  Buyer shall not
          have any obligation to assume or honor any employment agree-ment ("Employment Agreements") between Seller and any cur-rent or former employee of Seller. As of the Closing Date, Seller shall terminate the employment of, and Buyer shall offer employment to, employees of Seller or its affiliates who are actively employed immediately prior to the Closing Date, whose primary employment is with the Division and who have been identified to Seller in writing by Buyer as em-ployees to whom Buyer shall offer employment ("Affected Employees"). CAT employees who are employed by CAT immedi-ately prior to the Closing Date shall remain employees of CAT following the Closing Date ("CAT Employees"). All Affected Employees who accept employment with Buyer ("Hired Employees") and CAT Employees who continue employment by CAT immediately following the Closing Date, shall be referred to, collectively, as "Continued Employees".

                         (b)  Wages.  Buyer shall pay or cause to be
          paid when due to the Hired Employees the amount of all wages, salary, bonuses, commissions, incentive payments and other compensation (including, without limitation, any vacation and sick pay) or any other benefit, perquisite, cost, expense, liability or obligation attributable to services provided on and after the Closing Date. Seller shall pay or cause to be paid all amounts due to employees of Seller engaged in the Division Business, including Hired Employees, for wages, salary, bonuses, commissions, incen-tive payments and other compensation (including, without limitation, any vacation and sick pay) or any other benefit, perquisite, cost, expense, liability or obligation attribut-able to services provided prior to the Closing Date. Prior to the Closing Date, Seller shall allow (and Seller repre-sents and warrants to Buyer that it has allowed) the Hired Employees the opportunity to use all accrued or earned vacation; provided, however, that if any vacation time remains owed to the Hired Employees as of the Closing Date, Seller shall pay any and all such amounts to the Hired Employees.

                         (c)  Welfare Plans.  As of the Closing Date,
          Continued Employees shall cease to participate in the em-ployee welfare benefit plans (as such term is defined in ERISA) maintained or sponsored by Seller or its affiliates (the "Prior Welfare Plans") and shall commence to partici-pate in welfare benefit plans of Buyer or its affiliates (the "Replacement Welfare Plans"), in accordance with the terms of such plans. Seller shall be responsible for any claims by Continued Employees for benefits relating to claims incurred prior to the Closing Date (regardless of when reported) and Buyer or CAT shall be responsible for any claims incurred by Continued Employees on or after the Closing Date.

                         (d)  Workmen's Compensation Liability.  Any
          payments to be made on or after the Closing Date relating to workmen's compensation claims of Continued Employees pending at the time of Closing or arising from services provided prior to Closing shall be made by Seller or its insurance carrier.

                         (e)  COBRA Coverage.  To the extent required
          by law, Seller shall give the Affected Employees and their spouses notice of their rights to continuation coverage under Section 4980B of the Code ("COBRA") in accordance with applicable law. Seller shall continue to be responsible at all times after the Closing Date for continuation coverage under COBRA with respect to all Affected Employees, former CAT Employees and their present or former dependents.
          Seller hereby agrees to indemnify and hold harmless Buyer against any and all losses which the Buyer may incur in respect of any of the foregoing.

                         (f)  Employment Law Liabilities.

                              (i)  Seller hereby agrees to indemnify
          Buyer and its affiliates against, and agrees to hold them harmless from, any and all claims, losses, damages and expenses (including, without limitation, reasonable attorneys' fees) and other liabilities and obligations incurred or suffered as a result of any claim by any employ-ee of Seller, including any Hired Employee, that arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employ-ment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and all other statutes regulating the terms and conditions of employment), regulation or ordi-nance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Seller and the employee, arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) on or prior to the Closing Date; and

                             (ii)  Buyer hereby agrees to indemnify
          Seller and its affiliates against, and agrees to hold them harmless from, any and all claims, losses, damages and expenses (including, without limitation, reasonable attorneys' fees) and other liabilities and obligations incurred or suffered as a result of any claim by any Hired Employee that arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and all other stat-utes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Buyer and such Hired Employee, arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) subsequent to the Closing Date.

                         (g)  WARN Act Liabilities.  Seller shall
          bear, and indemnifies and holds harmless Buyer and its affiliates from and against, all direct and indirect costs, claims, losses, damages, expenses and other liabilities and obligations arising from or relating to claims made by or on behalf of the Affected Employees relating to the termination of any such person's employment by Seller or its affiliates prior to or on the Closing Date, including, but not limited to, claims in respect of the Worker Adjustment and Retrain-ing Notification Act of 1988, severance pay, salary continu-ation and similar obligations. Buyer agrees to bear, and indemnify and hold harmless Seller from and against, all direct and indirect costs, claims, losses, damages, expenses and other liabilities and obligations arising from or relat-ing to claims made by or on behalf of the Continued Employ-ees relating to the termination of any such person's employ-ment by Buyer or CAT after the Closing Date, except for claims in respect of the Worker Adjustment and Retraining Notification Act of 1988 which would not have arisen but for aggregation with terminations by Seller prior to the Closing Date.

                         (h)  No Third-Party Beneficiaries.  Nothing
          in this Section 2.8 is intended, or shall be construed, to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or reme-dies by reason of this Section 2.8.

          III.  REPRESENTATIONS AND WARRANTIES OF SELLER.

                    Seller represents and warrants to Buyer as fol-lows:

                    3.1  Organization of Seller and CAT; Authority.

                         (a)  Each of Seller, CAT-US and CAT-Far East
          is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organi-zation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted, includ-ing, without limitation, in the case of Seller, the Divi-sion. Each of Seller, CAT-US and CAT-Far East is duly qualified or licensed to do business as a foreign corpora-tion and is in good standing in each jurisdiction in which the property or assets owned, leased or operated by it or the nature of the business conducted by it makes such quali-fication necessary, except in those jurisdictions where the failure to have such power and authority or to be so duly qualified or licensed and in good standing would not, indi-vidually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, results of operations or financial condition (a "Material Adverse Effect") of the Division, CAT-US or CAT-Far East. Except as set forth in Section 3.1 of the Disclo-sure Schedule being delivered by Seller to Buyer concurrent-ly herewith (the "Seller Disclosure Schedule"), Seller does not have any subsidiaries or equity interests in any busi-ness entity engaged in the Division Business.

                         (b)  Each of Seller and CGFE has all requi-
          site corporate power and authority to enter into this Agree-ment and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (including, without limitation, as applicable, the Ancillary Agreements, the Bill of Sale, the Assignment and Assumption Agreements, and any Other Instruments, which are referred to collectively herein as the "Seller Related Instruments") and to consummate the transactions contemplat-ed hereby and thereby. The execution, delivery and perfor-mance of this Agreement and the Seller Related Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Seller and CGFE, other than approval of Seller's stockholders. This Agree-ment has been, and each of the Seller Related Instruments when executed and delivered will be, duly executed and delivered by Seller and CGFE, as applicable, and this Agree-ment constitutes, and each of the Seller Related Instruments to which it is a party will, when executed and delivered, constitute a valid and binding obligation of Seller or CGFE, as applicable, enforceable against Seller or CGFE, as appli-cable, in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, or other laws, now or hereafter in effect, relating to or limiting creditors' rights gener-ally and (ii) the remedy of specific performance and injunc-tive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each of Seller and CGFE shall deliver to Buyer true, correct and complete copies of resolutions duly and validly adopted by its board of directors, evidencing the authorization of the execution and delivery of this Agreement and the Seller Related Instruments, as applicable, and the consummation of the transactions contemplated hereby and thereby.

                    3.2  No Violation; Consents and Approvals.

                         (a) Except as set forth in Section 3.2(a) of the Seller Disclosure Schedule, the execution and delivery of this Agreement and the Seller Related Instruments do not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof will not, (i) conflict with, or result in any violation of or default under, (A) any provision of the charter or by-laws of Seller or CGFE, or (B) any judgment, order or de-cree, or statute, law, ordinance, rule or regulation of any Governmental Entity (as hereinafter defined) applicable to Seller, CGFE, CAT, the Division or the Assets; or (ii) conflict with, or result in any breach or violation of or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of any maturity of any liability or obligation pursuant to, or result in the creation or imposition of any Lien under, any note, bond, mortgage, indenture, license, contract, agree-ment, lease or other instrument or obligation to which Seller, CGFE or CAT is a party or by which Seller, CGFE or CAT may be bound or affected or to which any of the Assets may be subject, except where the conflict, violation, de-fault, breach, termination, acceleration, creation or impo-sition would not reasonably be expected to have a Material Adverse Effect on the Division or CAT, would not prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's ability, to consummate the transactions contemplated hereby, would not impair in any material respect Buyer's ability to operate CAT or the Division Business as currently operated or would not result in any liability, cost or expense of Seller (other than the Liabilities or other liabilities and obligations not in excess of $50,000 in the aggregate) being incurred by Buyer.

                         (b) Except as set forth in Section 3.2(b) of the Seller Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign (collectively, "Governmental Entities"), is required to be obtained or made by or with respect to Seller, CGFE or CAT in connection with the execution and delivery by Seller or CGFE of this Agreement or any Seller Related Instrument or the consummation by Seller or CGFE of the transactions contemplated hereby or thereby, or compli-ance by Seller or CGFE with the terms hereof or thereof, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) compliance with and filings under Sections 13(a) and (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on the Division or CAT, would not prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's ability, to consummate the transactions contemplated hereby, would not impair in any material respect Buyer's ability to operate CAT or the Division Business as currently operated or would not result in any liability, cost or expense of Seller (other than the Liabilities or other liabilities and obligations not in excess of $50,000 in the aggregate) being incurred by Buyer.

                         (c)  Except for the approval of Seller's
          stockholders, and as set forth in Section 3.2(c) of the Seller Disclosure Schedule, no consent, approval, order or authorization of, notice to, or registration, declaration or filing with, any third party is required to be obtained or made by Seller, CGFE or CAT in connection with the execution and delivery by Seller or CGFE of this Agreement or any Seller Related Instrument, or the consummation by Seller or CGFE of the transactions contemplated hereby or thereby or compliance by Seller or CGFE with the terms hereof or there-of, except where the failure to obtain any consent, approv-al, order or authorization, or to give notice, or to make any registration, declaration or filing would not reasonably be expected to have a Material Adverse Effect on the Divi-sion or CAT, would not prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's ability, to consummate the transactions contemplated hereby, would not impair in any material respect Buyer's ability to operate CAT or the Division Business as currently operated or would not result in any liability, cost or expense of Seller (other than the Liabilities or other liabilities and obliga-tions not in excess of $50,000 in the aggregate) being incurred by Buyer.

                    3.3  Seller Financial Statements.

                         (a)  Seller has delivered to Buyer true,
          correct and complete copies of the audited, consolidated balance sheets of Seller as of January 29, 1994, January 28, 1995, and February 3, 1996 (the "1996 Balance Sheet") and the audited, consolidated income statements and statements of cash flows of Seller for the fiscal years ended Janu-ary 29, 1994, January 28, 1995 and February 3, 1996, accom-panied, in each case, by an unqualified report of Seller's independent public accountants, Ernst & Young, LLP (collec-tively, the "Audited Financial Statements").

                         (b)  As used in this Agreement, the term
          "Financial Statements" means, collectively, the Audited
          Financial Statements and the Subsequent Financial Statements (as hereinafter defined).

                         (c)  The balance sheets included in the
          Audited Financial Statements present, and the balance sheets included in the Subsequent Financial Statements will pres-ent, fairly the financial position of Seller as of the respective dates thereof; provided, however, that the Subse-quent Financial Statements will be subject to normal year-end adjustments and will lack footnotes. The statements of income and statements of cash flows included in the Audited Financial Statements present, and the statements of income and statements of cash flows included in the Subsequent Financial Statements will present, fairly the results of operations and cash flows of Seller for the respective periods indicated; provided, however, that the Subsequent Financial Statements will be subject to normal year-end adjustments and will lack footnotes.

                         (d)  The Audited Financial Statements were
          and the Subsequent Financial Statements will have been, based on the accounting books and records of Seller and have been prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods pre-sented in the Financial Statements; provided, however, that the Subsequent Financial Statements will be subject to normal year-end adjustments and will lack footnotes.

                    3.4  CAT Financial Statements.

                         (a)  Seller has delivered to Buyer true,
          correct and complete copies of the audited, combined balance sheets of CAT as of January 29, 1994, January 28, 1995 and February 3, 1996 (the "CAT 1996 Balance Sheet") and the audited, combined income statements and statements of cash flows of CAT for the fiscal years ended January 29, 1994, January 28, 1995 and February 3, 1996, accompanied, in each case, by an unqualified report of CAT's independent public accountants, Ernst & Young, LLP (collectively, the "CAT Audited Financial Statements").

                         (b) As used in this Agreement, the term "CAT Financial Statements" means, collectively, the CAT Audited Financial Statements and the CAT Subsequent Financial State-ments (as hereinafter defined).

                         (c)  The balance sheets included in the CAT
          Audited Financial Statements present, and the balance sheets included in the CAT Subsequent Financial Statements will present, fairly the financial position of CAT as of the respective dates thereof; provided, however, that the CAT Subsequent Financial Statements will be subject to normal year-end adjustments and will lack footnotes. The state-ments of income and statements of cash flows included in the CAT Audited Financial Statements present, and the statements of income and statements of cash flows included in the CAT Subsequent Financial Statements will present, fairly the results of operations and cash flows of CAT for the respec-tive periods indicated; provided, however, that the CAT Subsequent Financial Statements will be subject to normal year-end adjustments and will lack footnotes.

                         (d)  The CAT Audited Financial Statements
          were, and the CAT Subsequent Financial Statements will have been, based on the accounting books and records of CAT and have been prepared or will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in the CAT Financial Statements; provided, however, that the CAT Subsequent Financial Statements will be subject to normal year-end adjustments and will lack footnotes.

                    3.5  Combined Entity Financial Statements.

                         (a)  Seller has delivered to Buyer true,
          correct and complete copies of the following:

                    (i) the audited combined balance sheets of CAT and the Division (the "Combined Entity") as of February 3, 1996 (the "Combined Entity 1996 Balance Sheet") and the audited combined income statements and statements of cash flows of the Combined Entity for the fiscal year ended February 3, 1996, accompanied, in each case, by an unqualified report of Seller's independent public accountants, Ernst & Young, LLP (collectively, the "Com-bined Entity Audited Financial Statements"); and

                    (ii) the unaudited combined balance sheets of the
                         Combined Entity as of January 28, 1995 and the unaudited combined income statements and statements of cash flows of the Combined Entity for the fiscal year ended January 28, 1995 (collectively, the "Combined Entity Unaudited Financial Statements").

                         (b)  As used in this Agreement, the term
          "Combined Entity Financial Statements" means, collectively, the Combined Entity Audited Financial Statements, the Com-bined Entity Unaudited Financial Statements and the Combined Entity Subsequent Financial Statements (as hereinafter defined).

                         (c)  The balance sheets included in the
          Combined Entity Audited Financial Statements and the Com-bined Entity Unaudited Financial Statements present, and the balance sheets included in the Combined Entity Subsequent Financial Statements will present, fairly the pro forma financial position of the Combined Entity as of the respec-tive dates thereof, based upon the assumption set forth therein and the notes thereto; provided, however, that the Combined Entity Unaudited Financial Statements are, and the Combined Entity Subsequent Financial Statements (other than the Combined Entity 1994 Audited Financial Statements) will be, subject to normal year-end adjustments and will lack footnotes. The statements of income and statements of cash flows included in the Combined Entity Audited Financial Statements and the Combined Entity Unaudited Financial Statements present, and the statements of income and state-ments of cash flows included in the Combined Entity Subse-quent Financial Statements will present, fairly the pro forma results of operations and cash flows of the Combined Entity for the respective periods indicated, based on the assumptions set forth therein and the notes thereto; provid-ed, however, that the Combined Entity Unaudited Financial Statements are, and the Combined Entity Subsequent Financial Statements (other than the Combined Entity 1994 Audited Financial Statements) will be, subject to normal year-end adjustments and will lack footnotes.

                         (d)  The Combined Entity Audited Financial
          Statements and the Combined Entity Unaudited Financial Statements were, and the Combined Entity Subsequent Finan-cial Statements will have been, based on the accounting books and records of the Combined Entity, subject to the assumptions set forth in such financial statements and the notes thereto, and have been prepared or will be prepared in accordance with GAAP applied on a consistent basis through-out the periods presented in the Combined Entity Financial Statements, subject to the assumptions set forth in such financial statements and the notes thereto; provided, howev-er, that the Combined Entity Unaudited Financial Statements are, and the Combined Entity Subsequent Financial Statements (other than the Combined Entity 1994 Audited Financial Statements) will be, subject to normal year-end adjustments and will lack footnotes.

                    3.6 Absence of Seller Undisclosed Liabilities. Except for (a) liabilities and obligations set forth in
          Section 3.6 of the Seller Disclosure Schedule or reflected on the 1996 Balance Sheet or (b) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the 1996 Balance Sheet, Seller has incurred no liabilities or obligations relating to the Division in excess of $50,000 in the aggregate (whether absolute, accrued, contingent or otherwise, and whether due or to become due).

                    3.7 Absence of CAT Undisclosed Liabilities. To the best knowledge of Seller, except for (a) liabilities and obligations set forth in Section 3.7 of the Seller Disclo-sure Schedule or reflected on the CAT 1996 Balance Sheet or
          (b) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the CAT 1996 Balance Sheet, CAT has incurred no liabilities or obligations in excess of $50,000 in the aggregate (whether absolute, accrued, contingent or other-wise, and whether due or to become due).

                    3.8 Absence of Division Undisclosed Liabilities. Except for (a) liabilities and obligations set forth in
          Section 3.8 of the Seller Disclosure Schedule or reflected on the Division 1996 Balance Sheet or (b) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Division 1996 Balance Sheet, the Division has incurred no liabilities or obligations in excess of $50,000 in the aggregate (wheth-er absolute, accrued, contingent or otherwise, and whether due or to become due).

                    3.9 Absence of Certain Changes or Events. Except as set forth in Section 3.9 of the Seller Disclosure Sched-ule, since February 3, 1996, (a) there has not been any Material Adverse Effect on the Division Business; and
          (b) neither Seller nor CAT has taken any action, no event has occurred and no condition exists that is identified in
          Section 5.1 hereof.

                    3.10  Title to CAT Shares.

                         (a)  Seller has good and valid title to the
          CAT US Shares, free and clear of all Liens, other than (i) Liens arising under the Joint Venture Agreement and (ii) Liens in favor of The HongKong and Shanghai Banking Corpora-tion. Upon delivery to Buyer at the Closing of certificates representing the CAT US Shares, duly endorsed by Seller for transfer to Buyer or accompanied by stock powers duly exe-cuted in blank, and upon delivery by Buyer in accordance with the terms hereof of the consideration provided for in
          Section 1.2 hereof, assuming Buyer has purchased the CAT US Shares in good faith without notice of an adverse claim (as such term is defined in Section 8-302 of the Uniform Commer-cial Code as currently in effect in the State of New York) and has not been a party to any fraud or illegality affect-ing such shares, good and valid title to the CAT US Shares will pass to Buyer, free and clear of any Liens. Other than under this Agreement, the Joint Venture Agreement and Seller's agreements with The HongKong and Shanghai Banking Corporation, the CAT US Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or dispo-sition of the CAT US Shares.

                         (b) CGFE has good and valid title to the CAT Far East Shares, free and clear of all Liens, other than (i) Liens arising under the Joint Venture Agreement and (ii) Liens in favor of The HongKong and Shanghai Banking Corpora-tion. Upon delivery to Buyer at the Closing of certificates representing the CAT Far East Shares, duly endorsed by CGFE for transfer to Buyer or accompanied by stock powers duly executed in blank, and upon delivery by Buyer in accordance with the terms hereof of the consideration provided for in
          Section 1.2 hereof, assuming Buyer has purchased the CAT Far East Shares in good faith without notice of an adverse claim (as such term is defined in Section 8-302 of the Uniform Commercial Code as currently in effect in the state of New
          York) and has not been a party to any fraud or illegality affecting such shares, good and valid title to the CAT Far East Shares will pass to Buyer, free and clear of any Liens. Other than under this Agreement, the Joint Venture Agreement and Seller's agreements with The HongKong and Shanghai Banking Corporation, the CAT Far East Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding re-stricting or otherwise relating to the voting, dividend rights or disposition of the CAT Far East Shares.

                    3.11  Title to Assets; Leased Property.

                         (a)  Except as set forth in Section 3.11(a)
          of the Seller Disclosure Schedule, Seller has (i) good and valid title to all of the Assets which are owned by Seller as of the date hereof and valid leasehold interests in, or other rights to use, all of the Assets which are not owned by Seller, free and clear of all Liens other than Permitted Liens and (ii) Seller will have good and valid title to all of the Assets which will be owned by Seller as of the Clos-ing Date and will have valid leasehold interests in, or other rights to use, all of the Assets which will not be owned by Seller as of the Closing Date, excluding Assets sold or otherwise disposed of in the ordinary course of business and including Assets purchased, leased or licensed, as the case may be, between the date hereof and the Closing Date. As used in this Agreement, the term "Permitted Liens" means (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (ii) liens for taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings (for which adequate reserves have been made in the Combined Entity Financial Statements in accordance with GAAP) and
          (iii) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances, individ-ually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Division Business, would not prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's ability, to consummate the transactions contemplated hereby, would not impair in any material respect Buyer's ability to operate the Division Business as currently operated or would not result in any liability, cost or expense (other than liabilities and obligations not in excess of $50,000 in the aggregate) to Buyer or any of its affiliates, CAT or the Division.

                         (b)  Set forth on Annex IV hereto is a true
          and correct listing of the portions of the deposits under the NY Lease and the FWM Lease relating to premises to be occupied by Buyer after the Closing Date. Seller has deliv-ered to Buyer true, correct and complete copies of the NY Lease and all amendments thereto, the FWM Lease and all amendments thereto, including the CAT Sublease, and the Business Lease, dated January 21, 1992, among Seller, as tenant, and David Schaecter and Marvis Schaecter, as land-lord (the "Miami Lease" and, collectively with the NY Lease and the FWM Lease, the "Leases"), relating to Seller's facility located at 4915 NW 159th Street, Miami Lakes, Florida (the "Miami Facility") and all amendments thereto. For purposes of this Section 3.11, the term Seller shall include Seller's wholly owned subsidiary Fenn, Wright and Manson, Incorporated, as applicable. Seller or CAT, as the case may be, has a valid and subsisting leasehold estate with respect to each of the properties subject to a Lease (the "Leased Properties"). Except as set forth in Section 3.11(b) of the Seller Disclosure Schedule, to the best knowledge of Seller, (i) each of the Leases is in full force and effect and (ii) none of the Leases has been modified or amended. Neither Seller nor CAT, as the case may be, has given or received a written notice of default under any of the Leases which remains uncured, and, to the best knowledge of Seller, there exists no event of default, event, occur-rence or act which, with the giving of notice, the lapse of time, or both, or the happening of a further event or condi-tion, would result in a default under any of the Leases by Seller or CAT, as the case may be, or, to the best knowledge of Seller, the applicable landlord under any such Leases. There are no pending unresolved material disputes with any landlord under any of the Leases. All security deposits required under the Leases have been paid to the applicable landlord under the Leases in compliance with the applicable Lease. Except as set forth in Section 3.11(b) of the Seller Disclosure Schedule, there are no subtenants occupying any portion of the Leased Properties other than CAT and, except for Seller, to the best knowledge of Seller, no other person or entity has any right to occupy or possess any portion of the Leased Properties other than affiliates of Seller claim-ing by, through or under Seller who shall (except for CAT) vacate their respective premises on or prior to the Closing Date. Except as set forth in Section 3.11(b) of the Seller Disclosure Schedule, as to the Leases, (i) none of Seller's or CAT's interests in any of the Leases has been assigned, pledged, hypothecated or otherwise encumbered in any manner;
          (ii) no written waiver, indulgence or postponement of the applicable landlord's obligations under any of the Leases has been granted by Seller or CAT; (iii) neither Seller nor CAT has any right or option to purchase or otherwise acquire any of the Leased Properties or any portion thereof; and
          (iv) neither Seller nor CAT has given any notices to any landlord indicating that Seller or CAT either will or will not (A) be exercising any extension or renewal options, or any right or option to purchase any of the Leased Properties or any portion thereof, (B) abandon any of the Leased Prop-erties or any portion thereof, or (C) terminate any of the Leases.

                         (c)  Except as set forth in Section 3.11(c)
          of the Seller Disclosure Schedule, (i) to the best knowledge of Seller, the building and structure at the Florence Facil-ity are structurally sound and are free from defects (ordi-nary wear and tear excepted) and are adequate for the uses to which they are being put, and (ii) all machinery and equipment owned, leased or used by Seller in the conduct of the Division Business are free from defects (ordinary wear and tear excepted) and are in good and normal operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put, in each case, except for defects which, individually or in the aggregate, would not reasonably be expected to have a Mate-rial Adverse Effect on the Division Business, would not impair in any material respect Buyer's ability to operate the Division Business as currently operated or would not result in any liability, cost or expense to Buyer or any of its affiliates (other than the Liabilities or other liabili-ties and obligations not in excess of $50,000 in the aggre-
          gate).

                         (d)  Except as set forth in Section 3.11(d)
          of the Seller Disclosure Schedule, upon Closing in accor-dance with the terms of this Agreement, Buyer shall receive from Seller good and valid title to all of the Assets, free and clear of all Liens, other than Permitted Liens.

                    3.12  Litigation/Claims.

                         (a) Section 3.12(a) of the Seller Disclosure Schedule sets forth a true, complete and correct list of any and all claims, actions, suits and proceedings pending or, to the best knowledge of Seller, threatened, and, to the best knowledge of Seller, any investigations or inquiries pending or threatened, against Seller which relate to the Division or CAT.

                         (b)  Except as set forth in Section 3.12(b)
          of the Seller Disclosure Schedule, there is (i) no claim, action, suit or proceeding pending or, to the best knowledge of Seller, threatened, and (ii) to the best knowledge of Seller, no investigation or inquiry pending or threatened, by or before any Governmental Entity, or by or on behalf of any third party, which challenges the validity of this Agreement or any Seller Related Instrument or which, if adversely determined, would, individually or in the aggre-gate, reasonably be expected to have a Material Adverse Effect on the Division Business, prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's abili-ty, to consummate the transactions contemplated hereby, impair in any material respect Buyer's ability to operate the Division Business as currently operated, or result in any liability, cost or expense to Buyer or any of its affil-iates (other than the Liabilities or other liabilities and obligations not in excess of $50,000 in the aggregate).

                    3.13 Employee Benefit Plans. (a) With respect to each employee benefit plan, arrangement or agreement that is maintained, or was maintained at any time during the five
          (5) calendar years preceding the date of this Agreement (the "Plans"), by either Seller or CAT or by any trade or busi-ness, whether or not incorporated (an "ERISA Affiliate"), which together with either Seller or CAT would be deemed a "single employer" within the meaning of Section 4001 of the Employment Retirement Income Security Act of 1974, as amend-ed ("ERISA"):

                              (i)  each of the Plans that is subject
          to ERISA has been maintained and administered in all materi-al respects in compliance with ERISA and each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified;

                             (ii)  no Plan has an accumulated or
          waived funding deficiency within the meaning of Section 412 of the Code;

                            (iii)  no Plan is a multiemployer plan
          (within the meaning of Section 4001(a)(3) of ERISA) and no Plan is a multiple employer plan as defined in Section 413 of the Code; and

                             (iv)  no Plan that is or was maintained
          by CAT is subject to Article IV of ERISA.

                         (b)  Neither Seller nor CAT has any obliga-
          tions with respect to medical benefits for retired employees of the Division or CAT.

                         (c)  Neither Seller nor CAT has any obliga-
          tions to the Affected Employees with respect to any 401(k) plan or pension plan.

                    3.14  Certain Contracts and Arrangements.

                         (a) Except as set forth in Section 3.14(a) of the Seller Disclosure Schedule, there are no binding oral agreements to which Seller is a party relating to the Divi-sion or the Assets or to which the Division or any of the Assets is subject. Section 3.14(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all written agreements, contracts and commitments to which Seller is a party and to which the Division or any of the Assets is subject (the "Division Contracts"), including, without limitation:

                              (i)  employment agreements or severance
          agreements;

                             (ii)  covenants not to compete;

                            (iii)  agreements or contracts with any
          affiliate of Seller;

                             (iv)  agreements or contracts under which
          Seller has borrowed or loaned money, or any note, bond, indenture or other evidence of indebtedness or any guarantee of indebtedness, agreements with factors or trade credit agreements;

                              (v)  "open purchase orders", "take-or-
          pay" agreements or any other agreements with suppliers, but excluding purchase orders which relate to specific goods made for Buyer in the ordinary course of business;

                             (vi)  agreements or contracts with any
          cutting room operator;

                            (vii)  agreements or contracts with con-
          tract manufacturers or factory operators;

                           (viii)  all real property leases to which
          Seller is a party and which relate to the Division Business;
          or

                             (ix)  other agreements, contracts, leas-
          es, licenses, commitments or instruments to which the Seller is a party, which relate, directly or indirectly, to the Division or any Asset; provided, however, that (x) purchase orders and written fabric commitments accepted from Buyer and the fabric commitments related to the fabric listed on Annex I hereto and (y) such agreements, contracts or commit-ments as may be terminated by Buyer at any time after the Closing without liability, penalty or premium upon notice of three months or less or which will not result in future annual expenditures or receipts by the Division at any time of $50,000 or more need not be and are not listed in Section
          3.14 of the Seller Disclosure Schedule. Seller and, to the best knowledge of Seller, no other party to any Division Contract is in breach thereof or in default thereunder, which breach or default would, individually or in the aggre-gate, reasonably be expected to have a Material Adverse Effect on the Division Business, prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's abili-ty, to consummate the transactions contemplated hereby, impair in any material respect Buyer's ability to operate the Division Business as currently operated or result in any liability, cost or expense to Buyer or any of its affiliates (other than the Liabilities or other liabilities and obliga-tions not in excess of $50,000 in the aggregate). Subject to obtaining any requisite consents of third parties, the enforceability of the Division Contracts will not be affect-ed in any material respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. To the best knowledge of Seller, there have been no threatened cancellations of, or any dispute under, any Division Contract.

                         (b) All amounts due and payable by Seller or an affiliate of Seller under the Contracts as of the date hereof have been paid in full by Seller or such affiliate, and all amounts due and payable by Seller or an affiliate of Seller under the Contracts as of the Closing Date shall have been paid in full by Seller or such affiliate.

                    3.15 Compliance with Laws; Licenses. Except as set forth in Section 3.15(a) of the Seller Disclosure Sched-ule, the Division has been, and is being, operated in com-pliance with all applicable laws, statutes, ordinances, rules, regulations and orders of all Governmental Entities, except for laws the violation of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Division Business, would not prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's ability, to consummate the transactions contemplated hereby, would not impair in any material re-spect Buyer's ability to operate the Division Business as currently operated or would not result in any liability, cost or expense to Buyer or any of its affiliates (other than the Liabilities or other liabilities and obligations not in excess of $50,000 in the aggregate). Section 3.15(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all permits, certificates, licenses, approvals and other authorizations of Governmental Entities ("Permits") possessed by Seller or any affiliate of Seller in connection with the operation of the Division as current-ly operated and ownership of the Assets, which are all the Permits required in connection with the operation of the Division as currently operated and ownership of the Assets under applicable laws, statutes, ordinances, rules, regula-tions and orders, except where the failure to possess such Permits, individually or in the aggregate, would not reason-ably be expected to have a Material Adverse Effect on the Division Business, would not prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's abili-ty, to consummate the transactions contemplated hereby, would not impair in any material respect Buyer's ability to operate the Division Business as currently operated or would not result in any liability, cost or expense to Buyer or any of its affiliates (other than the Liabilities or other liabilities and obligations not in excess of $50,000 in the aggregate).

                    3.16  Insurance.  Section 3.16 of the Seller
          Disclosure Schedule sets forth a true, correct and complete list of all policies of fire, medical, life, liability, product liability, workmen's compensation, libel, health and other forms of insurance presently in effect with respect to the Division or CAT. All such policies are in full force and effect, all premiums due and payable with respect there-to have been paid, and no notice of cancellation or termina-tion has been received with respect to any such policy. All such policies are sufficient for compliance in all material respects with all requirements of law and the terms of the Leases and are valid, outstanding and enforceable and will remain in full force and effect through the Closing Date. Except as set forth in Section 3.16 of the Seller Disclosure Schedule, no risks with respect to the Division or CAT have been designated by Seller as being self-insured. Except as set forth in Section 3.16 of the Seller Disclosure Schedule, Seller has not been refused any insurance in connection with the Division or CAT, nor has any coverage been limited by any insurance carrier to which Seller has applied for such insurance or with which Seller has carried such insurance in the last three years.

                    3.17  Labor Matters.  Except as set forth in
          Section 3.17 of the Seller Disclosure Schedule, with respect to the Division, (a) Seller is in compliance in all material respects with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, (b) Seller is not a party to or bound by any collective bargain-ing agreement or similar agreement with any labor organiza-tion, and, to the best knowledge of Seller, no union claims to represent Division employees, (c) there is no unfair labor practice charge or complaint against Seller pending or, to the best knowledge of Seller, threatened before the National Labor Relations Board or any similar state or foreign agency, nor is there any grievance or any arbitra-tion proceeding arising out of or under any collective bargaining agreement pending or, to the best knowledge of Seller, threatened against Seller, (d) there is no labor strike, slowdown, work stoppage or lockout pending or, to the best knowledge of Seller, threatened against Seller and
          (e) there is no charge or complaint pending or, to the best knowledge of Seller, threatened against Seller before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices. Except as set forth in Section 3.17 of the Seller Disclosure Schedule, Seller has not received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to Seller with respect to the Division, and, to the best knowledge of Seller, no such investigation is in progress or threatened.

                    3.18 Assets of the Division Business. All of the Assets are used exclusively or primarily in the conduct of the Division Business other than the CAT Shares and certain Intellectual Property.

                    3.19 Disclosure. No representation or warranty by Seller contained in this Agreement, and no statement contained in any document (including, without limitation, the Seller Related Instruments, the Financial Statements, the CAT Financial Statements, the Division Financial State-ments and the Seller Disclosure Schedule), list, certificate or other writing furnished or to be furnished by or on behalf of Seller to Buyer or any of its representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, or necessary in order to fully and fairly provide the informa-tion required to be provided in any such document, list, certificate or other writing.

                    3.20  Environmental Matters.

                         (a)  Except as set forth in Section 3.20(a)
          of the Seller Disclosure Schedule, Seller is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment ("Environ-mental Laws") with respect to the Division (which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorizations required under applicable Environmental Laws with respect to the Division, and compliance with the terms and conditions thereof).

                         (b)  Except as set forth in Section 3.20(b)
          of the Seller Disclosure Schedule, there is no Environmental Claim pending or, to the best knowledge of Seller, threat-ened against Seller relating to the Division or, to the best knowledge of Seller, against any person or entity whose liability for any Environmental Claim the Division has or may have retained or assumed either contractually or by operation of law which would reasonably be expected to result in a Material Adverse Effect on the Division Business or would result in any liability, cost or expense to Buyer or any of its affiliates (other than the Liabilities or other liabilities and obligations not in excess of $50,000 in the aggregate). As used herein, "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability arising out of, based on or resulting from (i) the presence, or release, spill, discharge, emis-sion, leaching or migration into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by Seller, or (ii) circum-stances forming the basis of any violation, or alleged violation, of any Environmental Law.

                         (c)  Except as set forth in Section 3.20(c)
          of the Seller Disclosure Schedule, the Seller has not and, to the best knowledge of Seller, no other person has placed, stored, deposited, discharged, buried, dumped or disposed of substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. SECTION 300.5, or defined as such by, or regulated as such under, any Environmental Law ("Hazardous Materials") or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Seller for use in the Division, except for inventories of such substances to be used, and wastes gener-ated therefrom, in the ordinary course of business of Seller (which inventories and wastes, if any, were and are stored or disposed of in accordance in all material respects with applicable Environmental Laws and in a manner such that there has been no Release of any such substances into the indoor or outdoor environment in violation of Environmental
          Laws).

                         (d)  Without limiting the generality of the
          foregoing, except as set forth in Section 3.20(d) of the Seller Disclosure Schedule, to the best knowledge of Seller, none of the properties owned, operated or leased by Seller and used by the Division contain any: underground storage tanks; asbestos; polychlorinated biphenyls ("PCBs"); or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.

                    3.21 Opinion of Financial Advisor. Seller has received an opinion from Ladenburg, Thalmann & Co., Inc. to the effect that the consideration to be received by Seller represents reasonable equivalent value and fair consider-ation for the CAT Shares and the Assets and a copy of such opinion has been provided to ATSC.

                    3.22 Brokers. No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Seller or any of its affili-ates, employees, representatives or agents.

                    3.23 Intellectual Property. Seller has no regis-tered patents, trademarks, copyrights, service marks, or applications therefor relating to the Division Business. Except as set forth in Section 3.23 of the Seller Disclosure Schedule, Seller (a) owns or licenses the Intellectual Property related to or used in the conduct of the Division Business free and clear of all Liens, (b) Seller has the right to transfer its interest in the Intellectual Property to Buyer, (c) no claims have been asserted or, to the best knowledge of Seller, threatened against Seller with respect to the ownership, use or transfer by Seller of the Intellec-tual Property, and (d) to the best knowledge of Seller, no third party is in violation of any of Seller's rights in the Intellectual Property.

                    3.24 Absence of Violations of Quotas and Visas. Except as set forth in Section 3.24 of the Seller Disclosure Schedule, Seller, with respect to the Division Business, is not in violation in any material respect of any visa or quota restrictions under any trade agreements, including, without limitation, the Multifiber Arrangement or other arrangements under the General Agreement on Tariffs and Trade.

                    3.25 No Tariffs or Duties. With respect to the Division Business, Seller's payment of all tariffs and duties are current in all jurisdictions, and Seller does not owe any tariffs or duties other than those incurred in the ordinary course of business (a) under any trade agreements, including, without limitation, The North American Free Trade Agreement, Caribbean Basin Economic Recovery or the Jackson-Vanik Amendment to the Trade Act of 1974; and (b) to the U.S. Customs Service.

                    3.26 Compliance with U.S. Customs and Trade Laws. Seller, with respect to the Division Business, is not in violation in any material respect of any U.S. Customs or trade laws, including, without limitation, laws pertaining to country-of-origin, marking or labeling.

                    3.27 SEC Documents. Seller has filed all docu-ments required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1995 (the "Seller SEC Documents"). As of their respective dates, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and none of Seller's SEC Documents contained any untrue statement of a material fact or omitted to state any materi-al fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Seller included in the Seller SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.
          Since January 28, 1995, Seller has not made any change in the accounting practices or policies applied in the prepara-tion of its financial statements.

                    3.28  Compliance with Laws by CAT; Licenses.
          Except as set forth in Section 3.28(a) of the Seller Disclo-sure Schedule, CAT has been, and is being, operated in compliance with all applicable laws, statutes, ordinances, rules, regulations and orders of all Governmental Entities, except for laws the violation of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CAT, would not prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's ability, to consummate the transactions contemplated hereby, would not impair in any material respect Buyer's ability to operate CAT as currently operated, or would not result in any liability, cost or expense of CAT being in-curred by Buyer or any of its affiliates, or the Division.
          Section 3.28(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Permits possessed by Seller or CAT in connection with the operation of CAT as currently operated, which are all the Permits required in connection with the operation of CAT as currently operated under applicable laws, statutes, ordinances, rules, regula-tions and orders, except where the failure to possess such Permits, individually or in the aggregate, would not reason-ably be expected to have a Material Adverse Effect on CAT, would not prevent or delay Seller's ability, or, to the best knowledge of Seller, Buyer's ability, to consummate the transactions contemplated hereby, would not impair in any material respect Buyer's ability to operate CAT as currently operated or would not result in any liability, cost or expense (other than liabilities and obligations not in excess of $50,000 in the aggregate) of CAT being incurred by Buyer.

                    3.29  CAT Taxes.

                         (a) CAT and any affiliated group, within the meaning of Section 1504 of the Code (or similar provision of state law), of which CAT is or has been a member, have, except as set forth in Section 3.29 of the Seller Disclosure Schedule, (i) duly filed with the appropriate federal, state, local and foreign taxing authorities all Tax Returns (as hereinafter defined) required to be filed by or with respect to CAT and such Tax Returns are true, correct and complete in all material respects; (ii) paid in full or have made adequate provision on their balance sheets (in accor-dance with GAAP) for all Taxes (as hereinafter defined) shown to be due on such tax returns; and (iii) satisfied in full all withholding tax requirements. There are no Liens for Taxes upon the assets of CAT except for statutory liens for current taxes not yet due and payable or which may hereafter be paid without penalty or which are being con-tested in good faith by appropriate proceedings. Except as set forth in Section 3.29 of the Seller Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of, or with respect to, CAT or any waiver or agreement for any extension of time for the assessment or payment of any Tax of, or with respect to, CAT, and CAT has not received any notice of deficiency or assessment from any federal, state, local or foreign taxing authority with respect to liabilities for Taxes of CAT which has not been fully paid or finally set-tled.

                         (b) For purposes of this Agreement, "Tax" or "Taxes" shall mean (i) any tax of any kind, including, without limitation, all income, property, sales, use, occu-pation, franchise, excise, value added, employees' income withholding and social security taxes, and related to such taxes, charges, fees, levies, penalties or other assess-ments, imposed by the United States or by any foreign coun-try or by any state, municipality, subdivision or instrumen-tality of the United States or of any foreign country, or by any other taxing authority and (ii) any interest thereon.

                         (c)  For purposes of this Agreement, "Tax
          Return" shall mean any return, report, information return or other document (including any related or supporting informa-tion) with respect to Taxes.

                    3.30 Acquisition of the ATSC Common Stock for Investment; Securities Act. Seller is acquiring the shares of ATSC Common Stock to be issued pursuant to Section 1.2(a) hereof for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares in violation of federal, state or other securities laws. Seller agrees that it will not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of such shares of ATSC Common Stock in violation of any federal, state or other securities laws. Seller ac-knowledges that the ATSC Common Stock is subject to market and other conditions beyond the control of ATSC and agrees that neither ATSC nor any of its agents, representatives, employees or affiliates has or shall have any liability or responsibility whatsoever to Seller on any basis (including, without limitation, in contract or tort, under federal or state securities laws, or otherwise), except as and to the extent expressly set forth herein and subject to the limita-tions and restrictions contained herein. The foregoing shall not be deemed a waiver of or a limitation on Seller's rights as a stockholder of ATSC with regard to circumstances or events occurring after the Closing Date and bearing no relation to the acquisition by Seller of shares of ATSC Common Stock pursuant to this Agreement.

                    3.31  Suppliers.  Section 3.31 of the Seller
          Disclosure Schedule sets forth (i) a list of all suppliers of each of CAT and the Division to whom CAT or Seller made payments in excess of $250,000 during the fiscal year ended February 3, 1996 and (ii) the dollar amount of payments made to each such supplier in such fiscal year. No supplier required to be listed in Section 3.31 of the Seller Disclo-sure Schedule has (i) given notice to either CAT or Seller that it intends to terminate its relationship with CAT or Seller, as the case may be, or (ii) threatened in writing to terminate its relationship with CAT or Seller, as the case may be. To the best knowledge of Seller, no supplier re-quired to be listed in Section 3.31 of the Seller Disclosure
          Schedule is likely to pursue a course of action having either the purpose or effect of terminating its relationship with either CAT or the Division if the transactions contem-plated by this Agreement are consummated.

                    3.32 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article III, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of CAT, the Assets, the Division or the Division Business, including, without limitation, with respect to merchantability or fitness for any particular purpose or the future performance of CAT or the Division Business, and any such other representations or warranties are hereby expressly disclaimed.

          IV.  REPRESENTATIONS AND WARRANTIES OF ATSC AND BUYER.

                    ATSC and Buyer hereby represent and warrant to Seller as follows:

                    4.1  Organization of ATSC and Buyer; Authority.

                         (a)  Each of ATSC and Buyer is a corporation
          duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of ATSC and Buyer has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each of ATSC and Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each juris-diction in which the property or assets owned, leased or operated by it or the nature of the business conducted by it makes such qualifications necessary, except in those juris-dictions where the failure to have such power and authority or to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ATSC or Buyer, respectively.

                         (b) Each of ATSC and Buyer has all requisite corporate power and authority to enter into this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (including, without limitation, as applicable, the Ancillary Agreements, the Assignment and Assumption Agree-ments, the Undertaking and the Advance Instrument) (collec-tively, the "Buyer Related Instruments") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Buyer Related Instruments to which it is a party and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corpo-rate action on the part of each of ATSC and Buyer. This Agreement has been, and each of the Buyer Related Instru-ments to which it is a party, when executed and delivered will be, duly executed and delivered by each of ATSC and Buyer and this Agreement constitutes, and each of the Buyer Related Instruments to which it is a party will, when exe-cuted and delivered, constitute, a valid and binding obliga-tion of each of ATSC and Buyer, enforceable against each of ATSC and Buyer in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolven-cy, reorganization, moratorium, or other laws, now or here-after in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be sub-ject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each of ATSC and Buyer shall deliver to Seller true, correct and complete copies of resolutions duly and validly adopted by their respective board of directors, evidencing the authorization of the execution and delivery of this Agree-ment and the Buyer Related Instruments, as applicable, to which it is a party and the consummation of the transactions contemplated hereby and thereby.

                    4.2  No Violation; Consents and Approvals.

                         (a)  Subject to the consents, approvals or
          filings referred to in Section 4.2(b) and Section 4.2(c) hereof, the execution and delivery of this Agreement by each of ATSC and Buyer and the Buyer Related Instruments to which it is a party do not, and the consummation of the transac-tions contemplated hereby or thereby and compliance with the terms hereof or thereof will not, (i) conflict with, or result in any violation of or default under, (A) any provi-sion of the charter or by-laws of either ATSC or Buyer or
          (B) any judgment, order or decree, or statute, law, ordi-nance, rule or regulation of any Governmental Entity appli-cable to either ATSC or Buyer, or the assets of either ATSC or Buyer; or (ii) conflict with, or result in any breach or violation of or constitute a default (or an event or condi-tion which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of any maturity of any liability or obligation pursuant to, or result in the creation or imposition of any Lien under, any note, bond, mortgage, indenture, license, contract, agreement, lease or other instrument or obligation to which either ATSC or Buyer is a party or by which either may be bound or affected, except where the conflict, viola-tion, default, breach, termination, acceleration, creation or imposition would not reasonably be expected to have a Material Adverse Effect on ATSC or Buyer, would not prevent or delay ATSC's or Buyer's ability, or, to the best knowl-edge of ATSC and Buyer, Seller's ability, to consummate the transactions contemplated hereby or would not result in any liability, cost or expense to Seller or any of its affili-ates (other than liabilities and obligations not in excess of $50,000 in the aggregate).

                         (b)  No consent, approval, order or authori-
          zation of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made in connection with the execution and delivery by ATSC or Buyer of this Agreement or the Buyer Related Instruments to which each is a party, or the consummation by ATSC or Buyer of the transactions contemplated hereby or thereby or compliance by ATSC and Buyer with the terms hereof or thereof, other than
          (i) compliance with and filings under the HSR Act, (ii) compliance with and filings under Section 13(a) of the Exchange Act and (iii) those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on ATSC or Buyer, would not prevent or delay ATSC's or Buyer's ability, or, to the best knowledge of ATSC and Buyer, Seller's ability, to consummate the transactions contemplated hereby or would not result in any liability, cost or expense to Seller or any of its affiliates (other than liabilities and obligations not in excess of $50,000 in the aggregate).

                         (c)  Except for the consent of the lenders
          under Buyer's existing credit facility, no consent, approv-al, order or authorization of, notice to or registration, declaration or filing with, any third party is required to be obtained or made by or with respect to Buyer or ATSC in connection with the execution and delivery by either ATSC or Buyer of this Agreement or any Buyer Related Instrument, or the consummation of the transactions contemplated hereby or thereby or compliance by ATSC or Buyer of the terms hereof or thereof, except where the failure to obtain any consent, approval, order or authorization, or to give notice, or to make any registration, declaration or filing would not reasonably be expected to have a Material Adverse Effect on ATSC or Buyer, would not prevent or delay ATSC's or Buyer's ability, or, to the best knowledge of ATSC and Buyer, Seller's ability, to consummate the transactions contemplat-ed hereby or would not result in any liability, cost or expense to Seller (other than liabilities and obligations not in excess of $50,000 in the aggregate).

                    4.3  Litigation/Claims.  Except as set forth in
          Section 4.3 of the Disclosure Schedule being delivered by Buyer to Seller concurrently herewith (the "Buyer Disclosure Schedule"), there is (i) no claim, action, suit or proceed-ing pending or, to the best knowledge of ATSC or Buyer, threatened and (ii) to the best knowledge of ATSC and Buyer, no investigations or inquiries pending or threatened by or before any Governmental Entity, or by or on behalf of any third party, in either case, which challenges the validity of this Agreement or any Buyer Related Instrument or which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ATSC or Buyer, or would adversely affect the ability of ATSC or Buyer to consummate the transactions contemplated by this Agreement and the Buyer Related Instru-ments or comply with the terms hereof or thereof.

                    4.4 SEC Documents and Other Reports. ATSC has filed all documents required to be filed by it with the SEC since January 1995 (the "ATSC SEC Documents"). As of their respective dates, the ATSC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the ATSC SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of ATSC included in the ATSC SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consis-tent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly pres-ent the consolidated financial position of ATSC and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjust-ments described therein and the absence of footnotes).
          Since January 28, 1995, ATSC has not made any change in the accounting practices or policies applied in the preparation of its financial statements.

                    4.5  Capital Stock.

                         (a)  ATSC's authorized capitalization is as
          set forth in the ATSC SEC Documents. All of ATSC's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and nonassessable.

                         (b)  The ATSC Common Stock to be issued to
          Seller has been duly and validly authorized for issuance by ATSC and ATSC has the corporate power and authority to issue, sell and deliver the ATSC Common Stock to be sold by it hereunder; and, when the ATSC Common Stock is issued and delivered to Seller against payment therefor as provided by this Agreement, the shares of ATSC Common Stock issued to Seller hereunder will have been validly issued, fully paid and nonassessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

                         (c)  The shares of ATSC Common Stock to be
          issued to Seller at the Closing will be duly approved for listing on the New York Stock Exchange or such other securi-ties exchange on which the ATSC Common Stock is then listed, subject to official notice of issuance.

                    4.6 Absence of Certain Changes or Events. Since February 3, 1996, (a) there has not been any Material Ad-verse Effect on ATSC or Buyer and (b) neither ATSC nor Buyer has taken any action, no event has occurred and no condition exists that would violate Section 5.20 hereof.

                    4.7 Information Supplied. None of the informa-tion supplied or to be supplied by ATSC or Buyer in writing for inclusion in the Proxy Statement (as hereinafter de-fined) relating to the Annual Meeting will, at the time of mailing of the Proxy Statement to stockholders of Seller and at the time of the Annual Meeting to be held in accordance with Section 5.17, contain any untrue statement of a materi-al fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    4.8 Brokers. No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Buyer or any of its directors, officers, employees, representatives or agents.

                    4.9  Disclaimer of Other Representations and
          Warranties. Except as expressly set forth in this Article IV, neither ATSC nor Buyer makes any representation or warranty, express or implied, at law or in equity, in re-spect of ATSC or Buyer, including, without limitation, with respect to the future market value of the ATSC Common Stock issued to Seller pursuant to Section 1.2(a)(i) hereof.

          V.  COVENANTS OF THE PARTIES

                    5.1 Conduct of the Division Business. Except as expressly permitted by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller shall conduct the Division Business, and shall cause CAT to conduct the business of CAT, in the ordinary course consis-tent with past practice and use its reasonable best efforts to preserve their respective current relationships with suppliers, contract manufacturers, factors and others having business dealings with them. Without limiting the generali-ty of the foregoing, except as set forth in Section 5.1 of the Seller Disclosure Schedule, during the period from the date of this Agreement to the Closing Date, without the prior written consent of Buyer, Seller, with respect to the Division, shall not, and shall cause CAT not to:

                         (a)  cause CAT or the Division, as the case
          may be, to incur any liabilities, obligations or indebted-ness of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, none of which shall exceed, except in connection with the manufacture of women's apparel for Buyer pursuant to purchase orders and/or written fabric commit-ments provided by Buyer (as to which there shall not be any such dollar limitation), $50,000 (counting liabilities or obligations arising from one transaction or a series of related transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability);

                         (b)  permit, allow or suffer any of the
          Assets or any assets of CAT, as the case may be, to be subjected to any Lien, restriction or charge of any kind, other than Permitted Liens and Liens in favor of The HongKong and Shanghai Banking Corporation, Mitsubishi Corpo-ration and Mitsubishi International Corporation existing on the date hereof;

                         (c) fail to maintain the properties, machin-ery and equipment of CAT or the Division, as the case may be, in good operating condition and repair (ordinary wear and tear excepted);

                         (d)  fail to maintain all policies of insur-
          ance listed in Section 3.16 of the Seller Disclosure Sched-ule and all policies of insurance relating to CAT, as the case may be, in full force and effect, at least at such levels as are in effect on the date hereof, through and including the Closing Date; or take, or fail to take, any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

                         (e)  revise, amend or enter into any employ-
          ment agreement or arrangement or pay any bonus or increase the rate of compensation of, or pay or agree to pay any benefit to, including, without limitation, severance bene-fits, any CAT Employee or any Affected Employee, as the case may be, except as may be required by any Plan or by applica-ble law; provided, however, that Seller may implement planned annual increases in the rates of compensation in the ordinary course of business consistent with past practice, provided that such increases are disclosed to Buyer prior to becoming effective;

                         (f)  enter into, adopt or amend any Plan,
          except as may be required by applicable law;

                         (g)  sell any inventory other than to Buyer
          in the ordinary course of business or inventory rejected by Buyer in the ordinary course of business, or sell, lease, transfer or otherwise dispose of any other Asset or any asset of CAT, as the case may be, other than in the ordinary course of business;

                         (h) acquire or agree to acquire on behalf of CAT or the Division, as the case may be, any assets which are material, individually or in the aggregate, to CAT or the Division, as the case may be, other than fabric and other apparel components necessary to manufacture women's apparel pursuant to purchase orders issued by Buyer;

                         (i)  modify, amend or terminate any Lease or
          any Contract required to be listed in Section 3.14 of the Seller Disclosure Schedule or to which CAT is a party, as the case may be, or enter into any other contract, agreement or commitment by which CAT or the Division, as the case may be, or any Asset or any asset of CAT, as the case may be, may be bound, and, in the case of the Division, which would have been required to be listed in Section 3.14 of the Seller Disclosure Schedule had such agreement been entered into prior to the date of this Agreement, other than pur-chase and sale orders entered into in connection with the manufacture of women's apparel for Buyer pursuant to pur-chase orders issued by Buyer;

                         (j)  fail to maintain (i) the accounts and
          Books and Records of the Division and (ii) the accounts and books and records of CAT, as the case may be, in the usual, regular and ordinary manner on a basis consistently applied;

                         (k) terminate, discontinue, close or dispose of any facility or business operation of CAT or the Divi-sion, as the case may be;

                         (l)  make any capital expenditure or any
          commitment for capital expenditures with respect to CAT or the Division, as the case may be, for additions to property, plant, equipment or intangible capital assets, which indi-vidually exceeds $50,000 or, in the aggregate, exceeds $250,000;

                         (m)  cancel any debt or waive any claim or
          right of substantial value with respect to CAT or the Divi-sion, as the case may be;

                         (n)  pay, loan or advance any amount to, or
          sell, transfer or lease any property or asset (real, person-al or mixed, tangible or intangible) to, any affiliate of Seller; or enter into any contract, agreement or commitment with any affiliate of Seller; or

                         (o)  agree, whether in writing or otherwise,
          to do any of the foregoing.

                    5.2  Access to Information; Confidentiality.

                         (a)  During the period from the date of this
          Agreement through the Closing Date, the parties hereto shall afford each other and their respective authorized represen-tatives such access during regular business hours to all plants, offices, warehouses, facilities and books and re-cords as each party and their respective representatives may reasonably request; provided, however, each party shall schedule their access and visits through a designated repre-sentative of the other party and in such a way as to avoid disrupting the normal business of the other party.

                         (b)  Each of ATSC, Buyer, Seller and CGFE
          shall hold, and shall cause its controlled affiliates, consultants and advisors to hold, any information which it receives in connection with the transactions contemplated by this Agreement in confidence in accordance with and subject to the terms of (i) the letter of confidentiality between Seller and ATSC, dated March 15, 1996, and (ii) the letter of confidentiality between Seller and ATSC, dated April 18, 1996 (collectively, the "Confidentiality Agreements").

                    5.3  Financial Statements.

                         (a) On or before June 10, 1996, Seller shall deliver to Buyer, the audited combined balance sheets of the Combined Entity as of January 28, 1995 and the audited combined income statements and statements of cash flows of the Combined Entity for the fiscal year ended January 28, 1995 accompanied, in each case, by an unqualified report of Seller's independent public accountants, Ernst & Young, LLP (collectively, the "Combined Entity 1994 Audited Financial Statements"); and

                         (b) Until the Closing, on or before the 30th day of each month beginning with the month following the execution of this Agreement, Seller shall deliver to Buyer unaudited balance sheets and income statements of Seller (the "Subsequent Monthly Financial Statements"), CAT (the "CAT Subsequent Monthly Financial Statements") and the Combined Entity (the "Combined Entity Subsequent Monthly Financial Statements"), as at and for the monthly period ending the last day of the preceding month, and as soon as available, but not later than 45 days after the end of each fiscal quarter, Seller shall deliver to Buyer unaudited balance sheets as of the end of such fiscal quarter and unaudited income statements and statements of cash flows for the three-month and year-to-date periods then ended, of Seller (the "Subsequent Quarterly Financial Statements"), CAT (the "CAT Subsequent Quarterly Financial Statements") and the Combined Entity (the "Combined Entity Subsequent Quarterly Financial Statements"). The Subsequent Monthly Financial Statements and the Subsequent Quarterly Financial Statements are referred to, collectively herein, as the "Subsequent Financial Statements". The CAT Subsequent Monthly Financial Statements and the CAT Subsequent Quarter-ly Financial Statements are referred to, collectively, herein as the "CAT Subsequent Financial Statements". The Combined Entity 1995 Audited Financial Statements, Combined Entity Subsequent Monthly Financial Statements and the Combined Entity Subsequent Quarterly Financial Statements are referred to, collectively, herein as the "Combined Entity Subsequent Financial Statements". The Subsequent Financial Statements, the CAT Subsequent Financial State-ments and the Combined Entity Subsequent Financial State-ments shall be prepared in a format consistent with the Audited Financial Statements, the CAT Financial Statements and the Combined Entity Financial Statements, respectively.

                         (c) Until the Closing, on or before the 30th day of each month beginning with the month following the execution of this Agreement, ATSC shall deliver to Seller unaudited consolidated balance sheets and income statements of ATSC, as at and for the monthly period ending the last day of the preceding month, and as soon as available, but not later than 45 days after the end of each fiscal quarter, ATSC shall deliver to Seller unaudited consolidated balance sheets as of the end of such fiscal quarter and unaudited income statements and statements of cash flows for the three-month and year-to-date periods then ended of ATSC. Such financial statements shall be prepared in a manner consistent with ATSC's financial statements included in the ATSC SEC Documents.

                    5.4 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under appli-cable laws and regulations to consummate the transactions contemplated by this Agreement no later than August 15, 1996. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effec-tive the transactions contemplated by this Agreement (in-cluding satisfaction, but not waiver, of the Closing condi-tions set forth in Articles VI, VII and VIII hereof).

                         5.5  Consents.  Without limiting the generality of
               Section 5.4 hereof, each of the parties hereto shall use its reasonable best efforts to obtain all licenses, permits, authorizations, consents and approvals of all third parties and Governmental Entities necessary in connection with the consummation of the transactions contemplated by this Agree-ment prior to the Closing, and shall use reasonable best efforts to obtain estoppel certificates from the landlords under the NY Lease and the FWM Lease. Notwithstanding the foregoing, neither Buyer nor Seller shall have any obliga-tion to pay any fee to any third party for the purpose of obtaining any consent or approval or any costs and expenses of any third party resulting from the process of obtaining such consent or approval. Each of the parties hereto shall make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement. Buyer and Seller shall coordinate and cooperate with each other in exchanging such information and assis-tance as any of the parties hereto may reasonably request in connection with the foregoing.

                         5.6 Antitrust Notification. Buyer and Seller shall use their respective reasonable best efforts to obtain all authorizations or waivers required under the HSR Act to consummate the transactions contemplated hereby, including, without limitation, making all filings required in connec-tion therewith.

                         5.7 Public Announcements. Neither Seller nor Buyer shall issue any report, statement or press release, or otherwise make any public statement, with respect to this Agreement or the Ancillary Agreements and the transactions contemplated hereby or thereby, without prior consultation with and approval of the other parties, except as may be required by federal, state, local or foreign securities laws or stock exchange rules, or as may be necessary in order to discharge its reporting or disclosure obligations under such laws or rules; provided, however, that Buyer may communicate with the Employees regarding its offer of employment pursu-ant to Section 2.8 hereof.

                         5.8 Access to Books and Records Following the Closing. Following the Closing, Buyer shall permit Seller and its authorized representatives, during normal business hours and upon reasonable notice, to have reasonable access to, and examine and make copies of, all books and records which relate to transactions or events occurring prior to the Closing or transactions or events occurring subsequent to the Closing which are related to or arise out of transac-tions or events occurring prior to the Closing. Buyer shall retain all books and records for a period of three years following the Closing.

                         5.9 Other Transactions. Neither Seller nor any of its affiliates, whether acting directly or through any authorized agent, attorney or representative, shall, from the date hereof through the Closing Date (the "Exclusivity Period"), solicit, encourage or entertain any offers from any party other than Buyer, nor shall they, during the Exclusivity Period, initiate or enter into any form of preliminary discussion, negotiation for a purchase (or other acquisition), merger, share exchange or other consolidation, sale of stock or other equity securities or any other form or manner of transaction, howsoever described or denominat-ed, involving any material interest in CAT or the Division or any option or other contractual right with respect to any of the foregoing. In the event Seller or any of its affili-ates receives any offer or proposal to enter into any such negotiations or other communication with a party other than Buyer during the Exclusivity Period, Seller will provide prompt notice of the same to Buyer.

                         5.10 Discharge of Liens. Seller shall cause all Liens (other than Permitted Liens) on any real or personal property owned or leased by Seller which is included in the Assets to be terminated or otherwise discharged at or prior to the Closing.

                         5.11 Resignations. At or prior to the Closing Date, each officer and director of CAT designated by Seller shall execute and deliver to Buyer a letter of resignation, effective at the Closing Date, as an officer or director of CAT.

                         5.12 Insurance. From the date hereof through and including the Closing Date, Seller shall, at its sole ex-pense, maintain in full force and effect the insurance policies listed in Section 3.16 of the Seller Disclosure Schedule and such additional insurance policies as may be necessary to comply in all material respects with all re-quirements of law and the Leases. As of the Closing, Seller hereby assigns to Buyer any and all assignable rights which Seller may have under such insurance policies covering claims related to the Assets or the Assumed Liabilities for the period on or prior to the Closing Date.

                         5.13 Supplementary Disclosure. Seller shall promptly supplement or amend the Seller Disclosure Schedule and Buyer shall promptly supplement or amend the Buyer Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Seller Disclosure Schedule or Buyer Disclosure Schedule, respectively; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not affect the other party's ability to rely on the condi-tion set forth in Section 7.1(a) or 8.1(a), as the case may be, unless so agreed to in writing by Buyer, as to the Seller Disclosure Schedule, or Seller, as to the Buyer Disclosure Schedule.

                         5.14 Brazil Sourcing. Buyer shall use (i) rea-sonable best efforts to enter into a new consulting agree-ment with John Peter M. Gordon, the head of Seller's Brazil-ian sourcing operations, pursuant to which Buyer shall compensate Mr. Gordon in the amount of $240,000 per year through July 31, 1998, and (ii) reasonable best efforts to cause Seller and its affiliates to be released from their obligations under the Consulting Agreement, dated
               February 1, 1995, between Tralee, S.A., an affiliate of Seller, and Mr. Gordon (the "Existing Gordon Agreement"). Buyer shall not assume the Existing Gordon Agreement or any of Seller or its affiliate's obligations thereunder.

                         5.15  Letters of Credit.

                              (a) At least ten (10) business days prior to Closing, Seller shall provide a schedule of all letters of credit as of the Closing Date (i) for raw materials and making charges relating to fabric and work-in-progress included in the Assets and (ii) securing Seller's or its affiliate's obligations under the NY Lease. At the Closing, Buyer shall substitute letters of credit or provide an alternative form of financial support; provided, that Buyer shall replace only that portion of the letters of credit for the NY Lease that relate to the sixth floor of the leased premises.

                              (b)  Seller shall reimburse Buyer for all
               finance charges incurred by CAT as the result of the opening of letters of credit by CAT for the benefit of Seller in connection with piece goods purchases, FOB garment purchases and CMT purchases relating to certain products of the Divi-sion pursuant to Buyer purchase orders.

                         5.16 Amendment. At the election of Buyer, this Agreement shall be amended in a manner reasonably acceptable to Seller to provide for (i) the transfer and sale of the Assets to CAT and assumption of the Liabilities by CAT prior to Closing, and (ii) the subsequent purchase of the CAT Shares by Buyer for the Purchase Price, provided that Seller determines in good faith that such amendment will not have a material adverse tax or other material economic consequences to it.

                         5.17  Proxy Statement; Stockholder Approval.

                              (a)  Seller, acting through its Board of
               Directors, shall, subject to and in accordance with applica-ble law and its Certificate of Incorporation, as amended, and its By-Laws, (i) file with the Securities and Exchange Commission (the "Commission") its preliminary proxy materi-als (the "Preliminary Proxy Materials") relating to the Annual Meeting as soon as possible; (ii) promptly and duly call, give notice of, convene and hold an annual meeting of stockholders of Seller ("Annual Meeting") and shall hold such meeting not later than twenty-three (23) days subse-quent to the date on which the Proxy Statement (as hereinaf-ter defined) is cleared with the Commission (provided that, if such day is not a business day, then the Annual Meeting shall be held on the next business day); (iii) at such Annual Meeting, introduce a proposal (the "Proposal") to approve and adopt this Agreement and the transactions con-templated hereby, and recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Seller and include in the definitive proxy statement relating to the Annual Meeting (the "Proxy Statement") such recommendation; and (iv) take all reason-able action to solicit and obtain such approval.

                              (b)  Seller, as promptly as practicable,
               shall cause the Proxy Statement to be mailed to its stock-holders. Seller shall not take any action that would re-quire the Proxy Statement to be delayed or recirculated under circumstances which would, in the reasonable judgment of Buyer, delay the occurrence of the Closing beyond
               August 15, 1996.

                              (c)  Seller shall supply ATSC with copies of
               (i) the Preliminary Proxy Materials at least ten (10) busi-ness days in advance of filing with the Commission, (ii) copies of all correspondence with the Commission relating to the Preliminary Proxy Materials promptly upon receipt or delivery, as the case may be, by Seller, and (iii) copies of the Proxy Statement at least one (1) business day in advance of mailing to Seller's stockholders; provided, that in the cases of each clause (i)-(iii) above, Seller shall provide ATSC and its counsel with a reasonable opportunity for review thereof and comment thereon, such review to be con-ducted and such comments to be delivered with reasonable promptness.

                              (d)  On the date hereof, Mr. Bernard M.
               Manuel, Mrs. Isabelle Manuel, Mr. Irving Benson, Mrs. Dianne Benson and Mr. Roy E. Green, as trustee of the Bernard Manuel 1992 Irrevocable Trust for Children, are each execut-ing and delivering to Buyer a Proxy entitling Paul E. Fran-cis, Walter J. Parks and Jocelyn F.L. Barandiaran, each an officer of ATSC and Buyer to vote all shares of capital stock of Seller over which such person or entity has voting authority (i) for the approval and adoption of this Agree-ment and the transactions contemplated hereby and any and all related agreements and (ii) against any other transac-tion or proposal that could (x) prevent or delay the consum-mation of the transactions contemplated by this Agreement or
               (y) frustrate the purposes of this Agreement (each, a "Proxy"). On or before June 30, 1996, Seller shall deliver to Buyer executed Proxies from each of GJM International Limited, Fenn, Wright and Manson (Antilles) N.V., and Cleve-land Investment Limited, with respect to the shares of capital stock of Seller owned by such entities. Seller shall use its reasonable best efforts to obtain a Proxy from Limited Direct Associates L.P. with respect to the shares of capital stock of Seller owned by it.

                         5.18 Occupancy. Certain employees of Buyer and CAT are occupying the fifth and sixth floors of Seller's leased facility in New York City, New York. Commencing the earlier of April 15, 1996 or the date on which such employ-ees began to occupy such floors, Seller shall charge Buyer and CAT, determined based upon head-count, a pro rata por-tion of the cash rental, rental tax and cleaning service costs.

                         5.19 Transfer Taxes. Buyer shall be responsible for the timely payment of all transfer taxes and stamp duty taxes attributable to the transactions effected pursuant to this Agreement which are not measured by gain or income realized by Seller ("Transfer Taxes"). Upon Buyer's request on or after the Closing Date, Seller shall pay to Buyer an amount equal to 50% of all Transfer Taxes paid or to be paid by Buyer. Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed all tax returns required to be filed in respect of Transfer Taxes (other than any notices required to be given under any applicable bulk sales laws) and, to the extent that Buyer so requests, Seller shall sign such tax returns and notices and fully cooperate with Buyer in connection with such filings.

                         5.20 Conduct of ATSC Business. Except as ex-pressly permitted by this Agreement, during the period from the date of this Agreement to the Closing Date, ATSC (a) shall conduct its business in the ordinary course consistent with past practice and use its reasonable best efforts to preserve its current relationships with suppliers, contract manufacturers, factors and others having business dealings with it, (b) shall not effect a stock split or combination with respect to, declare a stock dividend on or engage in a recapitalization of, the ATSC Common Stock or (c) shall not, and shall not permit any of its affiliates to, take any action which would reasonably be expected to have a Material Adverse Effect on CAT or the Division Business.

               VI.  CONDITIONS TO OBLIGATIONS OF BOTH PARTIES.

                         6.1 Conditions. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following conditions:

                              (a)  the stockholders of Seller shall have
               approved the transactions contemplated by this Agreement.

                              (b)  No statute, rule, regulation, order,
               decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Entity which prohibits the consummation of the transactions contemplated by this Agreement and shall be in effect; provided, that the parties shall use their reasonable best efforts to have any such injunction lifted.

                              (c)  The waiting period under the HSR Act
               with respect to the transactions contemplated by this Agree-ment shall have expired or been terminated.

                              (d)  Each of Mitsubishi International Corpo-
               ration, Mitsubishi Corporation and HongKong and Shanghai Banking Corporation shall have consented to the transactions contemplated by this Agreement and released any Liens held by them on the Assets and the CAT Shares not later than June 30, 1996. Seller and Buyer shall use reasonable best efforts to cause the consents required by this Subsection 6.1(d) to include an acknowledgment of fair value, a waiver of any fraudulent transfer claims and a waiver of any right to participate in any recovery of fraudulent transfer claims brought by the debtor in possession or trustee.

                              (e) Landlords' Consents. In the event Buyer enters into the Subleases at the time of Closing, then Seller shall have obtained from the landlords under the NY Lease and the FWM Lease its consent to such Subleases.

               VII.  CONDITIONS TO OBLIGATIONS OF SELLER.

                         7.1 Conditions. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which, to the extent permitted by law, may be waived in whole or in part by Seller):

                              (a)  Representations and Warranties.  The
               representations and warranties of Buyer in this Agreement qualified as to materiality shall be true, complete and correct in all respects, and those not so qualified shall be true, complete and correct in all material respects, as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date.

                              (b) Performance. Buyer shall have performed and complied with, in all material respects, all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing.

                              (c) Officer's Certificate. Buyer shall have delivered to Seller a duly executed certificate, dated as of the Closing Date, certifying the fulfillment of the condi-tions specified in Subsections 7.1(a) and 7.1(b) hereof.

                              (d)  Opinion of Counsel.  Buyer shall have
               delivered to Seller an opinion of legal counsel of Buyer, dated the Closing Date, in substantially the form of Exhib-it L hereto.

                              (e)  Documents.  Seller shall have received
               the Instruments of Assignment, the Pledge Agreement, the Undertaking and the Ancillary Agreements, in each case, duly executed by each party thereto (other than Seller).

                              (f)  Release.  Seller shall have been re-
               leased from its obligations in respect of CAT's credit facility with HongKong and Shanghai Banking Corporation.

                              (g)  Material Change.  No event, occurrence,
               fact, condition, change or development shall have occurred or come to exist which, individually or in the aggregate, has had or resulted in, or would reasonably be expected to have or result in, a Material Adverse Effect on ATSC.

               VIII.  CONDITIONS TO OBLIGATIONS OF BUYER.

                         8.1 Conditions. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which, to the extent permitted by law, may be waived in whole or in part by Buyer):

                              (a)  Representations and Warranties.  The
               representations and warranties of Seller in this Agreement qualified as to materiality shall be true, complete and correct in all respects, and those not so qualified shall be true, complete and correct in all material respects, as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date.

                              (b)  Performance.  Seller shall have per-
               formed and complied with, in all material respects, all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Seller at or prior to the Closing.

                              (c)  Officer's Certificate.  Seller shall
               have delivered to Buyer a duly executed certificate, dated as of the Closing Date, certifying the fulfillment of the conditions specified in Subsections 8.1(a) and 8.1(b) here-of.

                              (d)  Opinion of Counsel.  Seller shall have
               delivered to Buyer an opinion of legal counsel to Seller, dated as of the Closing Date, in substantially the form of Exhibit M hereto.

                              (e)  Documents.  Buyer shall have received
               the Instruments of Assignment, the Pledge Agreement and the Ancillary Agreements, in each case, duly executed by each party thereto (other than Buyer);

                              (f)  CAT Credit Agreement.  HongKong and
               Shanghai Banking Corporation shall have entered into an amended and restated credit agreement with CAT on substan-tially the terms set forth in (or terms no less favorable to CAT than those set forth in) the Commitment Letter, dated April 22, 1996, the terms of which are satisfactory to ATSC and Buyer.

                              (g)  Lenders' Consent.  Buyer shall have
               obtained the consent of the lenders under Buyer's Second Amended and Restated Credit Agreement, dated as of September 29, 1996, among Buyer and the Lenders named therein to the transactions contemplated by this Agreement.

                              (h)  Material Change.  No event, occurrence,
               fact, condition, change or development shall have occurred or come to exist which, individually or in the aggregate, has had or resulted in, or would reasonably be expected to have or result in, a Material Adverse Effect on the Division Business or on CAT.

                              (i)  Employment Agreements.  CAT shall have
               entered into a new employment agreement reasonably satisfac-tory to Buyer with Mr. Dwight Meyer.

               IX.  TERMINATION, AMENDMENT AND WAIVER.

                         9.1 Termination. This Agreement may be terminat-ed and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                              (a) by mutual written agreement of Buyer and Seller;

                              (b)  at any time after August 30, 1996 by
               either Buyer or Seller, if the Closing shall not have oc-curred, unless the Closing has not occurred due to the failure of such party to perform or comply with any of the agreements or covenants hereof to be performed or complied with by such party prior to the Closing; or

                              (c)  by either Buyer or Seller, if (i) the
               stockholders of Seller fail to approve the transactions contemplated by this Agreement at the Annual Meeting, or
               (ii) any event, fact or condition shall occur or exist that makes it impossible to satisfy a condition to such party's obligations to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of such party to perform or comply with any of the agreements or covenants hereof to be performed or complied with by such party prior to the Closing.

                         9.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandon-ment of the transactions contemplated hereby pursuant to
               Section 9.1(b) or (c) hereof, written notice thereof shall forthwith be given by the party so terminating to the other party, and this Agreement shall terminate, and the transac-tions contemplated hereby shall be abandoned, without fur-ther action by Seller or Buyer. If this Agreement is termi-nated pursuant to Section 9.1 hereof:

                              (a) All confidential information received by the parties shall be treated in accordance with Section 5.2 hereof and the Confidentiality Agreements referred to in such Section;

                              (b)  all filings, applications and other
               submissions made pursuant to Sections 5.4, 5.5 and 5.6 hereof shall, to the extent practicable, be withdrawn from the agency or other person to which made; and

                              (c)  the obligations provided for in this
               Section 9.2, Article X, Sections 11.1 and 11.12 hereof, the confidentiality provision contained in Section 5.2 hereof and the Confidentiality Agreements referred to in such Section shall survive any termination of this Agreement.

                         9.3 Other Remedies. In no event shall termina-tion of this Agreement limit or restrict the rights and remedies of any party hereto against any other party which has willfully breached the terms of this Agreement prior to termination hereof.

               X.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

                         10.1 Survival of Representations. The represen-tations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing hereunder regardless of any investigation made by or on behalf of any party hereto; provided, however, that all representations and warranties in this Agreement and in any other document delivered herewith relating to CAT (other than Section 3.10 relating to title to the CAT Shares) shall not survive the Closing.

                         10.2 Seller's Agreement to Indemnify. Upon the terms and subject to the conditions of this Article X, Seller shall indemnify, defend and hold harmless Buyer and its affiliates, and its and their directors, officers, employees and agents (collectively, the "Buyer Group"), at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable fees and expenses of attorneys and other professionals (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by the Buyer Group or any member thereof, directly or indirectly, by reason of or resulting from: (a) liabili-ties, obligations or claims of or against Seller or any affiliate of Seller other than CAT (whether absolute, ac-crued, contingent or otherwise) existing as of the Closing Date or arising out of facts, conditions or circumstances occurring at or prior thereto (excluding the Liabilities), whether or not such liabilities, obligations or claims were known at the time of Closing; (b) a breach of any represen-tation, warranty, covenant or agreement of Seller contained in or made pursuant to this Agreement or any Seller Related Instrument or any facts or circumstances constituting such a breach; (c) each item listed in Section 3.20 of the Seller Disclosure Schedule; (d) the violation of any Environmental Law prior to the Closing Date (or allegation of same), by Seller or the Division, or any other Damages arising under Environmental Laws; (e) any tax or related claim asserted against the Buyer Group or any member thereof relating to the operations or properties of the Division with respect to any period ending on or prior to or including the Closing Date; (f) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; and (g) all Damages arising out of or relating to any Plans or CAT Plans, including, without limitation, all benefits accrued by any employees under the Plans and CAT Plans and any liability arising under Section 4980B of the Code (collec-tively, "Seller Claims").

                         10.3  Seller's Limitation of Liability.

                              (a)  Anything in this Agreement to the con-
               trary notwithstanding, the liability of Seller to indemnify the Buyer Group pursuant to Section 10.2(b) hereof against any Damages sustained by reason of any Seller Claim thereun-der for a breach of any representation and warranty of Seller shall be limited to Seller Claims as to which any member of the Buyer Group has given Seller written notice on or prior to April 30, 1997, whether or not any Damages have then actually been sustained; provided, however, that, notwithstanding the foregoing, the liability of Seller to indemnify the Buyer Group against any Damages sustained by reason of any Seller Claim for a breach of any of the repre-sentations and warranties set forth in Section 3.10 and the first sentence of Section 3.11 hereof shall not be so limit-ed.

                              (b) Other than with respect to the represen-tations and warranties set forth in Section 3.10 and the first sentence of Section 3.11 hereof, the provisions in
               Section 10.2(b) hereof for indemnity by Seller of the Buyer Group against Damages sustained by reason of any Seller Claim thereunder for a breach of any representation or warranty of Seller shall be effective only after the aggre-gate amount of all such Seller Claims for which Seller is liable exceeds $500,000, and then only to the extent of such excess (the "Buyer's Deductible"). With respect to any breach by Seller of the representation and warranty set forth in the first sentence of Section 3.11 hereof, if such breach relates to Seller's title to any of the Inventory or the Net Fixed Assets, Seller's indemnity obligations hereun-der shall be limited to the amount of the Inventory Consid-eration or the Fixed Asset Consideration, respectively. Notwithstanding the foregoing, in no event shall Seller's indemnity obligations under this Agreement exceed $3.6 million.

                              (c) The liability of Seller to indemnify the Buyer Group against any Damages sustained by reason of any Seller Claim for a breach of any covenant or agreement shall not be limited in any manner and shall not be subject to the Buyer's Deductible, provided, however, that Seller shall not be liable for breach of any covenant or agreement contained in Section 5.1 hereof if the transactions contemplated hereby are consummated unless such breach also constitutes a breach of a representation or warranty for which Buyer would otherwise be entitled to indemnification hereunder.

                              (d)  Seller may satisfy its indemnification
               obligations hereunder either by the payment of cash or by delivering shares of ATSC Common Stock having a fair market value equal to the amount of the claim. For purposes of this Section 10.3(d), fair market value shall mean the average high and low sale price of the ATSC Common Stock on the New York Stock Exchange Composite Tape (or as reported on any other exchange on which the ATSC Common Stock is then listed) on each of the ten (10) consecutive trading days ending on the trading day immediately preceding the payment date.

                         10.4 Buyer's Agreement to Indemnify. Upon the terms and subject to the conditions of this Article X, Buyer shall indemnify, defend and hold harmless the Seller and its affiliates, and its and their directors, officers, employees and agents (collectively, the "Seller Group"), at any time after the Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by the Seller Group or any member thereof, directly or indirectly, by reason of or resulting from: (a) a breach of any repre-sentation, warranty, covenant or agreement of Buyer con-tained in or made pursuant to this Agreement or any Buyer Related Instrument or any facts or circumstances constitut-ing such a breach; or (b) the Liabilities ("Buyer Claims" and, collectively with Seller Claims, "Claims").

                         10.5  Buyer's Limitation of Liability.

                              (a)  Anything in this Agreement to the con-
               trary notwithstanding, the liability of Buyer to indemnify the Seller Group pursuant to Section 10.4(a) hereof against any Damages sustained by reason of any Buyer Claim thereun-der for a breach of any representation and warranty of Buyer shall be limited to Buyer Claims as to which any member of the Seller Group has given Buyer written notice on or prior to April 30, 1997, whether or not any Damages have then actually been sustained; provided, however, that notwith-standing the foregoing, the liability of Buyer to indemnify the Seller Group against any Damages sustained by reason of any Buyer Claim for a breach of any of the representations and warranties set forth in Section 4.5(b) hereof shall not be so limited.

                              (b) Other than with respect to the represen-tations and warranties set forth in Section 4.5(b), the provisions in Section 10.4(a) for indemnity by Buyer of the Seller Group against Damages sustained by reason of any Buyer Claim thereunder for a breach of any representation and warranty of Buyer shall be effective only after the aggregate amount of all such Buyer Claims for which Seller is liable exceeds $500,000, and then only to the extent of such excess (the "Seller's Deductible"). Notwithstanding the foregoing, in no event shall Buyer's indemnity obliga-tions under this Agreement exceed $3.6 million.

                              (c)  The liability of Buyer to indemnify the
               Seller Group against any Damages sustained by reason of any Buyer Claim for a breach of any covenant or agreement shall not be limited in any manner and shall not be subject to Seller's Deductible, provided, however, that Buyer shall not be liable for breach of any covenant or agreement contained in Section 5.20 hereof if the transactions contemplated hereby are consummated unless such breach also constitutes a breach of a representation or warranty for which Seller would otherwise be entitled to indemnification hereunder.

                         10.6 Conditions of Indemnification. The obliga-tions and liabilities of the Seller Group and Buyer Group with respect to Claims made by third parties shall be sub-ject to the following terms and conditions:

                              (a)  The indemnified party will give the
               indemnifying party prompt notice of any such Claim, and the indemnifying party shall have the right to undertake the defense thereof by representatives chosen by it;

                              (b) If the indemnifying party undertakes the defense of any such Claim, the indemnified party shall, to the best of its ability, assist the indemnifying party, at the expense of the indemnifying party, in the defense of such Claim, and shall promptly send to the indemnifying party, at the expense of the indemnifying party, copies of any documents received by the indemnified party which relate to such Claim; provided, however, that the indemnified party shall have no such obligation if and to the extent that such third-party Claim arises out of or relates to facts, events or circumstances which may also give rise to a separate Claim by the indemnified party against the indemnifying party;

                              (c)  If the indemnifying party, within a
               reasonable time after notice of any such Claim, fails to defend the indemnified party against which such Claim has been asserted, the indemnified party shall (upon further notice to the indemnifying party) have the right to under-take the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to set-tlement, compromise or final determination thereof; and

                              (d)  Anything in this Article X to the con-
               trary notwithstanding, (i) if there is a reasonable proba-bility that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such Claim; and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability with respect to such Claim.

                              (e) Notwithstanding anything to the contrary contained herein, if the conditions of Subsection 7.1(a) or
               (b) or Subsection 8.1(a) or (b) are not satisfied as of the Closing Date (a "Failure of Condition"), and the party for whose benefit such condition exists (the "Waiving Party") elects to proceed with the Closing notwithstanding such Failure of Condition, then such condition shall be deemed to be satisfied and the Waiving Party shall not bring any Claim for indemnity hereunder or any other Claim arising out of the facts or circumstances causing such Failure of Condi-tion.

                         10.7 Exclusive Remedies. The remedies provided herein shall be the exclusive remedies of each of the par-ties hereto with respect to any Claims or Damages arising out of the transactions contemplated by this Agreement, including, without limitation, any Claim in tort or under any federal or state securities laws; provided, however, that the parties hereto shall be entitled to an injunction or other equitable relief to prevent breaches of this Agree-ment, to enforce specifically the terms and provisions of this Agreement or seek any other remedy to which they are entitled in equity in any court of the United States located in the State of New York or in New York State court.

                         10.8 Transfer Pricing. Seller and Buyer acknowl-edge and agree that the buying agent fees and other pricing arrangements between CAT-US and CAT-Far East were estab-lished in good faith and in accordance with industry stan-dards.

                         10.9 Claims Against CAT Directors and Officers. Buyer hereby agrees that it will not, and will not permit any of its affiliates, including CAT, to, bring any claim against any of Messrs. Bernard Manuel, Irving Benson or Roy Green for any action taken or failed to be taken by such person in his capacity as an officer or director of CAT, other than any such claim for fraud or intentional miscon-duct.

               XI.  MISCELLANEOUS.

                         11.1  Fees and Expenses.  Whether or not the
               transactions contemplated hereby or by the Ancillary Agree-ments are consummated pursuant hereto or thereto, each of Seller and Buyer shall pay all fees and expenses incurred by it or on its behalf in connection with or in anticipation of this Agreement and such related instruments and the consum-mation of the transactions contemplated hereby and thereby.

                         11.2 Further Assurances. From time to time after the Closing Date, at the request of any party hereto and at the expense of the party so requesting, Buyer and Seller shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby, including, without limitation, such documents or actions as Buyer may require for the purpose of enabling the recordation of any Instrument of Assignment.

                         11.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

                              (a)  If to Buyer or ATSC, to:

                                   AnnTaylor Stores Corporation
                                   142 West 57th Street
                                   New York, New York  10019
                                   Attention:  General Counsel
                                   Facsimile:  (212) 541-3299

                                   with a copy to:

                                   Skadden, Arps, Slate, Meagher & Flom
                                   One Rodney Square
                                   Wilmington, Delaware  19801
                                   Attention:  Patricia Moran Chuff, Esq.
                                   Facsimile:  (302) 651-3001

                              (b)  If to Seller, to:

                                   Cygne Designs, Inc.
                                   1372 Broadway
                                   New York, New York  10018
                                   Attention:  General Counsel
                                   Facsimile:  (212) 536-4174

                                   with a copy to:

                                   Fulbright and Jaworski, L.L.P.
                                   666 Fifth Avenue
                                   New York, New York  10103
                                   Attention:  Roy L. Goldman, Esq.
                                   Facsimile:  (212) 752-5958

               or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 11.3, to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day follow-ing the date on which delivered to such overnight courier and on the date of such facsimile transmission and confir-mation, except for a notice of change of person or ad-dress, which shall be effective only upon receipt thereof.

                         11.4  Entire Agreement.  This Agreement, the
               Seller Disclosure Schedule, the Buyer Disclosure Schedule, and the Annexes, Exhibits and other documents referred to herein which form a part hereof (including, without limi-tation, the Confidentiality Agreements referred to in
               Section 5.2 hereof) contain the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

                         11.5  Severability.  Should any provision of
               this Agreement, or any part thereof, for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, or any other part thereof, all of which other provisions, and parts, shall remain in full force and effect, and the application of such invalid or unenforceable provision, or such part thereof, to per-sons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be en-forced to the fullest extent permitted by law.

                         11.6 Binding Effect; Assignment. This Agree-ment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permit-ted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obliga-tions hereunder shall be assigned, directly or indirectly, by Buyer or Seller without the prior written consent of the other parties hereto; provided, however, that ATSC or Buyer may assign any or all of its rights, interests or obligations hereunder to any one or more direct or indi-rect wholly owned subsidiaries of ATSC or Buyer, provided, however, that no such assignment by ATSC or Buyer shall limit or affect ATSC or Buyer's obligations hereunder.

                         11.7 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by Seller, on the one hand, or ATSC or Buyer, on the other hand, to comply with any term or provision of this Agreement may be waived by ATSC or Buyer or Seller, respectively, at any time by an instrument in writing signed by or on behalf of ATSC, Buyer or Seller, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other fail-ure to comply.

                         11.8  Third-Party Beneficiaries.  Except as
               otherwise expressly provided herein, this Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, lia-bility, reimbursement, cause of action or other right under or by reason of this Agreement.

                         11.9 Counterparts. This Agreement may be exe-cuted in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         11.10 Bulk Sales. Without limiting Seller's obligations under Section 10.2(f) hereof, each of Buyer and Seller hereby waive compliance by the other with the "bulk sales" provisions of Article 6 of the Uniform Com-mercial Code as may be in effect in the jurisdictions where the Assets are located and any other similar provi-sion of applicable law as may be in effect in any such jurisdiction.

                         11.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agree-ment, the term "person" shall mean and include an individ-ual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. As used in this Agree-ment, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                         11.12 Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.


                         IN WITNESS WHEREOF, the parties hereto have
               executed this Stock and Asset Purchase Agreement as of the day and year first above written.

                                        CYGNE DESIGNS, INC.

                                        By: /s/ Bernard M. Manuel
                                           Name:  Bernard M. Manuel
                                           Title: Chairman

                                        CYGNE GROUP (F.E.) LIMITED

                                        By: /s/ Bernard M. Manuel
                                           Name:  Bernard M. Manuel
                                           Title: Director

                                        ANNTAYLOR STORES CORPORATION

                                        By:/s/ J. Patrick Spainhour
                                           Name:  J. Patrick Spainhour
                                           Title: President

                                        ANNTAYLOR, INC.

                                        By: /s/ J. Patrick Spainhour
                                           Name:  J. Patrick Spainhour
                                           Title: President




                                                          EXHIBIT A
                                 BILL OF SALE

                    THIS BILL OF SALE (the "Bill of Sale") is
          executed as of ______, 1996 by CYGNE DESIGNS, INC., a Delaware corporation ("Seller"), in favor of ANNTAYLOR, INC., a Delaware corporation ("Buyer"), in connection with the transactions contemplated by the Stock and Asset
          Purchase Agreement dated as of       , 1996 (the "Pur-
          chase Agreement") by and between Seller, Buyer, ANNTAYLOR STORES CORPORATION, a Delaware corporation and holder of all of the outstanding capital stock of Buyer ("ATSC"), and CYGNE GROUP (F.E.) LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Seller. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                    INTENDING TO BE LEGALLY BOUND, and for good and valuable consideration, sufficiency and receipt of which are hereby acknowledged, Seller hereby sells, transfers, conveys, assigns and delivers unto Buyer, its successors and assigns, forever, all of Seller's right, title and interest in and to the assets of the Division listed and described on ANNEX I hereto (collectively, the "Assets").

                    Notwithstanding the foregoing, nothing herein is intended to, nor shall this Bill of Sale, constitute or evidence the sale, transfer, conveyance, assignment or delivery to Buyer of any assets not listed or described on ANNEX I hereto.

                    Seller hereby authorizes Buyer to take any appropriate action to protect the right, title and inter-est in the Assets hereby sold, conveyed, assigned, trans-ferred and delivered to Buyer, in the name of Seller or Buyer or any other name (for the benefit of Buyer and its successors and assigns) against each and every person or persons whomsoever claiming or asserting any claim against any or all of the same.

                    Seller hereby covenants and agrees, pursuant to
          Section 1.1(b) of the Purchase Agreement, to execute and deliver all such Other Instruments and all such other notices, releases, acquittances, consents and powers of attorney as may be necessary more fully to sell, trans-fer, convey and assign to Buyer, or its successors or permitted assigns, all of Seller's right, title and interest in and to the Assets therein and hereby sold, transferred, conveyed and assigned to Buyer; and in case of conflict, such specific instrument shall control with respect to the Assets sold, transferred, conveyed or assigned thereby.

                    Seller hereby further covenants and agrees that in the event Buyer shall acquire title to any of the Assets subject to any Lien, other than those expressly permitted by the Purchase Agreement, Seller shall prompt-ly cause such Lien to be terminated, released or other-wise discharged.


                    IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the date first above written.

                                   CYGNE DESIGNS, INC.

                                   By: _______________________________
                                       Name:
                                       Title:


                                                           ANNEX I TO
                                                          BILL OF SALE

                                   THE ASSETS

                    The following property and assets of Seller com-prise the Assets to be purchased by Buyer:

                    (a) the following items of inventory (the "Inven-tory"): (x) fabric and trim owned by Seller for use by the Division in the production of merchandise for Buyer (the "Division Fabric and Trim") as of February 3, 1996 and identified on Attachment A hereto to the extent not used as of the Closing Date in the production of merchandise for Buyer; (y) Division Fabric and Trim purchased since February 3, 1996 pursuant to written commitments or purchase orders issued by Buyer to the extent not used as of the Closing Date in the production of merchandise for Buyer and (z) work-in-progress owned by Seller for use by the Division in the production of merchandise for Buyer pursuant to purchase orders issued by Buyer;

                    (b) all leasehold improvements, furniture, fix-tures and equipment that (x) are owned by Seller or subject to a Capital Lease (y) relate to and are used exclusively or primarily in the Division Business and (z) are located on the fifth, sixth or nineteenth floor of the NY Facility or at the Florence Facility on the Closing Date, including those listed on Attachment B to this Annex I;

                    (c) all licenses, permits, registrations, renew-als thereof and applications therefor, variances, exemp-tions, orders, approvals and authorizations issued by any governmental, regulatory or administrative agency or author-ity (domestic or foreign), held by Seller or any affiliate of Seller of or relating to the Division Business, including all quota allocations for the export of goods to the United States and elsewhere, necessary or desirable for the lawful conduct of the Division Business to the extent transferrable under applicable law;

                    (d) all purchase orders, bills of lading, trust receipts, warehouse receipts and other documents of title of whatever kind and description relating to the Inventory;

                    (e) all rights under insurance policies covering Inventory in transit and all rights and claims under insur-ance policies for damage to any Assets to the extent not repaired or replaced prior to the Closing;

                    (f) all goodwill, intellectual property rights, patents, trademarks, service marks, copyrights (including all copyrights in computer software and databases), licenses and applications therefor (if any), know-how, processes, methods, techniques, formulae, designs, drawings, patterns, trade secrets, proprietary information, sketches, technical information, computer software, databases and other propri-etary or confidential information of or relating to the Division Business and all rights in any licenses to or from any third party of or for the foregoing, it being under-stood, however, that the rights to the Intellectual Property shall be non-exclusive unless such Intellectual Property relates solely to the Division Business and Seller's rights therein are exclusive;

                    (g) all intangible assets of or relating to the Division Business, including claims against third parties; and

                    (h) all books and records (including all comput-erized records and storage media and associated software) of CAT, and those relating solely to the Division Business and, to the extent practicable, those portions of Seller's other books and records that relate to the Division Business, including, without limitation, (a) all Books and Records relating to the employees of and the purchase of materials, supplies and services for the Division Business or CAT, but not including the tax returns, general ledger or corporate minute books and capital stock books of Seller, and (b) the tax returns, general ledger and corporate minute books and capital stock books of CAT-US and CAT-Far East.



                                                          EXHIBIT B

                     ASSIGNMENT AND ASSUMPTION AGREEMENT

                                 (Contracts)

                    THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the
          "Assignment Agreement"), dated as of       , 1996, is
          made by and between Cygne Designs, Inc., a Delaware corporation ("Assignor"), and AnnTaylor, Inc., a Delaware corporation ("Assignee").

                             W I T N E S S E T H

                    WHEREAS, Assignor is a party to certain con-tracts and obligations and all amendments and supplements thereto identified on Schedule I attached hereto and incorporated by reference herein (the "Contracts").

                    WHEREAS, Assignor and Assignee are parties to the Stock and Asset Purchase Agreement, dated as of June 7, 1996 (the "Purchase Agreement") by and between Assign-or, Assignee, AnnTaylor Stores Corporation, a Delaware corporation and holder of all of the outstanding capital stock of Assignee, and Cygne Group (F.E.) Limited, a Hong Kong Corporation and a wholly owned subsidiary of Assign-or, pursuant to which Assignor agreed to sell and Assign-ee agreed to purchase, among other things, certain assets of Assignor, all in accordance with the terms and condi-tions set forth in the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

                    WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, and pursuant thereto, among other things, Assignor has agreed to enter into this Assignment Agreement to assign all of Assignor's right, title, interest, duties and obligations in and to the Contracts to Assignee and, in partial consideration therefor, among other things, Assignee has agreed to accept such assignment of the Contracts and assume the duties and obligations of Assignor under the Contracts arising from and after the date hereof. Seller shall be responsible for and retains all liabilities for duties and obligations incurred under the Contracts prior to the date hereof.

                    NOW, THEREFORE, in consideration of the forego-ing and of the mutual covenants and agreements set forth herein and in the Purchase Agreement, the parties hereto agree as follows:

                    1.   Assignment.  Assignor does hereby sell,
          transfer, convey, assign and deliver to Assignee all of Assignor's right, title, interest, duties and obligation in and to the Contracts.

                    2. Acceptance and Assumption. (a) Assignee does hereby irrevocably accept such sale, transfer, conveyance, assignment and delivery of all of Assignor's right, title, interest, duties and obligations in and to the Contracts, and does hereby assume all duties and obligations of Assignor under the Contracts arising from and after the date hereof. Seller shall be responsible for and retains all liabilities for all duties and obli-gations incurred prior to the date hereof.

                         (b)  Assignee covenants and agrees to pay,
          perform, discharge and satisfy when due all of Assignor's covenants, agreements and obligations under the Contracts arising from and after the date hereof pursuant to, and in accordance with, the terms and conditions of the respective Contracts.

                    3.   Effective Time.  The assignment of the
          Contracts by Assignor, and the acceptance of such assign-ment and the assumption of the duties and obligations of Assignor under the Contracts by Assignee, all pursuant to this Assignment Agreement, shall be effective as of the date hereof.

                    4. Amendment, Modification and Waiver. This Assignment Agreement may be amended, modified or supple-mented at any time by written agreement of the parties hereto. Any failure by Assignor, on the one hand, or Assignee, on the other hand, to comply with any term or provision of this Assignment Agreement may be waived by Assignee or Assignor, respectively, at any time by an instrument in writing signed by or on behalf of Assignee or Assignor, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                    5. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Assignment Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

                         (a)  If to Assignee, to:

                              AnnTaylor Stores Corporation
                              142 West 57th Street
                              New York, New York  10019
                              Attention:  General Counsel
                              Facsimile:  (212) 541-3299

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              One Rodney Square
                              Wilmington, Delaware  19801
                              Attention:  Patricia Moran Chuff, Esq.
                              Facsimile:  (302) 651-3001

                         (b)  If to Assignor, to:

                              Cygne Designs, Inc.
                              1372 Broadway
                              New York, New York  10018
                              Attention:  General Counsel
                              Facsimile:  (212) 536-4174

                              with a copy to:

                              Fulbright and Jaworski L.L.P.
                              666 Fifth Avenue
                              New York, New York  10103
                              Attention:  Roy L. Goldman, Esq.
                              Facsimile:  (212) 752-5958

          or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 5, to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day follow-ing the date on which delivered to such overnight courier and on the date of such facsimile transmission and confir-mation, except for a notice of change of person or ad-dress, which shall be effective only upon receipt thereof.

                    6. Third-Party Beneficiaries. Except as oth-erwise expressly provided herein, this Assignment Agree-ment is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Assignment Agreement.

                    7. Governing Law. This Assignment Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

                    8. Counterparts. This Assignment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall con-stitute one and the same instrument.

                    9. Interpretation. The section headings con-tained in this Assignment Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Assignment Agreement. As used in this Assignment Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                    10. Binding Effect; Assignment. This Assign-ment Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties here-to and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Assignment Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Assignee or Assignor without the prior written consent of the other party hereto; pro-vided, however, that Assignee may assign any or all of its rights, interests or obligations hereunder to any one or more wholly owned subsidiary of AnnTaylor Stores Corpora-tion, provided, however, that no such assignment by As-signee shall limit or affect Assignee's obligations here-under.


                    IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed as of the day and year first set forth above.

                                   ASSIGNOR:

                                   CYGNE DESIGNS, INC.

                                   By:_____________________________
                                      Name:
                                      Title:

                                   ASSIGNEE:

                                   ANNTAYLOR, INC.

                                   By:_____________________________
                                      Name:
                                      Title:


                                                                EXHIBIT C

                                 UNDERTAKING

                    THIS UNDERTAKING ("Undertaking"), is executed
          and delivered on this      day of      , 1996, by
          AnnTaylor, Inc., a Delaware corporation ("Buyer"), in favor of Cygne Designs, Inc., a Delaware corporation ("Seller").

                             W I T N E S S E T H:

                    WHEREAS, pursuant to the Stock and Asset Pur-chase Agreement dated as of June 7, 1996 (the "Purchase Agreement") by and between Buyer, Seller, AnnTaylor Stores Corporation, a Delaware corporation and holder of all of the outstanding capital stock of Buyer, and Cygne Group (F.E.) Limited, a Hong Kong corporation and wholly owned subsidiary of Seller, Seller has, among other things, concurrently herewith sold, conveyed, assigned, transferred and delivered to Buyer all of Seller's rights, title and interest in and to certain of the assets of Seller.

                    WHEREAS, in partial consideration therefor, the Purchase Agreement requires that Buyer undertake to assume and to agree to perform, pay or discharge or cause to be performed, paid or discharged certain liabilities and obligations of Seller.

                     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowl-edged, Buyer agrees as follows (capitalized terms used but not otherwise defined herein having the respective meanings ascribed to them in the Purchase Agreement):

                    1.   Buyer hereby undertakes, assumes and
          agrees to pay or discharge in accordance with their terms, to the extent not heretofore paid or discharged and subject to the limitations contained in this Under-taking and to the terms of the Purchase Agreement, the Accounts Payable of Seller which are listed or described in Annex I hereto.

                    2. The assumption by Buyer of the liabilities and obligations set forth in this Undertaking shall not be construed to defeat, impair or limit in any way the rights, claims or remedies of Buyer under the Purchase Agreement.

                    3. Other than as expressly set forth in this Undertaking, the Purchase Agreement or any Instruments of Assignment, Buyer assumes no liability or obligation of any kind, character or description of Seller or any other person.

                    4.   This Undertaking shall be enforceable
          against the successors and assigns of Buyer and shall inure to the benefit of the successors and assigns of Seller.

                    IN WITNESS WHEREOF, this Undertaking has been duly executed and delivered by the duly authorized offi-cers of AnnTaylor, Inc. on the date first above written.

                                   ANNTAYLOR, INC.

                                   By:
                                      Name:
                                      Title:


           ANNEX I TO
           UNDERTAKING

                             ASSUMED LIABILITIES


                                                              EXHIBIT D

                              ADVANCE INSTRUMENT

                    THIS ADVANCE INSTRUMENT (the "Advance Instru-
          ment"), dated as of          , 1996, is executed and
          delivered by AnnTaylor, Inc. ("Ann Taylor") in favor of Cygne Designs, Inc., a Delaware corporation ("Cygne").

                             W I T N E S S E T H

                    WHEREAS, Ann Taylor and Cygne are parties to a Letter Agreement, dated as of February 10, 1995, pursuant to which Ann Taylor made cash advances to Cygne in the amount of $5,000,000 (the "Advance").

                    WHEREAS, Ann Taylor made certain additional cash advances to Cygne in the amount of $2,985,000 (the
          "Additional Advances").

                    WHEREAS, Cygne is party to a Stock and Asset
          Purchase Agreement, dated as of June 7, 1996 (the "Pur-chase Agreement") by and among Cygne, Cygne Group (F.E.) Limited, a Hong Kong corporation and wholly owned subsid-iary of Cygne, AnnTaylor Stores Corporation, a Delaware corporation and holder of all of the outstanding capital stock of Ann Taylor ("ATSC"), and Ann Taylor, pursuant to which Buyer is purchasing from Seller and Seller is selling to Buyer certain assets of Seller.

                    WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, and pursuant thereto, among other things, ATSC has agreed to cause Ann Taylor to enter into this Advance Instrument to forgive, release and discharge the Advance and the Additional Advances.

                    NOW, THEREFORE, in consideration of the premis-es contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    1.   Release and Discharge.  Ann Taylor, for
          itself and its successors and assigns, does hereby for-give, release and discharge Cygne from any and all of Cygne's obligations for the repayment of the Advance and the Additional Advances and from any and all manner of actions and causes of action, claims and demands, suits, damages, costs, legal fees, expenses, debts, dues, ac-counts, bonds, covenants, contracts, agreements and compensation whatsoever, in law or in equity, whether the same are known or unknown, accrued or unaccrued, fixed or contingent ("Claims") which Ann Taylor now has or may hereafter have against Cygne in as much as such Claims relate to repayment of the Advance or the Additional Advances.

                    2. Amendment, Modification and Waiver. This Advance Instrument may be amended, modified or supple-mented at any time by written agreement of the parties hereto. Any failure by Cygne, on the one hand, or Ann Taylor, on the other hand, to comply with any term or provision of this Advance Instrument may be waived by Ann Taylor or Cygne, respectively, at any time by an instru-ment in writing signed by or on behalf of Ann Taylor or Cygne, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subse-quent or other failure to comply.

                    3. Notices. All notices, requests, demands, waivers and other communications given under this Advance Instrument shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmis-sion (receipt of which is confirmed):

                         (a)  If to Ann Taylor, to:

                              AnnTaylor, Inc.
                              142 West 57th Street
                              New York, New York  10019
                              Attention:  General Counsel
                              Facsimile:  (212) 541-3299

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              One Rodney Square
                              Wilmington, Delaware  19801
                              Attention:  Patricia Moran Chuff, Esq.
                              Facsimile:  (302) 651-3001

                         (b)  If to Cygne, to:

                              Cygne Designs, Inc.
                              1372 Broadway
                              New York, New York  10018
                              Attention:  General Counsel
                              Facsimile:  (212) 536-4174

                              with a copy to:

                              Fulbright and Jaworski L.L.P.
                              666 Fifth Avenue
                              New York, New York  10103
                              Attention:  Roy L. Goldman, Esq.
                              Facsimile:  (212) 752-5958

          or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 3, to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day follow-ing the date on which delivered to such overnight courier and on the date of such facsimile transmission and confir-mation, except for a notice of change of person or ad-dress, which shall be effective only upon receipt thereof.

                    4. Third-Party Beneficiaries. Except as oth-erwise expressly provided herein, this Advance Instrument is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Advance Instrument.

                    5.   Governing Law.  This Advance Instrument
          shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

                    6. Counterparts. This Advance Instrument may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    7. Interpretation. The section headings con-tained in this Advance Instrument are solely for the pur-pose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Advance Instrument. As used in this Advance Instrument, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                    8. Binding Effect; Assignment. This Advance Instrument and all of the provisions hereof shall be bind-ing upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Advance Instrument nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Ann Taylor or Cygne without the prior written consent of the other party hereto; provided, however, that Ann Taylor may assign any or all of its rights, interests or obligations hereunder to any one or more wholly owned subsidiary of ATSC, provided, however, that no such assignment by Ann Taylor shall limit or af-fect Ann Taylor's obligations hereunder.


                    IN WITNESS WHEREOF, the parties have caused this Advance Instrument to be duly executed as of the day and year first above written.

                                   ANNTAYLOR, INC.

                                   By:_____________________________
                                      Name:
                                      Title:

                                   CYGNE DESIGNS, INC.

                                   By:_____________________________
                                      Name:
                                      Title:


                                                          EXHIBIT E

                               PLEDGE AGREEMENT

                    This PLEDGE AGREEMENT (the "Pledge Agreement"),
          dated           , 1996, is made by and between Cygne
          Designs, Inc. ("Seller") and AnnTaylor, Inc., a Delaware corporation ("Buyer") (the "Pledge Agreement"). Capital-ized terms used and not otherwise defined herein shall have the respective meanings set forth in the Stock and
          Asset Purchase Agreement, dated             , 1996, by
          and among the parties hereto and AnnTaylor Stores Corpo-ration, a Delaware corporation and holder of all of the outstanding capital stock of Buyer, and Cygne Group (F.E.) Limited ("CGFE"), a Hong Kong corporation and a wholly owned subsidiary of Seller (the "Purchase Agree-ment").

                             W I T N E S S E T H

                    WHEREAS, the parties hereto have entered into the Purchase Agreement providing for, among other things, the sale by Seller to Buyer of the Assets and the sale by Seller and CGFE to Buyer of the CAT Shares owned by it, for the Purchase Price specified in the Purchase Agree-ment;

                    WHEREAS, under the terms of the Purchase Agree-ment, a portion of the estimated Cash Consideration is to be deposited by Buyer in an account in the name of Buyer, subject to the security interest of Seller, at [Bank] pending final resolution of the amount of the Cash Con-sideration, which account and security shall be pledged upon consummation of the Closing by Buyer to Seller, pursuant to this Pledge Agreement;

                    WHEREAS, Buyer has caused to be opened Account No. _________ (the "Bank Account") with [Bank] at its office at [Address], in the name of Buyer, as pledgor, subject to the security interest of Seller, as pledgee, and has caused such account to be credited with ___________ [$ amount equal to 20% of the Estimated Amount] in immediately available funds (the "Pledged Amount"); and

                    WHEREAS, Buyer wishes to pledge and to grant a security interest in the Bank Account and the Pledged
          Amount to Seller as herein provided;

                    NOW, THEREFORE, in consideration of the premis-es contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    SECTION 1.  Pledge.  Buyer hereby pledges and
          grants to Seller a security interest in the following collateral (the "Collateral"):

                    (a) the Bank Account and all certificates and instruments, if any, from time to time representing or evidencing the Bank Account;

                    (b)  the Pledged Amount and all certificates
               and instruments, if any, from time to time repre-senting or evidencing the Pledged Amount;

                    (c) all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral or otherwise credited to the Bank Account; and

                    (d) all proceeds of any and all of the forego-ing Collateral.

                    SECTION 2.  Security for Obligations.  This
          Pledge Agreement and the security interest in and pledge of the Collateral hereunder secures the payment to Seller of all obligations of Buyer owed to Seller now or hereaf-ter existing under the Purchase Agreement and any fees and expenses (including attorney's fees) incurred in connection with the successful exercise by the secured party of any of its remedies hereunder (all such obliga-tions of Buyer being referred to hereinafter as the "Obligations").

                    SECTION 3. Maintaining the Account. Title to the Bank Account and the Pledged Amount shall remain and reside in Buyer but subject to the rights of Seller hereunder, until the proceeds of the Pledged Amount are distributed to the parties, as their interests may ap-pear, pursuant to the terms of the Purchase Agreement.
          So long as any Obligations of Buyer are outstanding, it shall be a term and condition of the Bank Account, except as otherwise provided by the provisions of Section 8 of this Pledge Agreement, that no amount (including interest on the Bank Account) shall be paid or released to or for the account of or withdrawn by or for the account of Buyer or any other person or entity from the Bank Ac-count.

                    SECTION 4.  Investing of Amounts in the Ac-
          count. Buyer may from time to time (i) invest amounts on deposit in the Bank Account in such notes, certificates of deposit and other debt instruments as Buyer may select and Seller may approve ("Permitted Investments") and (ii) invest interest paid on the Permitted Investments re-ferred to in clause (i) above, and reinvest other pro-ceeds of any such Permitted Investments which may mature or be sold, in each case in such Permitted Investments as Buyer may select and Seller may approve. Seller hereby approves any U.S. Treasury security having a remaining maturity of 30 days or less. Interest and proceeds that are not invested or reinvested in Permitted Investments as provided above shall be deposited and held in the Bank Account.

                    SECTION 5.  Representations and Warranties.

                    (a) Buyer represents that it is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encum-brance except for the security interest created by this Pledge Agreement.

                    (b)  Buyer represents that the pledge of the
          Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

                    (c)  Buyer represents that no consent of any
          other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by Buyer of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Buyer, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Seller of its rights and remedies hereunder.

                    (d) Buyer and Seller represent that there are no conditions precedent to the effectiveness of this Pledge Agreement that have not been satisfied or waived.

                    SECTION 6.  Further Assurances.  Seller and
          Buyer agree that at any time and from time to time, at the expense of Seller and Buyer, Seller and Buyer will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Seller may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Seller to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                    SECTION 7. Transfers and Other Liens. Buyer agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any lien, security interest option or other charge or encumbrance upon or with re-spect to any of the Collateral except for the security interest under this Pledge Agreement.

                    SECTION 8. Withdrawals Upon Final Determina-tion of the Purchase Price Adjustment. Upon the final determination of the Purchase Price pursuant to Section
          1.6 of the Purchase Agreement, (i) Seller hereby releases its right and security interest in the Pledged Amount (but not in the proceeds thereof, to the extent such proceeds are due to Seller pursuant to said Section 1.6) without any further action required on the part of Sell-er, (ii) Buyer shall retain any amounts to which it is entitled under Section 1.6 of the Purchase Agreement and
          (iii) Buyer shall deliver to Seller the remaining amount in the Pledged Amount, if any.

                    SECTION 9.  Remedies.  Seller shall have all
          rights and remedies available to a secured creditor under the New York Uniform Commercial Code (the "Code").

                    SECTION 10.  Expenses.  Notwithstanding any-
          thing in this Pledge Agreement to the contrary, whether or not the transactions contemplated by this Pledge Agreement shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Pledge Agreement, except to the extent provided in Section 2 hereof.

                    SECTION 11. Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement, and no consent to any departure by Buyer herefrom shall in any event be effective unless the same shall be in writing and signed by Seller, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    SECTION 12. Addresses for Notices. All notic-es and other communications provided for hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like no-
          tice):

                    (a)  if to Buyer, to:

                         AnnTaylor, Inc.
                         142 West 57th Street
                         New York, New York  10016
                         Attention:  Paul E. Francis
                         Telecopy:  (212) 541-3299

                         with a copy to:

                         AnnTaylor, Inc.
                         142 West 57th Street
                         New York, New York  10016
                         Attention:  Jocelyn F.L. Barandiaran
                         Telecopy: (212) 541-3299

                         and a further copy to:

                         Skadden, Arps, Slate, Meagher & Flom
                         One Rodney Square
                         7th Floor
                         Wilmington, DE  19801
                         Attention:  Patricia Moran Chuff
                         Telecopy:   302-651-3001

                         and

                    (b)  if to Seller, to:

                         Cygne Designs, Inc.
                         1372 Broadway
                         New York, New York
                         Attention:  Bernard M. Manuel
                         Telecopy:  (212) 921-8318

                         with a copy to:

                         Cygne Designs, Inc.
                         1372 Broadway
                         New York, New York
                         Attention:  Paul D. Baiocchi
                         Telecopy: (212) 921-8318

                         and a further copy to:

                         Fulbright & Jaworski L.L.P.
                         666 Fifth Avenue
                         New York, New York  10103
                         Attention:  Roy L. Goldman
                         Telecopy:  (212) 752-5958

                    SECTION 13.  Continual Security Interest;
          Termination. This Pledge Agreement shall create a con-tinuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Pledge Agreement, (ii) be binding upon Buyer, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Seller and its respective successors, transferees and assigns.

                    SECTION 14. Governing Law; Terms. This Pledge Agreement shall be governed by and construed in accor-dance with the laws of the State of New York without regard to any applicable principles of conflicts of law. Unless otherwise defined herein or in the Purchase Agree-ment, terms defined in Article 9 of the Code are used herein as therein defined.

                    IN WITNESS WHEREOF, Buyer and Seller have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              ANNTAYLOR, INC.

                              By:
                                 Name:
                                 Title:

                              CYGNE DESIGNS, INC.

                              By:
                                 Name:
                                 Title:



                                                               EXHIBIT F

                                   TERM SHEET

                        NY Transition Services Agreement

          Access to CAM-CAD Equipment    Buyer shall allow up to two
                                         (2) of Seller's employees
                                         access to the CAM-CAD mark-
                                         ing and grading work sta-
                                         tions free of charge from
                                         the date of the Closing
                                         through the end of fiscal
                                         1996.

          Option to Purchase             Seller shall have the option
                                         to purchase the CAM-CAD
                                         equipment at the end of fis-
                                         cal 1996 at its net book
                                         value.

          Access to Sample Room and      Buyer shall allow up to
          Equipment                      three (3) patternmakers and
                                         up to six (6) sewers to use
                                         the sample room and related
                                         equipment free of charge
                                         from the date of the Closing
                                         through the sixty (60)-day
                                         period following the date of
                                         the Closing.



                                                         EXHIBIT G

                                   TERM SHEET

                       Miami Transition Services Agreement

           Warehouse Rental Payment      Buyer shall pay to Seller
                                         $40,000 per year (represent-
                                         ing 50% of the amount of the
                                         rent paid by Seller under
                                         the Miami Lease applicable
                                         to the portion of the Miami
                                         Facility relating to the
                                         trim and consolidation ware-
                                         house) for a period of two
                                         (2) years from the Closing
                                         Date.

           Warehouse Labor Payments      Seller shall provide to Buy-
                                         er trim and consolidation
                                         services of five (5) employ-
                                         ees of Seller at the Miami
                                         Facility and Buyer shall pay
                                         to Seller an amount equal to
                                         50% of the labor costs asso-
                                         ciated with such employees
                                         for a period of two (2)
                                         years from the Closing Date,
                                         subject to earlier termina-
                                         tion by Buyer upon ninety
                                         (90) days' notice to Seller.

           Expiration of Miami Lease     Upon expiration of the cur-
                                         rent term of the Miami Lease
                                         on January 20, 1997: (i)
                                         in the event that Seller
                                         does not renew the Miami
                                         Lease and ceases its Miami
                                         trim and consolidation oper-
                                         ations, then the Miami Tran-
                                         sition Services Agreement
                                         shall terminate; and (ii) in
                                         the event that Seller does
                                         not renew the Miami Lease
                                         but relocates and continues
                                         the Miami trim and consoli-
                                         dation operations in another
                                         facility, then the Miami
                                         Transition Services Agree-
                                         ment shall apply to the new
                                         facility.



                                                          EXHIBIT H

                             CONSULTING AGREEMENT

                    THIS CONSULTING AGREEMENT is made and entered into as of the ___ day of August, 1996, by and between AnnTaylor Stores Corporation, a Delaware corporation ("ATSC"), AnnTaylor, Inc., a Delaware corporation and wholly owned subsidiary of ATSC ("ATI" and, together with ATSC, "Ann Taylor"), Cygne Designs, Inc., a Delaware corporation ("Cygne"), and Mr. Bernard M. Manuel ("Con-sultant").

                             W I T N E S S E T H:

                    WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of June 7, 1996, among ATSC, ATSI, Cygne and Cygne Group (F.E.) Limited, a
          Hong Kong corporation and wholly owned subsidiary of Cygne ("CGFE"), ATI acquired from Cygne (i) all of the shares of common stock, par value $.01 per share, of CAT US, Inc., a Delaware corporation ("CAT-US"), owned by Cygne; and (ii) certain of the assets of Cygne's AnnTaylor Woven Division (the "Division");

                    WHEREAS, pursuant to the Purchase Agreement, ATI acquired from CGFE all of the shares of common stock, par value $1 HK per share, of C.A.T. (Far East) Limited, a Hong Kong corporation ("CAT-Far East" and, together with CAT-US, "CAT"), owned by CGFE;

                    WHEREAS, CAT serves as a fully dedicated sourcing capability for ATI;

                    WHEREAS, prior to the date hereof, Cygne, through the Division, served as a private label designer, merchandiser and manufacturer of women's apparel for ATI;

                    WHEREAS, Consultant is the Chairman and Chief Executive Officer of Cygne with particular expertise regarding sourcing of fabric and materials, particularly with respect to suppliers and factories in Hong Kong and Asia; and

                    WHEREAS, Ann Taylor, as partial consideration for the transactions contemplated by the Purchase Agree-ment, desires to obtain, and Cygne and Consultant desire that Consultant provide, information, consultation, advice and other services in aid of Ann Taylor's busi-ness, all subject to the terms and conditions hereinafter set forth.

                    NOW, THEREFORE, in consideration of the forego-ing and of the representations, warranties, covenants, agreements and conditions contained herein, Ann Taylor, Cygne and Consultant, intending to be legally bound, agree as follows:

                    1.   Engagement of Consultant.

                         (a)  Cygne hereby covenants and agrees to
          make Consultant available to provide services to Ann Taylor upon the terms and conditions set forth herein. Consultant hereby agrees to act as a consultant to and on behalf of Ann Taylor in accordance with the terms and conditions set forth herein. Cygne, Consultant and Ann Taylor agree that Consultant will provide services to Ann Taylor not in excess of thirty percent (30%) of his business time and that Consultant will continue his duties as Chairman and Chief Executive Officer of Cygne. Cygne agrees to allow Consultant reasonable time to perform his duties as a consultant to Ann Taylor on a timely basis, provided, however, that the performance of such duties shall be at mutually agreeable times that do not unreasonably interfere with Consultant's continuing obligations to Cygne.

                         (b)  Cygne shall cause Consultant to, at
          the request of the President of Ann Taylor, provide Ann Taylor information, consultation and advice on fabric and material sourcing, particularly with respect to suppliers and factories in Hong Kong and Asia.

                         (c)  Cygne shall cause Consultant, and
          Consultant hereby agrees, to diligently and faithfully serve Ann Taylor and to devote his reasonable best ef-forts, his highest talents and skills, and all necessary time and attention in providing the information, consul-tation and advice requested pursuant to paragraph (b) of this Section 1; provided that Consultant shall not, without the consent of Cygne and Consultant, be required to travel outside HongKong. Cygne hereby consents to the allocation of up to thirty percent (30%) of Consultant's business time to perform services under this Agreement.

                    2. Term of Agreement. Unless terminated at an earlier date in accordance with Section 4 of this Agreement, the term of this Agreement shall commence on the date of this Agreement and shall end on the third anniversary thereof (the "Expiration Date").

                    3.   Payment for Services.

                         (a)  Consultant's Fee.  In consideration
          of Cygne causing Consultant to perform the services provided for in this Agreement, Ann Taylor shall pay to Cygne, at such time and in the manner as set forth in
          Section 3(b) hereof, a fee of $225,000 per year (the "Consultant's Fee"). Ann Taylor shall not provide Con-sultant with any compensation or benefits, including, but not limited to, medical or pension benefits, bonuses or vacation, holiday or sick pay.

                         (b)  Time of Payment.  The Consultant's
          Fee shall be due and payable to Cygne by Ann Taylor in quarterly installments commencing on the date hereof; provided, however, that the first installment shall be prorated to reflect the remaining days of the current fiscal quarter.

                         (c)  Reimbursement of Expenses.  Ann
          Taylor shall reimburse Cygne or Consultant, as the case may be, for all reasonable out-of-pocket expenses in-curred by Cygne or Consultant in connection with the performance of Consultant's services hereunder in accor-dance with AnnTaylor's travel policies.

                    4.   Termination.

                         (a)  Death.  This Agreement shall termi-
          nate upon the Consultant's death.

                         (b)  Termination by Default.  Each of the
          following shall constitute, without limitation or re-striction, an event of default under this Agreement, in which case, the non-defaulting party may give the other notice that this Agreement shall terminate on the date selected by the non-defaulting party and set forth in such notice (the "Termination Date"), unless cured as specified below:

                              i)  If either Ann Taylor or
               Cygne shall, whether by action or inaction, breach in any material respect any obligation under this Agreement, including a material failure by Consultant to perform his duties and responsibilities hereunder, and such breach is not remedied within thirty (30) days after written notice thereof from the non-defaulting party;

                              ii)  If, for any reason, Consul-
               tant shall be convicted of a felony; or if Consultant shall be convicted of any other crime as a result of which his ability to per-form the services described in Section 1 hereof is materially impaired;

                              iii)  If there has been fraud,
               bad faith or willful misconduct on the part of Cygne or Consultant in connection with the performance of Consultant's duties and respon-sibilities hereunder;

                              iv)  If Ann Taylor institutes pro-
               ceedings relief under the United States Bankruptcy Code or any similar law, or consents to entry of an order for relief against it in any bankruptcy or insolvency proceeding or similar proceeding, or files a petition or answer or consent for reorgani-zation or other relief under any bankruptcy act or similar law, or consents to the filing against it, of any petition for the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or fails to pay its debts as they become due or takes any action in furtherance of the foregoing; or

                              v)   If Cygne or Consultant breaches
               in any manner Section 5 hereof.

                         (c)  Effect of Termination.  Upon termina-
          tion of this Agreement, Cygne's obligation to cause Consultant to provide services to Ann Taylor hereunder, and Ann Taylor's obligation to make payment to Cygne under Section 3 hereof, shall terminate, except that AnnTaylor shall be obligated to reimburse all expenses incurred through the termination date in accordance with
          Section 3(b) hereof.

                    5.   Confidentiality.

                         (a)  Proprietary Information.  Each of
          Cygne and Consultant acknowledges and agrees that during the course of the provision of Consultant's services to Ann Taylor, Consultant may be exposed to sensitive data and information concerning the business and affairs of Ann Taylor, including, without limitation, fabric, prod-uct and merchandise designs, and that all of such data and information, financial plans, financial results, quantity or assortment of merchandise orders or plans and inventory levels (collectively, the "Proprietary Informa-tion") are vital, sensitive, confidential and proprietary to Ann Taylor.

                         (b)  Consultant's Agreement.  In consider-
          ation of the Purchase Price (as defined in the Purchase Agreement) to be paid by Ann Taylor to Cygne in connec-tion with the transactions contemplated by the Purchase Agreement, Consultant agrees to the covenants and re-strictions set forth in this Section 5.

                         (c)  Cygne's Agreement.  In consideration
          of the Purchase Price to be paid by Ann Taylor to Cygne in connection with the transactions contemplated by the Purchase Agreement, Cygne agrees to the covenants and restrictions set forth in this Section 5.

                         (d)  Trade Secret Status.  Each of Cygne
          and Consultant expressly acknowledges the trade secret status of the Proprietary Information and acknowledges that the Proprietary Information constitutes a protectable business interest of Ann Taylor, and cove-nants and agrees that during the term of the engagement hereunder and at all times after the expiration or termi-nation of such engagement, neither Cygne nor Consultant shall, directly or indirectly, whether, in the case of Consultant, individually, as a director, stockholder, owner, partner, employee, principal or agent of or con-sultant to any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Proprietary Information, other than in the proper performance of the duties contemplated herein during the term of the engagement hereunder. Cygne's and Consultant's obligations under this Section 5(d) with respect to particular Proprietary Information shall terminate only at such time (if any) as the Proprietary Information in question becomes generally known to the public other than through a breach of either Cygne's or Consultant's obligations hereunder.

                         (e)  Return of Proprietary Information.
          Each of Cygne and Consultant acknowledges and agrees that all records or documents containing Proprietary Informa-tion prepared by Consultant or coming into his possession by virtue of the engagement are and shall remain the property of Ann Taylor and that, upon termination or expiration of this engagement, Consultant shall return immediately to Ann Taylor all such items in his posses-sion, together with all copies and extracts, and will destroy all summaries thereof and any such information stored electronically on tapes, computer disks or in any other manner.

                         (f)  Consultant Non-Solicitation.  Consul-
          tant agrees that during the term of this Agreement and for a period of one (1) year thereafter he shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Ann Taylor to leave his or her business association with Ann Taylor.

                         (g)  Cygne Non-Solicitation.  Cygne agrees
          that during the term of this Agreement and for a period of one (1) year thereafter it shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Ann Taylor to leave his or her business association with Ann Taylor.

                         (h)  Ann Taylor Non-Solicitation.  Ann
          Taylor agrees that during the term of this Agreement and for a period of one (1) year thereafter it shall not, di-rectly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Cygne to leave his or her business association with Cygne.

                         (i)  Acknowledgment.  Consultant and Cygne
          acknowledge and agree that the covenants set forth in this Section 5 and each subsection hereof are reasonable and necessary for the protection of Ann Taylor's business interests, that irreparable injury will result to Ann Taylor if Consultant or Cygne breaches any of the terms of said covenants, and that in the event of Consultant's or Cygne's actual or threatened breach of any such covenants, Ann Taylor will have no adequate remedy at law. Cygne and Consultant accordingly agree that in the event of any actual or threatened breach by Consultant of any of said covenants, Ann Taylor shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damages. Cygne accordingly agrees that in the event of any actual or threatened breach by Cygne of any of said covenants, Ann Taylor shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damages. Notwithstanding the provisions of Section 9 hereof, such equitable relief may be sought in any court of competent jurisdiction. Nothing contained herein shall be construed as prohibiting Ann Taylor from pursu-ing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

                         (j)  The provisions of this Section 5
          shall survive the expiration or termination of this Agreement, and any of the arrangements contained herein, and shall be binding upon Consultant's, Cygne's and Ann Taylor's corporate or personal successors and as-signs.

                    6. Representations and Warranties of Consul-tant. Consultant represents and warrants to Cygne and Ann Taylor that he has full legal power and authority to enter into this Agreement, perform all of his obligations hereunder and to consummate the transactions contemplated hereby.

                    7.   Consultant's Independence and Discretion.

                         (a)  Nothing herein contained shall be
          construed to constitute the parties hereto as partners or as joint venturers, or as agent of the others, or, as between Ann Taylor and Consultant, as employer and em-ployee. By virtue of the relationship described herein, Consultant's relationship to Ann Taylor during the term of this Agreement shall only be that of an independent contractor and the Consultant shall perform all services pursuant to this Agreement as an independent contractor. The Consultant shall not provide any services under Ann Taylor's business name and shall not present himself as an agent or employee of Ann Taylor and shall have no authority to enter into any binding obligation on behalf of Ann Taylor.

                         (b)  Subject to the terms of this Agree-
          ment, the manner, means, details or methods by which the Consultant performs his obligations under this Agreement shall be determined by Cygne, subject to the reasonable satisfaction of Ann Taylor.

                         (c)  Each of Cygne and Consultant acknowl-
          edges and agrees that Ann Taylor shall not provide to Consultant any unemployment, disability, workers' compen-sation or medical insurance or any other employee bene-fits. Payments to Cygne under Section 3 hereof shall not be subject to withholding taxes or other employment taxes.

                    8.   Arbitration.  Any controversy or claim
          arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before three (3) arbitrators selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of New York. Arbitration as provided herein shall be the exclusive means for determi-nation of all matters as above provided, and any decision and award of the arbitrators shall be final, binding and conclusive upon the parties and such decision and award may be entered as a final judgment in any court of compe-tent jurisdiction. Except as provided in Section 5(j) hereof, none of the parties shall institute any action or proceeding in any court of law or equity, state or feder-al, other than as may be necessary for purposes of en-forcement of the arbitrators' decision and award hereun-der.

                    9. Consultant's Employment. Cygne and Con-sultant hereby acknowledge that Consultant's execution of this Agreement is a condition to Consultant's continued employment with Cygne.

                    10. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

                         (a)  If to ATSC or ATI, to:

                              AnnTaylor Stores Corporation
                              142 West 57th Street
                              New York, New York  10019
                              Attention:  General Counsel
                              Facsimile:  (212) 541-3299

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              One Rodney Square
                              Wilmington, Delaware  19801
                              Attention:  Patricia Moran Chuff, Esq.
                              Facsimile:  (302) 651-3001

                         (b)  If to Cygne, to:

                              Cygne Designs, Inc.
                              1372 Broadway
                              New York, New York  10018
                              Attention:  General Counsel
                              Facsimile:  (212) 536-4174

                              with a copy to:

                              Fulbright and Jaworski, L.L.P.
                              666 Fifth Avenue
                              New York, New York  10103
                              Attention:  Roy L. Goldman, Esq.
                              Facsimile:  (212) 752-5958

                         (c)  If to Consultant, to:

                              Cygne Designs, Inc.
                              1372 Broadway
                              New York, New York  10018
                              Attention:   Bernard M. Manuel
                              Facsimile:   (212) 536-4174

          or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 10 to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day follow-ing the date on which delivered to such overnight courier and on the date of such facsimile transmission and confir-mation, except for a notice of change of person or ad-dress, which shall be effective only upon receipt thereof.

                    11. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with re-spect to the subject matter hereof. This Agreement super-sedes all prior agreements and understandings, oral and written, with respect to its subject matter.

                    12. Severability. Should any provision of this Agreement, or any part thereof, for any reason be declared invalid or unenforceable, such declaration shall not af-fect the validity or enforceability of any other provision of this Agreement, or any other part thereof, all of which other provisions, and parts, shall remain in full force and effect, and the application of such invalid or unen-forceable provision, or such part thereof, to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

                    13. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their re-spective heirs, executors, successors and permitted as-signs, but, except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by ATSC, ATI, Cygne or Consultant without the prior written consent of the other parties hereto; provided, however, that ATSC or ATI may assign any or all of its rights, interests or obligations hereunder to any one or more, direct or indirect, wholly owned subsidiaries of ATSC or ATI, provided, however, that no such assignment by ATSC or ATI shall limit or affect ATSC's or ATI's obligations hereunder; provided, further, however, that this Agreement shall automatically be assigned to and assumed by Consul-tant in the event that (i) Consultant's employment with Cygne is terminated; or (ii) Cygne is liquidated or dis-solved, whether through Chapter 7 of the U.S. Bankruptcy Laws or otherwise; provided, however, that Consultant hereby agrees, in the event of any such assignment by Cygne and assumption by Consultant, to assume and perform all of Cygne's obligations hereunder, to the extent appli-cable.

                    14. Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by Cygne or Consultant, on the one hand, or ATSC or ATI, on the other hand, to comply with any term or provision of this Agreement may be waived by ATSC, ATI, Cygne or Consultant, respectively, at any time by an in-strument in writing signed by or on behalf of ATSC, ATI, Cygne or Consultant, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                    15. Third-Party Beneficiaries. Except as oth-erwise expressly provided herein, this Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, lia-bility, reimbursement, cause of action or other right under or by reason of this Agreement.

                    16. Counterparts. This Agreement may be exe-cuted in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    17. Interpretation. The section headings con-tained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpreta-tion of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any de-partment or agency thereof.

                    18.  Governing Law.  This Agreement shall be
          governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.


                    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                      ANNTAYLOR STORES CORPORATION

                                      By:
                                         Name:
                                         Title:

                                      ANNTAYLOR, INC.

                                      By:__________________________
                                         Name:
                                         Title:

                                      CYGNE DESIGNS, INC.

                                      By:__________________________
                                         Name:
                                         Title:

                                      CONSULTANT


                                      Bernard M. Manuel
                                      Consultant





                                                          EXHIBIT I

                             CONSULTING AGREEMENT

                    THIS CONSULTING AGREEMENT is made and entered into as of the ___ day of August, 1996, by and between AnnTaylor Stores Corporation, a Delaware corporation ("ATSC"), AnnTaylor, Inc., a Delaware corporation and wholly owned subsidiary of ATSC ("ATI" and, together with ATSC, "Ann Taylor"), Cygne Designs, Inc., a Delaware corporation ("Cygne"), and Mr. Irving Benson ("Consul-tant").

                             W I T N E S S E T H:

                    WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of June 7, 1996, among ATSC, ATSI, Cygne and Cygne Group (F.E.) Limited, a
          Hong Kong corporation and wholly owned subsidiary of Cygne ("CGFE"), ATI acquired from Cygne (i) all of the shares of common stock, par value $.01 per share, of CAT US, Inc., a Delaware corporation ("CAT-US"), owned by Cygne; and (ii) certain of the assets of Cygne's AnnTaylor Woven Division (the "Division");

                    WHEREAS, pursuant to the Purchase Agreement, ATI acquired from CGFE all of the shares of common stock, par value $1 HK per share, of C.A.T. (Far East) Limited, a Hong Kong corporation ("CAT-Far East" and, together with CAT-US, "CAT"), owned by CGFE;

                    WHEREAS, CAT serves as a fully dedicated sourcing capability for ATI;

                    WHEREAS, prior to the date hereof, Cygne, through the Division, served as a private label designer, merchandiser and manufacturer of women's apparel for ATI;

                    WHEREAS, Consultant is the President and Vice
          Chairman of Cygne with particular expertise regarding design, merchandising and product development; and

                    WHEREAS, Ann Taylor, as partial consideration for the transactions contemplated by the Purchase Agree-ment, desires to obtain, and Cygne and Consultant desire that Consultant provide, information, consultation, advice and other services in aid of Ann Taylor's busi-ness, all subject to the terms and conditions hereinafter set forth.

                    NOW, THEREFORE, in consideration of the forego-ing and of the representations, warranties, covenants, agreements and conditions contained herein, Ann Taylor, Cygne and Consultant, intending to be legally bound, agree as follows:

                    1.   Engagement of Consultant.

                         (a)  Cygne hereby covenants and agrees to
          make Consultant available to provide services to Ann Taylor upon the terms and conditions set forth herein. Consultant hereby agrees to act as a consultant to and on behalf of Ann Taylor in accordance with the terms and conditions set forth herein. Cygne, Consultant and Ann Taylor agree that Consultant will provide services to Ann Taylor not in excess of thirty percent (30%) of his business time and that Consultant will continue his duties as President and Vice Chairman of Cygne. Cygne agrees to allow Consultant reasonable time to perform his duties as a consultant to Ann Taylor on a timely basis, provided, however, that the performance of such duties shall be at mutually agreeable times that do not unrea-sonably interfere with Consultant's continuing obliga-tions to Cygne.

                         (b)  Cygne shall cause Consultant to, at
          the request of the President of Ann Taylor, provide Ann
          Taylor information, consultation and advice on design, merchandising and product development.

                         (c)  Cygne shall cause Consultant, and
          Consultant hereby agrees, to diligently and faithfully serve Ann Taylor and to devote his reasonable best ef-forts, his highest talents and skills, and all necessary time and attention in providing the information, consul-tation and advice requested pursuant to paragraph (b) of this Section 1; provided that Consultant shall not, without the consent of Cygne and Consultant, be required to travel outside New York. Cygne hereby consents to the allocation of up to thirty percent (30%) of Consultant's business time to perform services under this Agreement.

                    2. Term of Agreement. Unless terminated at an earlier date in accordance with Section 4 of this Agreement, the term of this Agreement shall commence on the date of this Agreement and shall end on the third anniversary thereof (the "Expiration Date").

                    3.   Payment for Services.

                         (a)  Consultant's Fee.  In consideration
          of Cygne causing Consultant to perform the services provided for in this Agreement, Ann Taylor shall pay to Cygne, at such time and in the manner as set forth in
          Section 3(b) hereof, a fee of $225,000 per year (the "Consultant's Fee"). Ann Taylor shall not provide Con-sultant with any compensation or benefits, including, but not limited to, medical or pension benefits, bonuses or vacation, holiday or sick pay.

                         (b)  Time of Payment.  The Consultant's
          Fee shall be due and payable to Cygne by Ann Taylor in quarterly installments commencing on the date hereof; provided, however, that the first installment shall be prorated to reflect the remaining days of the current fiscal quarter.

                         (c)  Reimbursement of Expenses.  Ann
          Taylor shall reimburse Cygne or Consultant, as the case may be, for all reasonable out-of-pocket expenses in-curred by Cygne or Consultant in connection with the performance of Consultant's services hereunder in accor-dance with AnnTaylor's travel policies.

                    4.   Termination.

                         (a)  Death.  This Agreement shall termi-
          nate upon the Consultant's death.

                         (b)  Termination by Default.  Each of the
          following shall constitute, without limitation or re-striction, an event of default under this Agreement, in which case, the non-defaulting party may give the other notice that this Agreement shall terminate on the date selected by the non-defaulting party and set forth in such notice (the "Termination Date"), unless cured as specified below:

                              i)  If either Ann Taylor or
               Cygne shall, whether by action or inaction, breach in any material respect any obligation under this Agreement, including a material failure by Consultant to perform his duties and responsibilities hereunder, and such breach is not remedied within thirty (30) days after written notice thereof from the non-defaulting party;

                              ii)  If, for any reason, Consul-
               tant shall be convicted of a felony; or if Consultant shall be convicted of any other crime as a result of which his ability to per-form the services described in Section 1 hereof is materially impaired;

                              iii)  If there has been fraud,
               bad faith or willful misconduct on the part of Cygne or Consultant in connection with the performance of Consultant's duties and respon-sibilities hereunder;

                              iv)  If Ann Taylor institutes pro-
               ceedings relief under the United States Bankruptcy Code or any similar law, or consents to entry of an order for relief against it in any bankruptcy or insolvency proceeding or similar proceeding, or files a petition or answer or consent for reorgani-zation or other relief under any bankruptcy act or similar law, or consents to the filing against it, of any petition for the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or fails to pay its debts as they become due or takes any action in furtherance of the foregoing; or

                              v)   If Cygne or Consultant breaches
               in any manner Section 5 hereof.

                         (c)  Effect of Termination.  Upon termina-
          tion of this Agreement, Cygne's obligation to cause Consultant to provide services to Ann Taylor hereunder, and Ann Taylor's obligation to make payment to Cygne under Section 3 hereof, shall terminate, except that AnnTaylor shall be obligated to reimburse all expenses incurred through the termination date in accordance with
          Section 3(b) hereof.

                    5.   Confidentiality.

                         (a)  Proprietary Information.  Each of
          Cygne and Consultant acknowledges and agrees that during the course of the provision of Consultant's services to Ann Taylor, Consultant may be exposed to sensitive data and information concerning the business and affairs of Ann Taylor, including, without limitation, fabric, prod-uct and merchandise designs, and that all of such data and information, financial plans, financial results, quantity or assortment of merchandise orders or plans and inventory levels (collectively, the "Proprietary Informa-tion") are vital, sensitive, confidential and proprietary to Ann Taylor.

                         (b)  Consultant's Agreement.  In consider-
          ation of the Purchase Price (as defined in the Purchase Agreement) to be paid by Ann Taylor to Cygne in connec-tion with the transactions contemplated by the Purchase Agreement, Consultant agrees to the covenants and re-strictions set forth in this Section 5.

                         (c)  Cygne's Agreement.  In consideration
          of the Purchase Price to be paid by Ann Taylor to Cygne in connection with the transactions contemplated by the Purchase Agreement, Cygne agrees to the covenants and restrictions set forth in this Section 5.

                         (d)  Trade Secret Status.  Each of Cygne
          and Consultant expressly acknowledges the trade secret status of the Proprietary Information and acknowledges that the Proprietary Information constitutes a protectable business interest of Ann Taylor, and cove-nants and agrees that during the term of the engagement hereunder and at all times after the expiration or termi-nation of such engagement, neither Cygne nor Consultant shall, directly or indirectly, whether, in the case of Consultant, individually, as a director, stockholder, owner, partner, employee, principal or agent of or con-sultant to any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Proprietary Information, other than in the proper performance of the duties contemplated herein during the term of the engagement hereunder. Cygne's and Consultant's obligations under this Section 5(d) with respect to particular Proprietary Information shall terminate only at such time (if any) as the Proprietary Information in question becomes generally known to the public other than through a breach of either Cygne's or Consultant's obligations hereunder.

                         (e)  Return of Proprietary Information.
          Each of Cygne and Consultant acknowledges and agrees that all records or documents containing Proprietary Informa-tion prepared by Consultant or coming into his possession by virtue of the engagement are and shall remain the property of Ann Taylor and that, upon termination or expiration of this engagement, Consultant shall return immediately to Ann Taylor all such items in his posses-sion, together with all copies and extracts, and will destroy all summaries thereof and any such information stored electronically on tapes, computer disks or in any other manner.

                         (f)  Consultant Non-Solicitation.  Consul-
          tant agrees that during the term of this Agreement and for a period of one (1) year thereafter he shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Ann Taylor to leave his or her business association with Ann Taylor.

                         (g)  Cygne Non-Solicitation.  Cygne agrees
          that during the term of this Agreement and for a period of one (1) year thereafter it shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Ann Taylor to leave his or her business association with Ann Taylor.

                         (h)  Ann Taylor Non-Solicitation.  Ann
          Taylor agrees that during the term of this Agreement and for a period of one (1) year thereafter it shall not, di-rectly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of Cygne to leave his or her business association with Cygne.

                         (i)  Acknowledgment.  Consultant and Cygne
          acknowledge and agree that the covenants set forth in this Section 5 and each subsection hereof are reasonable and necessary for the protection of Ann Taylor's business interests, that irreparable injury will result to Ann Taylor if Consultant or Cygne breaches any of the terms of said covenants, and that in the event of Consultant's or Cygne's actual or threatened breach of any such covenants, Ann Taylor will have no adequate remedy at law. Cygne and Consultant accordingly agree that in the event of any actual or threatened breach by Consultant of any of said covenants, Ann Taylor shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damages. Cygne accordingly agrees that in the event of any actual or threatened breach by Cygne of any of said covenants, Ann Taylor shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damages. Notwithstanding the provisions of Section 9 hereof, such equitable relief may be sought in any court of competent jurisdiction. Nothing contained herein shall be construed as prohibiting Ann Taylor from pursu-ing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

                         (j)  The provisions of this Section 5
          shall survive the expiration or termination of this Agreement, and any of the arrangements contained herein, and shall be binding upon Consultant's, Cygne's and Ann Taylor's corporate or personal successors and as-signs.

                    6. Representations and Warranties of Consul-tant. Consultant represents and warrants to Cygne and Ann Taylor that he has full legal power and authority to enter into this Agreement, perform all of his obligations hereunder and to consummate the transactions contemplated hereby.

                    7.   Consultant's Independence and Discretion.

                         (a)  Nothing herein contained shall be
          construed to constitute the parties hereto as partners or as joint venturers, or as agent of the others, or, as between Ann Taylor and Consultant, as employer and em-ployee. By virtue of the relationship described herein, Consultant's relationship to Ann Taylor during the term of this Agreement shall only be that of an independent contractor and the Consultant shall perform all services pursuant to this Agreement as an independent contractor. The Consultant shall not provide any services under Ann Taylor's business name and shall not present himself as an agent or employee of Ann Taylor and shall have no authority to enter into any binding obligation on behalf of Ann Taylor.

                         (b)  Subject to the terms of this Agree-
          ment, the manner, means, details or methods by which the Consultant performs his obligations under this Agreement shall be determined by Cygne, subject to the reasonable satisfaction of Ann Taylor.

                         (c)  Each of Cygne and Consultant acknowl-
          edges and agrees that Ann Taylor shall not provide to Consultant any unemployment, disability, workers' compen-sation or medical insurance or any other employee bene-fits. Payments to Cygne under Section 3 hereof shall not be subject to withholding taxes or other employment taxes.

                    8.   Arbitration.  Any controversy or claim
          arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before three (3) arbitrators selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of New York. Arbitration as provided herein shall be the exclusive means for determi-nation of all matters as above provided, and any decision and award of the arbitrators shall be final, binding and conclusive upon the parties and such decision and award may be entered as a final judgment in any court of compe-tent jurisdiction. Except as provided in Section 5(j) hereof, none of the parties shall institute any action or proceeding in any court of law or equity, state or feder-al, other than as may be necessary for purposes of en-forcement of the arbitrators' decision and award hereunder.

                    9. Consultant's Employment. Cygne and Con-sultant hereby acknowledge that Consultant's execution of this Agreement is a condition to Consultant's continued employment with Cygne.

                    10. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

                         (a)  If to ATSC or ATI, to:

                              AnnTaylor Stores Corporation
                              142 West 57th Street
                              New York, New York  10019
                              Attention:  General Counsel
                              Facsimile:  (212) 541-3299

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              One Rodney Square
                              Wilmington, Delaware  19801
                              Attention:  Patricia Moran Chuff, Esq.
                              Facsimile:  (302) 651-3001

                         (b)  If to Cygne, to:

                              Cygne Designs, Inc.
                              1372 Broadway
                              New York, New York  10018
                              Attention:  General Counsel
                              Facsimile:  (212) 536-4174

                              with a copy to:

                              Fulbright and Jaworski, L.L.P.
                              666 Fifth Avenue
                              New York, New York  10103
                              Attention:  Roy L. Goldman, Esq.
                              Facsimile:  (212) 752-5958

                         (c)  If to Consultant, to:

                              Cygne Designs, Inc.
                              1372 Broadway
                              New York, New York  10018
                              Attention:   Irving Benson
                              Facsimile:   (212) 536-4174

          or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 10 to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day follow-ing the date on which delivered to such overnight courier and on the date of such facsimile transmission and confir-mation, except for a notice of change of person or ad-dress, which shall be effective only upon receipt thereof.

                    11. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with re-spect to the subject matter hereof. This Agreement super-sedes all prior agreements and understandings, oral and written, with respect to its subject matter.

                    12. Severability. Should any provision of this Agreement, or any part thereof, for any reason be declared invalid or unenforceable, such declaration shall not af-fect the validity or enforceability of any other provision of this Agreement, or any other part thereof, all of which other provisions, and parts, shall remain in full force and effect, and the application of such invalid or unen-forceable provision, or such part thereof, to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

                    13. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their re-spective heirs, executors, successors and permitted as-signs, but, except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by ATSC, ATI, Cygne or Consultant without the prior written consent of the other parties hereto; provided, however, that ATSC or ATI may assign any or all of its rights, interests or obligations hereunder to any one or more, direct or indirect, wholly owned subsidiaries of ATSC or ATI, provided, however, that no such assignment by ATSC or ATI shall limit or affect ATSC's or ATI's obligations hereunder; provided, further, however, that this Agreement shall automatically be assigned to and assumed by Consul-tant in the event that (i) Consultant's employment with Cygne is terminated; or (ii) Cygne is liquidated or dis-solved, whether through Chapter 7 of the U.S. Bankruptcy Laws or otherwise; provided, however, that Consultant hereby agrees, in the event of any such assignment by Cygne and assumption by Consultant, to assume and perform all of Cygne's obligations hereunder, to the extent appli-cable.

                    14. Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by Cygne or Consultant, on the one hand, or ATSC or ATI, on the other hand, to comply with any term or provision of this Agreement may be waived by ATSC, ATI, Cygne or Consultant, respectively, at any time by an in-strument in writing signed by or on behalf of ATSC, ATI, Cygne or Consultant, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                    15. Third-Party Beneficiaries. Except as oth-erwise expressly provided herein, this Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, lia-bility, reimbursement, cause of action or other right under or by reason of this Agreement.

                    16. Counterparts. This Agreement may be exe-cuted in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    17. Interpretation. The section headings con-tained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpreta-tion of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any de-partment or agency thereof.

                    18.  Governing Law.  This Agreement shall be
          governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.


                    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                      ANNTAYLOR STORES CORPORATION

                                      By:
                                         Name:
                                         Title:

                                      ANNTAYLOR, INC.

                                      By:__________________________
                                         Name:
                                         Title:

                                      CYGNE DESIGNS, INC.

                                      By:__________________________
                                         Name:
                                         Title:

                                      CONSULTANT


                                      Irving Benson
                                      Consultant



                                                          EXHIBIT J

                            STOCKHOLDERS AGREEMENT

                    STOCKHOLDERS AGREEMENT, dated as of August __, 1996 (the "Agreement"), among AnnTaylor Stores Corpora-tion, a Delaware corporation (the "Company"), Cygne Designs, Inc., a Delaware corporation ("Cygne"), and Cygne Group ( F.E.) Limited, a Hong Kong corporation and wholly owned subsidiary of Cygne ("CGFE" and, together with Cygne, "Holder").

                    WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of June ___, 1996 (the "Purchase Agreement"), the Company has acquired (the "Acquisition") from Holder (i) all of the shares of common stock, par value $.01 per share, of CAT US, Inc., a Delaware corporation, and all of the HK $1 ordinary shares of C.A.T. (Far East) Limited, a Hong Kong corpora-tion, owned by Holder and (ii) certain of the assets of Cygne's AnnTaylor Woven Division;

                    WHEREAS, in consideration for the Acquisition, the Company has, among other things, issued to Holder ______ shares of common stock, par value $.0068 per share (the "Common Stock"), of the Company (the shares of Common Stock issued to Holder in consideration for the Acquisition are hereinafter referred to as the "Acquisi-tion Shares"); and

                    WHEREAS, the Company and Holder have determined that it is in their best interests that certain aspects of their relationship be regulated according to the terms and provisions of this Agreement.

                    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE I
                             CERTAIN DEFINITIONS

          Section 1.01  Definitions.

                    As used in this Agreement, the following terms shall have the following meanings:

                    The term "Acquisition" shall have the meaning ascribed to it in the second paragraph of the preamble.

                    The term "Acquisition Shares" shall have the meaning ascribed to it in the third paragraph of the preamble.

                    The term "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                    The term "Agreement" shall have the meaning ascribed to it in the first paragraph of the preamble.

                    The term "Common Stock" shall have the meaning ascribed to it in the third paragraph of the preamble.

                    The term "Company" shall have the meaning ascribed to it in the first paragraph of the preamble.

                    The term "Company Offering" shall mean the sale of equity securities of the Company, or securities con-vertible into or exchangeable or exercisable for equity securities of the Company, pursuant to a registration statement filed by the Company under the Securities Act (other than (i) a registration statement filed on Form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form) respecting an underwritten offering, whether primary or secondary, that is declared effective by the SEC.

                    The term "Company Subsidiary" shall mean any Person the majority of the outstanding voting securities or interests of which are owned by the Company, and shall include AnnTaylor Stores Corporation Finance Trust.

                    The term "Effective Date" shall have the mean-ing ascribed to it in Section 2.02.

                    The term "Exchange Act" shall mean the Securi-ties Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                    The term "Holder" shall have the meaning as-cribed to it in the first paragraph of the preamble.

                    The term "Losses" shall have the meaning as-cribed to it in Section 2.06(a).

                    The term "Person" shall mean an individual, trustee, corporation, partnership, business trust, limit-ed liability company, limited liability partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

                    The term "Purchase Agreement" shall have the meaning ascribed to it in the second paragraph of the preamble.

                    The term "Registration Expenses" shall have the meaning ascribed to it in Section 2.05.

                    The term "Rule 144" shall mean Rule 144 promul-gated under the Securities Act (or any successor rule).

                    The term "Rule 415 Offering" shall have the meaning ascribed to it in Section 2.01(a).

                    The term "SEC" shall mean the Securities and Exchange Commission.

                    The term "Securities Act" shall mean the Secu-rities Act of 1933, as amended, and the rules and regula-tions of the SEC promulgated thereunder.

                    The term "Shelf Registration Statement" shall have the meaning ascribed to it in Section 2.01(a).

                    The term "Transfer" shall mean any attempt to, directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any of the Acquisition Shares, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or take a pledge of any of the Acquisition Shares.

                                  ARTICLE II
                            REQUIRED REGISTRATION

          Section 2.01  Required Registration.

                    (a) Form S-3. As promptly as practicable, but in no event later than fifteen (15) business days after the date on which the Acquisition closes, the Company shall use reasonable best efforts to prepare and file with the SEC a registration statement (the "Shelf Regis-tration Statement") on Form S-3 or another appropriate form permitting registration of the Acquisition Shares so as to permit promptly the resale of the Acquisition Shares by Holder pursuant to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act (a "Rule 415 Offering") and shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable.

                    (b)  Effectiveness.  The Company shall use
          reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the date that is the earliest to occur of (i) the date that all Acquisition Shares covered by the Shelf Registration Statement have been sold, (ii) the third anniversary of the date hereof and (iii) when, in the written opinion of counsel to the Company, all outstand-ing Acquisition Shares held by persons which are not Affiliates of the Company may be resold without registra-tion under the Securities Act pursuant to Rule 144(k) under the Act or any successor provision thereto.

                    (c) Amendments/Supplements. The Company shall amend and supplement the Shelf Registration Statement and the prospectus contained therein if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or if required by the Securities Act; provided, however, that the Company may delay the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

                    (d) Offerings. At any time after the effec-tive date of the Shelf Registration Statement, Holder, subject to the restrictions and conditions contained herein, and to compliance which all applicable state and federal securities laws, shall have the right to dispose of all or any portion of the Acquisition Shares from time to time in negotiated or market transactions (which may include delivery to class action plaintiffs or a distri-bution to Holder's stockholders).

          Section 2.02   Holdback Agreement.

                     From and after the first anniversary of the date on which the Shelf Registration Statement is de-clared effective by the SEC (the "Effective Date"), upon the request of the Company, Holder shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Acquisition Shares, during the ten (10)-day period prior to the date on which the Company has noti-fied Holder that the Company intends to commence a Compa-ny Offering through the filing of a registration state-ment with the Securities and Exchange Commission, through the one hundred twenty (120)-day period immediately following the closing date of such Company Offering; provided, however, that Holder shall not be obligated to comply with this Section 2.02 on more than one (1) occa-sion in any twelve (12)-month period.

          Section 2.03   Blackout Provisions.

                    The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registra-tion Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holder not being able to offer and sell any Acquisition Shares during that period, unless (i) such action is required by applicable law, (ii) upon the occurrence of any event contemplated by Section 2.04(a)(8) below, such action is taken by the Company in good faith and for valid business reasons or (iii) the continued effectiveness of the Shelf Registration State-ment would require the Company to disclose a material financing, acquisition or other corporate development, and the proper officers of the Company shall have deter-mined in good faith that such disclosure is not in the best interests of the Company and its stockholders, and, in the case of clause (ii) above, the Company thereafter promptly comply with the requirements of Section 2.04(a)(8) below; provided that the Company takes the same action in respect of the Shelf Registration State-ment filed pursuant to that certain Registration Rights Agreement, dated as of April 25, 1996, between the Compa-ny and the Initial Purchasers named therein.

          Section 2.04   Registration Procedures.

                    (a) Procedures. In connection with the regis-tration of the Acquisition Shares pursuant to this Agree-ment, the Company shall use reasonable best efforts to effect the registration and sale of the Acquisition Shares in accordance with Holder's intended method of disposition thereof and, in connection therewith, the Company shall as expeditiously as practicable:

                         (1)  prepare and file with the SEC
               the Shelf Registration Statement and use rea-sonable best efforts to cause the Shelf Regis-tration Statement to become and remain effec-tive in accordance with Section 2.01(a) and (b) above;

                         (2)  prepare and file with the SEC
               amendments and supplements to the Shelf Regis-tration Statement and the prospectuses used in connection therewith in accordance with Section 2.01(c) above;

                         (3)  before filing with the SEC the
               Shelf Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by Holder and one counsel for the underwriter or sales or placement agent, if any, in connec-tion therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review there-of and comment thereon, such review to be con-ducted and such comments to be delivered with reasonable promptness;

                         (4)  promptly (i) notify Holder of
               each of (x) the filing and effectiveness of the Shelf Registration Statement and each prospec-tus and any amendments or supplements thereto,
               (y) the receipt of any comments from the SEC or any state securities law authorities or any other governmental authorities with respect to any such Shelf Registration Statement or pro-spectus or any amendments or supplements there-to, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of the Acquisition Shares in any jurisdiction or any initiation or threatening of any pro-ceedings with respect to any of the foregoing and (ii) use reasonable best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effec-tiveness thereof) or suspending or preventing the use of any related prospectus in any juris-diction with respect thereto;

                         (5)  furnish to Holder, the under-
               writers or the sales or placement agent, if any, and one counsel for each of the foregoing, a conformed copy of the Shelf Registration Statement and each amendment and supplement thereto (in each case, including all exhibits thereto) and such additional number of copies of such Shelf Registration Statement, each amendment and supplement thereto (in such case, without such exhibits), the prospectus (includ-ing each preliminary prospectus) included in such Shelf Registration Statement and prospec-tus supplements and all exhibits thereto and such other documents as Holder, underwriter, agent or such counsel may reasonably request in order to facilitate the disposition of the Acquisition Shares by Holder;

                         (6)  if requested by Holder or the
               managing underwriter or underwriters of a Rule 415 Offering, subject to approval of counsel to the Company in its reasonable judgment, prompt-ly incorporate in a prospectus, supplement or post-effective amendment to the Shelf Registra-tion Statement such information concerning underwriters and the plan of distribution of the Acquisition Shares as such managing under-writer or underwriters or Holder reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, information with respect to the number of Acquisition Shares being sold by Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Acquisition Shares to be sold in such of-fering; and make all required filings of such prospectus, supplement or post-effective amend-ment as soon as reasonably practicable after being notified of the matters to be incorporat-ed in such prospectus, supplement or post-ef-fective amendment;

                         (7)  use reasonable best efforts to
               register or qualify the Acquisition Shares under such securities or "blue sky" laws of such jurisdictions as Holder reasonably re-quests and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions in which the Acquisition Shares are to be sold and keep such registra-tion or qualification in effect for so long as the Shelf Registration Statement remains effec-tive under the Securities Act (provided that the Company shall not be required to (i) quali-fy generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (iii) con-sent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

                         (8)  notify Holder, at any time when
               a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the Shelf Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and, subject to Section 2.03 above, promptly prepare and furnish to the Holder a supplement or amendment to the prospectus con-tained in the Shelf Registration Statement so that the Shelf Registration Statement shall not, and such prospectus as thereafter deliv-ered to the purchasers of such Acquisition Shares shall not, contain an untrue statement of a material fact or omit to state any materi-al fact required to be stated therein or any fact necessary to make the statements therein not misleading;

                         (9)  cause all of the Acquisition
               Shares to be listed on each national securities exchange and included in each established over-the-counter market on which or through which the Common Stock is then listed or traded;

                         (10) make available for inspection by
               Holder, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by Holder or underwriter, all reasonably requested financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, at-torneys and independent accountants to supply all information reasonably requested by Hold-er, underwriters, attorneys, accountants or agents in connection with the Shelf Registra-tion Statement; information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless, subject to Section 2.03 above, (i) the disclo-sure of such information is required by appli-cable federal securities laws or is necessary to avoid or correct a misstatement or omission in such Shelf Registration Statement or (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; Holder agrees, on its own behalf and on behalf of all of its underwriters, accountants, attorneys and agents, that the information obtained by any of them as a result of such inspections shall be deemed confidential unless and until such is made generally available to the public; Holder further agrees, on its own behalf and on behalf of all of its underwriters, accountants, attor-neys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential; nothing contained herein shall require the Company to waive any attorney-cli-ent privilege or disclose attorney work prod-uct;

                         (11) use reasonable best efforts to
               comply with all applicable laws related to the Shelf Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limi-tation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the Commission) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of the Shelf Registration Statement) an earnings statement of the Company and the Company Subsidiaries complying with Section 11(a) of the Securities Act;

                         (12) use reasonable best efforts to
               furnish to Holder a signed counterpart of (x) an opinion of counsel for the Company and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with re-spect to events subsequent to the date of such financial statements as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, a holder of common stock, such opinion and comfort letters to be dated the date that such opinion and comfort letters are customarily dated in such transactions; and

                         (13) take other actions as Holder or
               the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Acquisition Shares.

                    (b) Further Agreements. Without limiting any of the foregoing, in the event that the sale of Acquisi-tion Shares is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters selected by Holder containing representations, warranties, indemni-ties and agreements customarily included (but not incon-sistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, holders of common stock; provided, however, that the Holder shall not utilize the Shelf Registration Statement for more than one underwritten offering during the term of this Agreement. In connec-tion with the sale of Acquisition Shares hereunder, Holder may, at its option, require that any and all representations and warranties by, and the other agree-ments of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Acquisition Shares were pursuant to a cus-tomary underwritten offering) be made to and for the benefit of Holder and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary under-writing agreement) be conditions precedent to the obliga-tions of Holder in connection with the disposition of its securities pursuant to the terms hereof. In connection with any offering of Acquisition Shares registered pursu-ant to this Agreement, the Company shall, upon receipt of duly endorsed certificates representing the Acquisition Shares, (x) furnish to the underwriter, if any (or, if no underwriter, Holder), unlegended certificates represent-ing ownership of Acquisition Shares being sold, in such denominations as requested, and (y) instruct any transfer agent and registrar of the Acquisition Shares to release any stop transfer order with respect thereto.

                    Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (8) of Section 2.04(a), Holder shall forthwith discontinue its disposition of Acquisition Shares pursuant to the Shelf Registration Statement and prospectus relating thereto until its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (8) of Section 2.04(a) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in Holder's possession of the prospectus current at the time of receipt of such notice relating to the Acqui-sition Shares.

          Section 2.05   Registration Expenses.

                    All expenses incidental to the Company's per-formance of, or compliance with, its obligations under this Agreement including, without limitation, all regis-tration and filing fees, all fees and expenses of compli-ance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection with "blue sky" law compliance), all printing and copying expenses, all messenger and delivery expenses, all rea-sonable out-of-pocket expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions and the fees and expenses of counsel therefor), all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) and other Persons retained by the Company in connection therewith (collectively, the "Reg-istration Expenses"), shall be borne by the Company. The Company shall not be responsible for and shall not pay the fees and expenses of legal counsel, accountants, agents or experts retained by Holder in connection with the sale of the Acquisition Shares. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the Acquisition Shares on the New York Stock Exchange.

          Section 2.06   Indemnification.

                    (a)  By the Company.  The Company agrees to
          indemnify Holder, its officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Holder or such other indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, result-ing from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Regis-tration Statement, any prospectus or preliminary prospec-tus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in, or alleged to be omitted from, any information furnished in writing to the Company by Holder or its underwriter or other agent expressly for use therein or by Holder's failure to deliver, or its underwriter's or other agent's failure to deliver, a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Holder with the requested number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obliga-tions under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of Holder.

                    (b) By Holder. In connection with the Shelf Registration Statement, Holder shall furnish to the Company in writing information regarding Holder's owner-ship of Acquisition Shares and its intended method of distribution thereof and shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any pro-spectus or preliminary prospectus or any amendment there-of or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not mislead-ing, but only to the extent that such untrue statement or omission or alleged untrue statement or omission (i) is caused by, results from or relates to, or is alleged to be omitted from, such information so furnished in writing by Holder or (ii) arises out of or results from Holder's failure to deliver, or its underwriter's or other agent's failure to deliver, a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Holder with the requested number of copies of the same; provided, howev-er, that Holder shall not be liable for any claims here-under in excess of the amount of net proceeds received by Holder from the sale of Acquisition Shares pursuant to the Shelf Registration Statement. In connection with an underwritten offering and without limiting any of Holder's other obligations under this Agreement, (i) Holder shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securi-ties Act or Section 20 of the Exchange Act) such under-writers or such other indemnified Person to the same extent as provided above with respect to the indemnifica-tion of the Company and (ii) Holder shall cause each underwriter of an underwritten offering to indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or such indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not mislead-ing, but only to the extent that such untrue statement or omission or alleged untrue statement or omission (x) is caused by, results from or relates to, or is alleged to be omitted from, such information furnished in writing by such underwriter or (y) arises out of or results from such underwriter's failure to delivery a copy of the Shelf Registration Statement or prospectus or any amend-ments or supplements thereto after the Company has fur-nished such underwriter with the requested number of copies of the same.

                    (c) Notice. Any Person entitled to indemnifi-cation hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indem-nifying party has been prejudiced by such failure to provide such notice.

                    (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemni-fied party of its election so to assume the defense thereof, the indemnifying party shall not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investiga-tion, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses avail-able to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel). An indemni-fying party shall not be liable for any settlement of an action or claim effected without its consent. The indem-nifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to dili-gently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party unless such settle-ment contains a full and unconditional release of the indemnified party.

                    (e)  Survival.  The indemnification provided
          for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities.

                    (f) Contribution. If recovery is not avail-able under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who otherwise would be entitled to indemnifi-cation by the terms thereof shall nevertheless be enti-tled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be consid-ered the Persons' relative knowledge and access to infor-mation concerning the matter with respect to which the claim was asserted, the opportunity to correct and pre-vent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equita-ble if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

          Section 2.07   Transferability of Registration Rights.

                    The rights and obligations of Holder under this
          ARTICLE II may not be transferred or assigned without the prior written consent of the Company; provided, however, that such rights and obligations may be assigned by Holder in connection with a pledge of the Acquisition Shares in a bona fide transaction to secure indebtedness of Cygne for borrowed money to a lender that agrees in a writing reasonably satisfactory to the Company to be subject to the terms of this Agreement.

                                 ARTICLE III
                            STANDSTILL PROVISIONS

          Section 3.01   Certain Prohibited Actions.

                    During the term of this Agreement, without the prior written consent of the Company, neither Cygne nor CGFE shall, and each shall cause each of its Affiliates not to, singly or as part of a "group", directly or indirectly, through one or more intermediaries or other-wise (i) make, or in any way participate, directly or indirectly, in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to the Common Stock or any securities of the Company Subsidiaries (including by the execution of actions by written consent), become a "par-ticipant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or seek to advise or influ-ence any person or entity with respect to the voting of any shares of Common Stock or any securities of the Company Subsidiaries; (ii) initiate, propose, or partici-pate in the solicitation of stockholders for the approval of one or more stockholder proposals with respect to the Company, as described in Rule 14a-8 under the Exchange Act, or induce or encourage any other individual or entity to initiate any stockholder proposal relating to the Company; (iii) form, join, influence or participate in a "group", or act in concert with any other person or entity, for the purpose of acquiring, holding, voting or disposing of any securities of the Company or the Company Subsidiaries or taking any other actions prohibited under this Section 3.01; (iv) hold any discussions with another Person regarding, make any proposal to or any public announcement relating to a tender or exchange offer for any securities of the Company or the Company Subsidiar-ies, or a merger, business combination, sale of assets, liquidation, restructuring, recapitalization or other extraordinary corporate transaction relating to the Company or any of the Company Subsidiaries or its or their material assets or take any action which might require the Company to make a public announcement regard-ing any of the foregoing; (v) cause the merger of Cygne or CGFE with or into, the consolidation of the Cygne or CGFE with, or the sale of the business or assets of Cygne or CGFE substantially as an entirety to, any other Person unless (A) Cygne or CGFE, as the case may be, is the surviving Person or the surviving Person agrees in writ-ing to be bound by this Agreement and (B) within 120 days after consummation of the transaction, the surviving Person disposes of all shares of Common Stock owned by it (in excess of those owned by Cygne or CGFE, as the case may be, prior to consummation of the transaction);
          (vi) act, alone or in concert with others (including by providing financing for another party), to seek or offer to control the Company; (vii) deposit any Acquisition Shares in a voting trust or subject any Acquisition
          Shares to any arrangement or agreement with respect to the voting thereof (except pursuant to Section 3.03 below); (viii) execute any written consents; (ix) enter into any discussions, negotiations, arrangements or understandings with or provide any information to any third party with respect to any of the foregoing;
          (x) disclose any intention, plan or arrangement inconsis-tent with the foregoing prohibitions or advise or assist any other Person in connection with any activity included in the foregoing prohibitions; or (xi) seek, request, or propose any waiver, modification, amendment or termina-tion of any provision of this Section 3.01 (other than any request or proposal made or solicited by the Company).

          Section 3.02   Transferability of Acquisition Shares.

                    (a)  Lock-up Period.  Except pursuant to a
          pledge in a bona fide transaction to secure indebtedness of Cygne for borrowed money to a lender that agrees in a writing reasonably acceptable to the Company to be sub-ject to the terms of this Agreement, Holder may not Transfer any of the Acquisition Shares prior to the Effective Date.

                    (b)  Permitted Transfers.  From and after the
          Effective Date, Holder may not Transfer the Acquisition
          Shares except in the following circumstances:

                         (i)        to the Company or with the
               Company's prior written consent;

                         (ii)       pursuant to a pledge in a
               bona fide transaction to secure indebtedness of Cygne for borrowed money to a lender that agrees in a writing reasonably acceptable to the Company to be subject to the terms of this Agreement;

                         (iii)     to an Affiliate that agrees
               in a writing reasonably acceptable to the Com-pany to be bound by the terms of this Agreement;

                         (iv) pursuant to a tender offer made
               by a person with respect to which the Company does not recommend rejection;

                         (v)  pursuant to a settlement with
               the plaintiffs in the class action  Veronica
               Zucker v. Sasaki, et al.;

                         (vi) pursuant to a pro rata dividend
               or other pro rata distribution to all of Cygne's stockholders, upon liquidation of Cygne or otherwise; or

                         (vii)     pursuant to Rule 144 or
               otherwise pursuant to the Shelf Registration
               Statement;

          provided, however, that, other than pursuant to clauses
          (iv)-(vi) above or pursuant to an underwritten public offering, no Transfers of more than two percent (2%) of the Company's then outstanding shares of Common Stock may be made in any two (2)-week period; and provided, fur-ther, that any underwriter of a public offering or any placement agent, broker or other agent shall be instruct-ed that (x) no Transfers of any Acquisition Shares may knowingly be made to any person who beneficially owns in excess of five percent (5%) of the then outstanding shares of Common Stock, and (y) no Transfer of more than two percent (2%) of the Company's then outstanding Common Stock may knowingly be made to a single purchaser (or group of related purchasers).

          Section 3.03   Voting.

                    During the term of this Agreement, the Holder
          (i) shall be present in person or represented by proxy at all stockholder meetings of the Company so that all Acquisition Shares then beneficially owned by Holder shall be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) shall vote, or act by consent with respect to, all Acquisition Shares then beneficially owned by Holder pro rata in the same proportion as the votes cast by all other stockhold-ers of the Company.

                                  ARTICLE IV
                                MISCELLANEOUS

          Section 4.01   Effectiveness of Agreement.

                    The provisions of this Agreement shall be effective as of the date hereof.

          Section 4.02   Restrictive Legends.

                    Holder hereby acknowledges and agrees that, during the term of this Agreement, each of the certifi-cates representing Acquisition Shares shall be subject to stop transfer instructions and shall include the follow-ing legend:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WHETHER BY SALE, ASSIGNMENT, PLEDGE, ENCUM-BRANCE, GIFT, BEQUEST, APPOINTMENT OR OTHERWISE, AND ANNTAYLOR STORES CORPORATION (THE "COMPANY") WILL NOT REGISTER THE TRANSFER OF SUCH SHARES, EXCEPT PURSUANT AND SUBJECT TO THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AUGUST __, 1996, AS MAY BE AMENDED FROM TIME TO TIME, BETWEEN ATSC AND CYGNE DESIGNS, INC. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY."

          Section 4.03   Recapitalization.

                    In the event that any capital stock or other securities are issued as a dividend or distribution on, in respect of, in exchange for, or in substitution of, any Acquisition Shares, such securities shall be deemed to be Acquisition Shares for all purposes under this Agreement.

          Section 4.04   Notices.

                    All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimi-le transmission (receipt of which is confirmed):

                         (a)  If to the Company, to:

                              AnnTaylor Stores Corporation
                              142 West 57th Street
                              New York, New York  10019
                              Attention:  General Counsel
                              Facsimile:  (212) 541-3299

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              One Rodney Square
                              Wilmington, Delaware  19801
                              Attention:  Patricia Moran Chuff, Esq.
                              Facsimile:  (302) 651-3001

                         (b)  If to Holder, to:

                              Cygne Designs, Inc.
                              1372 Broadway
                              New York, New York  10018
                              Attention:  General Counsel
                              Facsimile:  (212) 536-4174

                              with a copy to:

                              Fulbright and Jaworski, L.L.P.
                              666 Fifth Avenue
                              New York, New York  10103
                              Attention:  Roy L. Goldman, Esq.
                              Facsimile:  (212) 752-5958

          or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 4.04, to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day follow-ing the date on which delivered to such overnight courier and on the date of such facsimile transmission and confir-mation, except for a notice of change of person or ad-dress, which shall be effective only upon receipt thereof.

          Section 4.05   Entire Agreement.

                    This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

          Section 4.06   Severability.

                    Should any provision of this Agreement, or any part thereof, for any reason be declared invalid or unen-forceable, such declaration shall not affect the validity or enforceability of any other provision of this Agree-ment, or any other part thereof, all of which other provi-sions, and parts, shall remain in full force and effect, and the application of such invalid or unenforceable pro-vision, or such part thereof, to persons or circumstances other than those as to which it is held invalid or unen-forceable shall be valid and be enforced to the fullest extent permitted by law.

          Section 4.07   Binding Effect; Assignment.

                    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as expressly contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be as-signed, directly or indirectly, by the Company or Holder without the prior written consent of the other. Upon any such assignment, this Agreement shall be amended to sub-stitute the assignee as a party hereto in a writing rea-sonably acceptable to the other party.

          Section 4.08   Amendment, Modification and Waiver.

                    This Agreement may be amended, modified or sup-plemented at any time by written agreement of the parties hereto. Any failure by Holder, on the one hand, or the Company, on the other hand, to comply with any term or provision of this Agreement may be waived by the Company or Holder, respectively, at any time by an instrument in writing signed by or on behalf of the Company and Holder, but such waiver or failure to insist upon strict compli-ance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

          Section 4.09   Third-Party Beneficiaries.

                    This Agreement is not intended, and shall not be deemed, to confer upon or give any person except the par-ties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

          Section 4.10   Counterparts.

                    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 4.11   Interpretation.

                    The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 4.12   Governing Law.

                    This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

          Section 4.13   Termination; Restrictive Legend.

                    This Agreement shall terminate on the third anniversary of the date hereof; provided, however, that the provisions of Section 2.06 hereof shall survive termi-nation of this Agreement. It is understood and agreed that any restrictive legends set forth on any Acquisition Shares shall be removed by delivery of substitute certifi-cates without such legends and such Acquisition Shares shall no longer be subject to the terms of this Agreement, upon the resale of such Acquisition Shares in accordance with the terms of this Agreement (other than pursuant to Section 3.02(b) (i), (ii) or (iii)) or, if not theretofore removed, on the third anniversary of the date hereof.

                    IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Stockhold-ers Agreement as of the date first above written.

                                   ANNTAYLOR STORES CORPORATION

                                   By:_________________________
                                      Name:
                                      Title:

                                   CYGNE DESIGNS, INC.

                                   By:_________________________
                                      Name:
                                      Title:

                                   CYGNE GROUP (F.E.) LIMITED

                                   By:_________________________
                                      Name:
                                      Title:


                                                             EXHIBIT K

                                   TERM SHEET

                                 Florence Lease


                Lease               Seller shall lease to Buyer the
                                    second floor of the Florence
                                    Facility.

                Term Five (5) years, subject to can-cellation at any time by either party upon six (6) months' no-tice of termination. In the event of termination by Seller, Seller shall purchase the leasehold improvements from
                                    Buyer at their then net book
                                    value.

                Rent $6,666.67 per month (which Seller represents is equivalent to the current intercompany charge for rent of the Florence Facility from an affiliate of
                                    Seller).


                                                          EXHIBIT L

               Skadden, Arps, Slate, Meagher & Flom, special counsel to Buyer and ATSC, shall render its opinion to the following effect in a form reasonably acceptable to Buyer (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Stock and Asset Purchase Agreement):

               1.   Each of Buyer and ATSC are corporations
     validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and ATSC is quali-fied to do business and is in good standing as a foreign corporation under the laws of the State of New York.

               2.   Buyer has all requisite corporate power
     and authority to execute, deliver and perform all of its obligations under (i) the Agreement, (ii) the Assignment and Assumption Agreement, (iii) the Undertaking, (iv) the Manuel Consulting Agreement, (v) the Benson Consulting Agreement, (vi) [the Subleases], (vii) the Pledge Agree-ment and (viii) the Florence Lease. (The agreements listed in clauses (ii)-(viii) are hereinafter collective-ly referred to as the "Buyer Transaction Documents.")
     The execution and delivery of each of the Agreement and the Buyer Transaction Documents, and the consummation by Buyer of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of Buyer.

               3. ATSC has all requisite corporate power and authority to execute, deliver and perform all of its obligations under (i) the Agreement and (ii) the Stock-holders Agreement. The execution and delivery of the Agreement and the Stockholders Agreement, and the consum-mation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of ATSC.

               4. Each of the Agreement and the Buyer Trans-action Documents have been duly and validly executed and delivered by Buyer and (assuming each of the Agreement and the Buyer Transaction Documents is a valid and bind-ing obligation of each of the other parties thereto) each constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except that the enforceability thereof may be limited by
     (i) bankruptcy, insolvency, reorganization, fraudulent transfer, equity of redemption, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is con-sidered in a proceeding in equity or at law).

               5. Each of the Agreement and the Stockholders Agreement has been duly and validly executed and deliv-ered by ATSC and (assuming each of the Agreement and the Stockholders Agreement is a valid and binding obligation of each of the other parties thereto) each constitutes the valid and binding obligation of ATSC enforceable against ATSC in accordance with its terms, except that the enforceability thereof may be limited by (i) bank-
          ruptcy, insolvency, reorganization, fraudulent transfer, equity of redemption, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regard-less of whether enforceability is considered in a pro-ceeding in equity or at law).

               6.   The execution and delivery by Buyer of
     each of the Agreement and the Buyer Transaction Documents and the performance of its obligations under each of the Agreement and the Buyer Transaction Documents, each in accordance with its terms, do not (i) conflict with the Certificate of Incorporation or By-laws of Buyer, (ii) constitute a violation of, or a default under, any Appli-cable Contract (as hereinafter defined) or (iii) cause the creation of any security interest or lien upon any property of Buyer pursuant to any Applicable Contract.
     As used in such counsel's opinion, "Applicable Contracts" shall mean those agreements or instruments set forth on a Schedule to such opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of ATSC and its subsidiaries, taken as a whole.

               7. The execution and delivery by ATSC of each of the Agreement and the Stockholders Agreement and the performance of its obligations under each of the Agree-ment and the Stockholders Agreement, each in accordance with its terms, do not (i) conflict with the Certificate of Incorporation or By-laws of ATSC, (ii) constitute a violation of, or a default under, any Applicable Contract or (iii) cause the creation of any security interest or lien upon any property of ATSC pursuant to any Applicable Contract.

               8.   The shares of ATSC Common Stock to be
     delivered to Seller in payment of the Stock Consideration have been duly authorized and, upon issuance of certifi-cates therefor conforming to the specimen examined by such counsel, against delivery of the CAT shares and the Assets for such ATSC Common Stock in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable shares of common stock of ATSC.

               9. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement or the Buyer Transaction Documents by Buyer.

               10.  No Governmental Approval, which has not
     been obtained or taken and is not in full force and affect, is required to authorize or is required in con-nection with the execution, delivery or performance of the Agreement or the Stockholders Agreement by ATSC.

               11. Neither the execution, delivery or perfor-mance by Buyer of the Agreement and the Buyer Transaction Documents nor the compliance by Buyer with the terms and provisions thereof will contravene any provision of any Applicable Law.

               12. Neither the execution, delivery or perfor-mance by ATSC of the Agreement and the Stockholders Agreement nor the compliance by ATSC with the terms and provisions thereof will contravene any provision of any Applicable Law.

               As used in such counsel's opinion, (i) "Govern-mental Approval" shall mean any consent, approval, li-cense, authorization or validation of, or filing, record-ing or registration with, any Governmental Authority pursuant to any Applicable Law, (ii) "Governmental Au-thority" shall mean any Delaware, New York or federal executive, legislative, judicial, administrative or regulatory body under any Applicable Law, and (iii) "Applicable Law" shall mean any law of the State of New York, the General Corporation Law of the State of Dela-ware or any law of the United States, which, in such counsel's experience, are normally applicable to transac-tions of the type contemplated by the Agreement, the Buyer Transaction Documents and the Stockholders Agree-ment.




                                                          EXHIBIT M

                    Fulbright & Jaworski, special counsel to Seller and CGFE, shall render its opinion to the following effect in a form reasonably acceptable to Buyer (capital-ized terms used herein and not otherwise defined shall have the meanings set forth in the Stock and Asset Pur-chase Agreement):

                    1. Each of Seller, CGFE, CAT-US and CAT-Far East is a corporation validly existing and in good stand-ing under the laws of its jurisdiction of organization. Each of Seller and CAT-US is qualified to do business and is in good standing as a foreign corporation under the laws of the State of New York, and, in the case of Sell-er, the laws of the State of Florida.

                    2. Seller has all requisite corporate power and authority to execute, deliver and perform all of its obligations under (i) the Agreement, (ii) the Assignment and Assumption Agreement, (iii) the Bill of Sale,
          (iv) the Manuel Consulting Agreement, (v) the Benson Consulting Agreement, (vi) the [Subleases], (vii) the Pledge Agreement, (viii) the Florence Lease and (ix) the Stockholders Agreement. (The agreements listed in claus-es (ii)-(ix) are hereinafter collectively referred to as the "Seller Transaction Documents".) The execution and delivery of each of the Agreement and the Seller Transac-tion Documents, and the consummation by Seller of the transactions contemplated thereby, have been duly autho-rized by all requisite corporate action on the part of Seller.

                    3. CGFE has all requisite corporate power and authority to execute, deliver and consummate the transac-tions contemplated by the Agreement and the Stockholders Agreement. The execution and delivery of the Agreement and the Stockholders Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of CGFE.

                    4.   Each of the Agreement and the Seller
          Transaction Documents has been duly and validly executed and delivered by Seller, and (assuming each of the Agree-ment and the Seller Transaction Documents is a valid and binding obligation of each of the other parties thereto) each constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, equity of redemption, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is con-sidered in a proceeding in equity or at law).

                    5. Each of the Agreement and the Stockholders Agreement has been duly and validly executed and deliv-ered by CGFE and (assuming each of the Agreement and the Stockholders Agreement is a valid and binding obligation of each of the other parties thereto) each constitutes the valid and binding obligation of CGFE enforceable against CGFE in accordance with its terms, except that the enforceability thereof may be limited by (i) bank-ruptcy, insolvency, reorganization, fraudulent transfer, equity of redemption, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regard-less of whether enforceability is considered in a pro-ceeding in equity or at law).

                    6. The certificates representing the CAT US Shares are listed on Schedule I hereto. Assuming that Buyer acquired its interest in the CAT US Shares in good faith and without notice of any adverse claims (within the meaning of Section 8-302 of the New York Uniform Commercial Code) and has not been a party to any fraud or illegality affecting such shares, upon delivery to Buyer at the Closing in the State of New York of the CAT US Shares, duly endorsed to Buyer or accompanied by stock powers duly executed in blank, Buyer will acquire all of Seller's rights in the CAT US Shares free of any adverse claims (within the meaning of Section 8-302 of the New York Uniform Commercial Code).

                    7. The certificates representing the CAT-Far East Shares are listed on Schedule II hereto. Assuming that Buyer acquired its interest in the CAT-Far East Shares in good faith and without notice of any adverse claims (within the meaning of Section 8-302 of the New York Uniform Commercial Code) and has not been a party to any fraud or illegality affecting such shares, upon delivery to Buyer at the Closing in the State of New York of the CAT-Far East Shares, duly endorsed to Buyer or accompanied by stock powers duly executed in blank, Buyer will acquire all of CGFE's rights in the CAT-Far East Shares free of any adverse claims (within the meaning of Section 8-302 of the New York Uniform Commercial Code).

                    8. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement or the Seller Transaction Documents by Seller.

                    9.   No Foreign Governmental Approval (as
          hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execu-tion, delivery or performance of the Agreement or the Stockholders Agreement by CGFE. As used in such counsel's opinion, "Foreign Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the laws of Hong Kong to the extent specifically referred to herein.

                    10.  The execution and delivery by Seller of
          each of the Agreement and the Seller Transaction Docu-ments and the performance by Seller of its obligations under each of the Agreement and the Seller Transaction Documents, each in accordance with its terms, do not (i) violate the Certificate of Incorporation or By-laws of Seller, (ii) constitute a violation of or a default under any Applicable Contract or (iii) cause the creation of any security interest or lien upon any of the property of Seller pursuant to any Applicable Contract. As used in such counsel's opinion, "Applicable Contracts" shall mean those agreements or instruments set forth on a Schedule to such opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of Seller and its subsidiaries taken as a whole.

                    11. The execution and delivery by CGFE of each of the Agreement and the Stockholders Agreement and the performance by CGFE of its obligations under each of the Agreement and the Stockholders Agreement, each in accor-dance with its terms, do not (i) violate the organiza-tional documents of CGFE, (ii) constitute a violation of or a default under any Applicable Contract or (iii) cause the creation of any security interest or lien upon any of the property of CGFE pursuant to any Applicable Contract.

                    12. Neither the execution, delivery or perfor-mance by Seller of the Agreement and the Seller Transac-tion Documents nor the compliance by Seller with the terms and provisions thereof will contravene any Applica-ble Law.

                    13. Neither the execution, delivery or perfor-mance by CGFE of the Agreement and the Stockholders Agreement nor the compliance by CGFE with the terms and provisions thereof will contravene any provision of any Applicable Law.

                    As used in such counsel's opinion, (i) "Govern-mental Approval" shall mean any consent, approval, li-cense, authorization or validation of, or filing, record-ing or registration with, any Governmental Authority pursuant to any Applicable Law, (ii) "Governmental Au-thority" shall mean any Delaware, New York or federal executive, legislative, judicial, administrative or regulatory body under any Applicable Law, and (iii) "Applicable Law" shall mean any law of the State of New York, the General Corporation Law of the State of Dela-ware or any law of the United States, which, in such counsel's experience, are normally applicable to transac-tions of the type contemplated by the Agreement and the Seller Transaction Documents.

                         Grunfeld, Desiderio, Lebowitz & Silverman
          LLP, customs counsel to Seller and CGFE, shall render its opinion to the following effect in a form reasonably acceptable to Buyer (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Stock and Asset Purchase Agreement):

                    1.   Seller has all licenses, permits, con-
          sents, orders, approvals and other authorizations neces-sary under the customs and trade laws of the United States of America, including, without limitation, bilat-eral trade agreements (collectively, "Customs Laws"), to carry on the Division Business as currently being con-ducted, except where the failure to have such licenses, permits, consents, orders, approvals or other authoriza-tions would not have a Material Adverse Effect on Seller, CAT or the Division.

                    2.   The execution and delivery by Seller of
          the Agreement and the Seller Transaction Documents do not, and the consummation by Seller of the transactions contemplated thereby will not, (a) result in any viola-tion of or default under, or to our knowledge the cre-ation of any Lien, charge or encumbrance upon any of the Assets of Seller related to the Division Business under, any law or any rule or regulation known to us, or any judgment, decree or order of any Governmental Authority known to us, in each case under the Customs Laws, to which Seller is a party or to which any property or asset related to the Division Business is subject; or (b) result in any suspension, revocation, impairment, forfei-ture or nonrenewal of any license under the Customs Laws.